Table of Contents

As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IIOT-OXYS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	56-2415252
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

705 Cambridge Street

Cambridge, MA 02141

Telephone: (401) 307-3092

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Clifford L. Emmons

Chief Executive Officer

IIOT-OXYS, Inc.

705 Cambridge Street

Cambridge, MA 02141

Telephone: (401) 307-3092

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

Approximate date of commencement of proposed sale to the public:

As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered(1)(2)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)(5)
Common Stock, $0.001 par value	44,500,000	(6)	$0.01748	$774,300	$84.48
Total:	44,500,000		0.01748	$774,300	$84.48

(1)	In accordance with Rule 416(a), this Registration Statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions

(2)	Consists of up to 44,500,000 shares of common stock to be offered by the Company in the Offering. As of February 8, 2021, the Company had 147,319,703 shares of common stock in the public float and 161,961,108 shares of common stock outstanding. The 44,500,000 shares being registered represent approximately 30.21% of the shares in the public float as of February 8, 2021. Assuming all of these shares are sold, the Company’s total number of issued and outstanding shares of common stock will be 206,461,108, calculated on the total number of shares issued and outstanding at February 8, 2021 of 161,961,108. The total number of registered shares will then represent 21.55% of the issued and outstanding shares.

(3)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the closing prices as reported on the OTC Markets within five business days prior to the date of the filing of this Registration Statement.

(4)	The fee is calculated at a rate of $109.10 per million dollars, pursuant to Section 6(b) of the Securities Act.

(5)	$20.62 has been previously paid to the Securities and Exchange Commission (the “SEC”) via a withdrawn registration statement filed on October 5, 2020 (file number 333-249318).

(6)	Shares of newly issued Common Stock to be offered by the registrant in the Offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion. Dated February 9, 2021.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 9, 2021

IIOT-OXYS, INC.

44,500,000 Shares of Common Stock Being Offered by the Company in the Offering

This Prospectus relates to the sale of 44,500,000 shares of common stock, par value $0.001, of IIOT-OXYS, Inc., a Nevada corporation (referred to herein as the “Company”), by the Company on a “best efforts” basis through its management to be sold at a fixed price to be determined upon effectiveness (the “Offering”). The total proceeds from the Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of shares of Common Stock required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to sustain continued operations. No commission or other compensation related to the sale of the shares will be paid. For more information, see the sections titled “Plan of Distribution” and “Use of Proceeds” herein.

As of February 8, 2021, the Company had 147,319,703 shares of common stock in the public float and 161,961,108 shares of common stock outstanding. The 44,500,000 shares being registered represent approximately 30.2130.21% of the shares in the public float as of February 8, 2021. Assuming all of these shares are sold, the Company’s total number of issued and outstanding shares of common stock will be 206,461,108, calculated on the total number of shares issued and outstanding at February 8, 2021 of 161,961,108. The total number of registered shares will then represent 21.55% of the issued and outstanding shares.

Our common stock is quoted on the OTC Markets under the symbol “ITOX.” As of February 2, 2021, the last reported sale price for our common stock was $0.0154 per share.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is February 9, 2021.

You may only rely on the information contained in this Prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this Prospectus. Information contained in this Prospectus may become stale. You should not assume the information contained in this Prospectus or any Prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this Prospectus, any Prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and Prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

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ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this Prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus and any applicable Prospectus supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus and any applicable Prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable Prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, “our” and the “Company”, means IIOT-OXYS, Inc. and its wholly-owned subsidiaries. All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this Prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this Prospectus mean IIOT-OXYS, Inc. on a consolidated basis with its wholly-owned subsidiaries.

IIOT-OXYS, Inc., a Nevada corporation (the “Company”), and OXYS, were originally established for the purposes of designing, building, testing, and selling Edge Computing systems for the Industrial Internet. Both companies were, and presently are, early stage technology startups that are largely pre-revenue in their development phase. HereLab is also an early-stage technology development company. The Company received its first revenues in the last quarter of 2017 and has continued to realize revenues through 2020, and expects to realize revenue growth in 2021 due to its business development pipeline.

We develop hardware, software and algorithms that monitor, measure and predict conditions for energy, structural, agricultural and medical applications. We use domain-specific Artificial Intelligence to solve industrial and environmental challenges. Our engineered solutions focus on common sense approaches to machine learning, algorithm development and hardware and software products.

Our customers have issues and they need improvements. We design a system of hardware and software, assemble, install, monitor data and apply our algorithms to help provide the customer insights.

We use off the shelf components, with reconfigurable hardware architecture that adapts to a wide range of customer needs and applications. We use open source software tools, while still creating proprietary content for customers, thereby reducing software development time and cost. The software works with the hardware to collect data from the equipment or structure that is being monitored.

We focus on developing insights. We develop algorithms that help our customers create insights from vast data streams. The data collected is analyzed and reports are created for the customer. From these insights, the customer can act to improve their process, product or structure.

OUR SOLUTIONS ACHIEVE TWO OBJECTIVES

ADD VALUE

•	We show clear path to improved asset reliability, machine uptime, machine utilization, energy consumption, and quality.

•	We provide advanced algorithms and insights as a service.

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RISK MINIMIZATION

•	We use simple measurements requiring almost zero integration – minimally invasive.

•	We do not interfere with command and control of critical equipment.

•	We do not physically touch machine control networks – total isolation of networks.

HOW WE DO IT

Our location in Cambridge, Massachusetts is ideal since market-leading Biotech, Medtech, and Pharma multinational firms have offices or R&D centers in Cambridge or the Greater Boston area, which gives us easier access to potential sales which, in turn, lowers out cost of sales. Additionally, we continue to add value to structural health monitoring and smart manufacturing customers as well. We, therefore, have a range of opportunities as we continue to expand our customer base.

Our goal is to help Biotech, Pharma, and Medical Device companies realize the next wave of performance, productivity, and quality gains for their organizations, and become Industry 4.0 compliant.

We have a unique value proposition in a fast-growing worldwide multi-billion USD market, and have positioned with strategic partners for accelerated growth. We are therefore well-poised for rapid growth in 2019 and beyond, as we execute our plans and quickly acquire additional customers.

WHAT MARKETS WE SERVE

SMART MANUFACTURING

We help our customers maintain machine uptime and maximize operational efficiency. We also enable then to do energy monitoring, predictive maintenance that anticipates problems before they happen, and improve part and process quality.

BIOTECH, PHARMACEUTICAL, AND MEDICAL DEVICES

We are on the operations side, not the patient-facing side. In this market vertical, our customers must provide high-quality products that must also pass rigorous review by governing bodies such as the FDA. Here again, we focus on machine uptime, operational efficiency, and predictive maintenance to avoid unplanned downtime.

SMART INFRASTRUCTURE

For bridges and other civil infrastructure, local, state and federal agencies have limited resources. We help our clients prioritize how to spend limited funds by addressing those fixes which need to be made first.

OUR UNIQUE VALUE PROPOSITION

EDGE COMPUTING AS A COMPLIMENT TO CLOUD COMPUTING

Within the Internet of Things (“IoT”) and Industrial Internet of Things (“IIoT”), most companies right now are adopting an approach which sends all sensor data to the cloud for processing. We specialize in edge computing, where the data processing is done locally right where the data is collected. We also have advanced cloud-based algorithms that implement various machine learning and artificial intelligence algorithms.

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ADVANCED ALGORITHMS

We have sought to differentiate from our competitors by developing advanced algorithms on our own and in collaboration with world-leading research institutions. These algorithms are an essential part of the edge computing strategy that convert raw data into actionable knowledge right where the data is collected without having to send the data to the cloud first.

RECONFIGURABLE HARDWARE AND SOFTWARE

Instead of focusing on creating tools, we use open source tools to create proprietary content.

Company Information and History

We were incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation and subsequently changed our name to Gotham Capital Holdings, Inc. on May 18, 2015. We commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. From January 1, 2009 until July 28, 2017, we had no operations and were a shell company.

On March 16, 2017, our Board of Directors adopted resolutions, which were approved by shareholders holding a majority of our outstanding shares, to change our name to “IIOT-OXYS, Inc.,” to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement (the “OXYS SEA”) between the Company and OXYS Corporation (“OXYS”), a Nevada corporation incorporated on August 4, 2016.

Under the terms of the OXYS SEA we acquired 100% of our issued voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. We also cancelled 1,500,000 outstanding shares of our Common Stock and changed our management to Mr. DiBiase who also served in management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017, and our name was changed to “IIOT-OXYS, Inc.” at that time. Effective October 26, 2017, our domicile was changed from New Jersey to Nevada.

On December 14, 2017, we entered into a Share Exchange Agreement (the “HereLab SEA”) with HereLab, Inc., a Delaware corporation (“HereLab”), and HereLab’s two shareholders pursuant to which we would acquire all the issued and outstanding shares of HereLab in exchange for the issuance of 1,650,000 shares of our Common Stock, on a pro rata basis, to HereLab’s two shareholders. The closing of the transaction occurred on January 11, 2018 and HereLab became our wholly-owned subsidiary.

A new management team was put into place in 2018, which constitutes our current management team.

At the present time, we have two, wholly-owned subsidiaries which are OXYS Corporation and HereLab, Inc., through which our operations are conducted.

Our principal executive offices are located at 705 Cambridge Street, Cambridge, MA 02141. Our telephone number is (401) 307-3092. Our common stock is listed on the OTC Markets under the symbol “ITOX.”

Our internet website address is www.oxyscorp.com.

Employees

We currently have four employees, all on W2’s, including the CEO, COO and CTO. All employees are currently part time.

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Summary of the Offering

As of February 8, 2021, the Company had 147,319,703 shares of common stock in the public float and 161,961,108 shares of common stock outstanding. The 44,500,000 shares being registered represent approximately 30.21% of the shares in the public float as of February 8, 2021. Assuming all of these shares are sold, the Company’s total number of issued and outstanding shares of common stock will be 206,461,108, calculated on the total number of shares issued and outstanding at February 8, 2021 of 161,961,108. The total number of registered shares will then represent 21.55% of the issued and outstanding shares.

Shares Currently Outstanding:	161,961,108

Newly Issued Common Stock Being Registered Pursuant to the Offering:	44,500,000

Offering Price Per Share:	To be sold at a fixed price to be determined upon effectiveness.

Offering Period:	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement, or 24 months after the effective date.

Common Stock in the Public Float Before the Offering:	147,319,703 shares of common stock as of February 8, 2021.

Number of Shares Outstanding After the Offering:	206,461,108 shares of common stock.

Use of Proceeds:	We estimate that we will receive approximately $445,000 in gross proceeds if we sell all of the shares in the Offering and assuming a $0.01(1) per share Offering price, and we will receive estimated net proceeds (after paying offering expenses) of approximately $435,000 if we sell all of those shares. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Offering will be used.

Market for the Common Stock:	Our Common Stock is quoted on the OTC Markets under the symbol “ITOX.” As of January 31, 2021, the last reported sale price for our Common Stock was $0.018 per share.

Risk Factors:	See “Risk Factors” beginning on page 5 herein and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1)	The Offering price to be determined upon effectiveness.

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RISK FACTORS

Risks Related to Our Business

A pandemic, epidemic or outbreak of an infectious disease in the markets in which we operate or that otherwise impacts our facilities or suppliers could adversely impact our business.

If a pandemic, epidemic, or outbreak of an infectious disease including the recent outbreak of respiratory illness caused by a novel coronavirus (COVID-19) first identified in Wuhan, Hubei Province, China, or other public health crisis were to affect our markets or facilities, our business could be adversely affected. Consequences of the coronavirus outbreak are resulting in disruptions in or restrictions on our ability to travel. If such an infectious disease broke out at our office, facilities or work sites, our operations may be affected significantly, our productivity may be affected, our ability to complete projects in accordance with our contractual obligations may be affected, and we may incur increased labor and materials costs. If the customers with which we contract are affected by an outbreak of infectious disease, service work may be delayed or cancelled, and we may incur increased labor and materials costs. If our subcontractors with whom we work were affected by an outbreak of infectious disease, our labor supply may be affected and we may incur increased labor costs. In addition, we may experience difficulties with certain suppliers or with vendors in their supply chains, and our business could be affected if we become unable to procure essential equipment, supplies or services in adequate quantities and at acceptable prices. Further, infectious outbreak may cause disruption to the U.S. economy, or the local economies of the markets in which we operate, cause shortages of materials, increase costs associated with obtaining materials, affect job growth and consumer confidence, or cause economic changes that we cannot anticipate. Overall, the potential impact of a pandemic, epidemic or outbreak of an infectious disease with respect to our market or our facilities is difficult to predict and could adversely impact our business. In response to the COVID-19 situation, federal, state and local governments (or other governments or bodies) are considering placing, or have placed, restrictions on travel and conducting or operating business activities. At this time those restrictions are very fluid and evolving. We have been and will continue to be impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, we cannot predict the overall impact of such restrictions on us, our customers, our subcontractors and supply chain, others that we work with or the overall economic environment. As such, the impact these restrictions may have on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material. In addition, due to the speed with which the COVID-19 situation is developing and evolving, there is uncertainty around its ultimate impact on public health, business operations and the overall economy; therefore, the negative impact on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material.

Because of our continued losses, there is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of and for the years ended December 31, 2018 and 2019 were prepared assuming that we would continue as a going concern. Our significant cumulative losses from operations as of December 31, 2019, raised substantial doubt about our ability to continue as a going concern. If the going-concern assumption were not appropriate for our financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used. Since December 31, 2019, we have continued to experience losses from operations. We have continued to fund operations primarily through the sale of equity securities. Nevertheless, we will require additional funding to complete much of our planned operations. Our ability to continue as a going concern is subject to our ability to generate a profit (i.e. through partnerships such as our current partnership with Aingura) and/or obtain necessary additional funding from outside sources, including obtaining additional funding from the sale of our securities. Except for potential proceeds from the sale of equity in offerings by us and minimal revenues, we have no other source for additional funding. Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

5

We have debt which is secured by all our assets. If there is an occurrence of an uncured event of default, the lenders can foreclose on all our assets, which would make any stock in the Company worthless.

We have entered into several secured loan transactions with investors (as disclosed herein), pursuant to which the outstanding debt was secured by all our assets. In the event we are unable to make payments, when due, on our secured debt, the lenders may foreclose on all our assets. In the event the lenders foreclose on our assets, any stock in the Company would have no value. Our ability to make payments on secured debt, when due, will depend upon our ability to make profit from operations and to raise additional funds through equity or debt financings. At the moment, we have no funding commitments that have not been previously disclosed, and we may not obtain any in the future.

Our future success is dependent upon the success of partnerships with other similarly-situated entities.

Effective March 18, 2020, we entered into the Collaboration Agreement with Aingura IIoT, S.L. (“Aingura”) pursuant to which Aingura appointed and authorized us to act as the sales network of Aingura’s services and products. Aingura delivers engineered, high-tech solutions by implementing Smart Factory Operational Architectures. The agreement has an initial term of one year from the execution date. Unless terminated prior, the agreement automatically renews for successive annual periods, unless either party notifies the other in writing of its express intention not to renew the agreement at least two months prior to the date of termination of the agreement. There are restrictive provisions in the agreement that may prevent us from pursuing other business opportunities during the term of the agreement. In addition, if we are unable to make sales under the agreement, we will not collect any sales commissions and our business could fail.

Most of our sales have historically come from a small number of customers and a reduction in demand or loss of one or more of our significant customers would adversely affect our business.

Historically, we have been dependent on a small number of direct customers for most of our business, revenue and results of operations. In the past, we had contracts with customers in the civil infrastructure sector, and the pharmaceutical sector. Our prior customers constituted a state government and a large pharmaceutical company. Historically, those customers generated all our revenue. We expect to continue to experience significant customer concentration in future periods.

This customer concentration increases the risk of quarterly fluctuations in our operating results and sensitivity to any material, adverse developments experienced by our significant customers. In the past, although our relationships with our major customers was good, we generally did not have long-term contracts with any of them, which is typical of our industry. In the future, the loss of, or any substantial reduction in sales to, any of our major direct or end customers could have a material adverse effect on our business, financial condition and results of operations.

Our operating subsidiaries have limited operating history and have generated very limited revenues thus far.

The limited operating history of OXYS and HereLab in the IIoT field, makes evaluating our business and future prospects difficult. OXYS was incorporated on August 4, 2016 and HereLab was incorporated on February 27, 2017. We have not yet generated substantial income from OXYS or HereLab’s operations and we only anticipate doing so if we are able to successfully implement our business plan. To date, we have generated approximately $439,000 in sales from business operations, none of which was generated from HereLab in 2019 as we focused solely on OXYS during 2019 and 2020. We intend in the longer term to derive further revenues from partnerships, consulting services, product sales, and software licensing. Development of our services, products, and software will require significant investment prior to commercial introduction, and we may never be able to successfully develop or commercialize the services, products, or software in a material way.

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We will require additional funding to develop and commercialize our services, products, and software. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to modify our current business plan or to curtail or cease our planned operations.

We anticipate incurring significant operating losses and using significant funds for product development and operating activities. Our existing cash resources are insufficient to finance even our immediate operations. Accordingly, we will need to secure additional sources of capital to develop our business and product candidates, as planned. We intend to seek substantial additional financing through public and/or private financing, which may include equity and/or debt financings, and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors and/or current shareholders.

If we are unable to secure additional financing in the near term, we may be forced to:

•	curtail or abandon our existing business plans;

•	default on any debt obligations;

•	file for bankruptcy;

•	seek to sell some or all our assets; and/or

•	cease our operations.

If we are forced to take any of these steps our Common Stock may be worthless.

Any future financing may result in ownership dilution to our existing shareholders and may grant rights to investors more favorable than the rights currently held by our existing shareholders.

If we raise additional capital by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those newly-issued securities may be issued at prices that are at a significant discount to current and/or then prevailing market prices. In addition, any such newly issued securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

Uncertain global economic conditions could materially adversely affect our business and results of operations.

Our operations and performance are sensitive to fluctuations in general economic conditions, both in the U.S. and globally. The ongoing uncertainty created by the COVID-19 pandemic, volatile currency markets, the anticipated weakness in all sectors, alone or in combination, may continue to have a material adverse effect on our net sales and the financial results of our operations. In addition, we remain concerned about the geopolitical and fiscal instability in the Middle East and some emerging markets as well as the continued volatility of the equity markets. The upcoming U.S. election may also create additional domestic and global economic uncertainty. These factors could have a material adverse effect on the spending patterns of businesses including our current and potential customers which could have a material adverse effect on our net sales and our results of operations. Other factors that could adversely influence demand for our products include unemployment, labor and healthcare costs, access to credit, consumer and business confidence, and other macroeconomic factors that could have a negative impact on capital investment and spending behavior.

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We are subject to various risks associated with international operations and foreign economies.

Our international sales are subject to inherent risks, including:

•	global pandemics such as the COVID-19 pandemic;

•	fluctuations in foreign currencies relative to the U.S. dollar;

•	unexpected changes to currency policy or currency restrictions in foreign jurisdictions;

•	delays in collecting trade receivable balances from customers in developing economies;

•	unexpected changes in regulatory requirements;

•	difficulties and the high tax costs associated with the repatriation of earnings;

•	fluctuations in local economies;

•	disparate and changing employment laws in foreign jurisdictions;

•	difficulties in staffing and managing foreign operations;

•	costs and risks of localizing products for foreign countries;

•	unexpected changes in regulatory requirements;

•	government actions throughout the world;

•	tariffs and other trade barriers; and

•	the burdens of complying with a wide variety of foreign laws.

Moreover, there can be no assurance that our international sales will continue at existing levels or grow in accordance with our efforts to increase foreign market penetration.

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In many foreign countries, particularly in those with developing economies, it is common to engage in business practices that are prohibited by U.S. regulations applicable to us such as the Foreign Corrupt Practices Act. Although we have policies and procedures designed to ensure compliance with these laws, there can be no assurance that all of our employees, contractors and agents, including those based in or from countries where practices which violate such U.S. laws may be customary, will not take actions in violation of our policies. Any violation of foreign or U.S. laws by our employees, contractors or agents, even if such violation is prohibited by our policies, could have a material adverse effect on our business. We must also comply with various import and export regulations. The application of these various regulations depends on the classification of our products which can change over time as such regulations are modified or interpreted. As a result, even if we are currently in compliance with applicable regulations, there can be no assurance that we will not have to incur additional costs or take additional compliance actions in the future. Failure to comply with these regulations could result in fines or termination of import and export privileges, which could have a material adverse effect on our operating results. Additionally, the regulatory environment in some countries is very restrictive as their governments try to protect their local economy and value of their local currency against the U.S. dollar.

Any future product revenues are dependent on certain industries, and contractions in these industries could have a material adverse effect on our results of operations.

Sales of our products are dependent on customers in certain industries. As we have experienced in the past, and as we may continue to experience in the future, downturns characterized by diminished product demand in any one or more of these industries may result in decreased sales and a material adverse effect on our operating results. We cannot predict when and to what degree contractions in these industries may occur; however, any sharp or prolonged contraction in one or more of these industries could have a material adverse effect on our business and results of operations.

We intend to make significant investments in new products that may not be successful or achieve expected returns.

We plan to continue to make significant investments in research, development, and marketing for new and existing products and technologies. These investments involve a number of risks as the commercial success of such efforts depend on many factors, including our ability to anticipate and respond to innovation, achieve the desired technological fit, and be effective with our marketing and distribution efforts. If our existing or potential customers do not perceive our latest product offerings as providing significant new functionality or value, or if we are late to market with a new product or technology, we may not achieve our expected return on our investments or be able recover the costs expended to develop new product offerings, which could have a material adverse effect on our operating results. Even if our new products are profitable, our operating margins for new products may not be as high as the margins we have experienced historically.

Our success depends on new product introductions and market acceptance of our products.

The market for our products is characterized by technological change, evolving industry standards, changes in customer needs and frequent new product introductions, and is therefore highly dependent upon timely product innovation. Our success is dependent on our ability to successfully develop and introduce new and enhanced products on a timely basis to replace declining revenues from older products, and on increasing penetration in domestic and international markets. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of a product and other related products and could impede continued sales of predecessor products, any of which could have a material adverse effect on our operating results. There can be no assurance that we will be able to introduce new products, that our new products will achieve market acceptance or that any such acceptance will be sustained for any significant period. Failure of our new products to achieve or sustain market acceptance could have a material adverse effect on our operating results.

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Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the U.S.

We prepare our financial statements in conformity with accounting principles generally accepted in the U.S. These accounting principles are subject to interpretation by the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission. A change in these policies or interpretations could have a significant effect on our reported financial results, may retroactively affect previously reported results, could cause unexpected financial reporting fluctuations, and may require us to make costly changes to our operational processes and accounting systems.

We operate in intensely competitive markets.

The markets in which we operate are characterized by intense competition from numerous competitors, some of which are divisions of large corporations having far greater resources than we have, and we may face further competition from new market entrants in the future. Some examples of large and small competitors include, but are not limited to:

•	General Electric with its GE Predix product for IoT;

•	IBM with its IBM BlueMix and IBM IoT Watson products;

•	Siemens with its MindSphere IoT product;

•	Microsoft with its Microsoft Azure IoT Suite;

•	FogHorn Systems;

•	Tulip.io; and

•	Uptake.

Our financial results are subject to fluctuations due to various factors that may adversely affect our business and result of operations.

Our operating results have fluctuated in the past and may fluctuate significantly in the future due to several factors, including:

•	global pandemics such as the COVID-19 pandemic;

•	fluctuations in foreign currency exchange rates;

•	changes in global economic conditions;

•	changes in the mix of products sold;

•	the availability and pricing of components from third parties (especially limited sources);

•	the difficulty in maintaining margins, including the higher margins traditionally achieved in international sales;

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•	changes in pricing policies by us, our competitors or suppliers;

•	the timing, cost or outcome of any future intellectual property litigation or commercial disputes;

•	delays in product shipments caused by human error or other factors; or

•	disruptions in transportation channels.

Any future acquisitions made by us will be subject to several related costs and challenges that could have a material adverse effect on our business and results of operations.

We plan to make more acquisitions in the future. Achieving the anticipated benefits of an acquisition depends upon whether the integration of the acquired business, products or technology is accomplished efficiently and effectively. In addition, successful acquisitions generally require, among other things, integration of product offerings, manufacturing operations and coordination of sales and marketing and R&D efforts. These difficulties can become more challenging due to the need to coordinate geographically separated organizations, the complexities of the technologies being integrated, and the necessities of integrating personnel with disparate business backgrounds and combining different corporate cultures. The integration of operations following an acquisition also requires the dedication of management resources, which may distract attention from our day-to-day business and may disrupt key R&D, marketing or sales efforts. Our inability to successfully integrate any of our acquisitions could harm our business. The existing products previously sold by entities we have acquired may be of a lesser quality than our products or could contain errors that produce incorrect results on which users rely or cause failure or interruption of systems or processes that could subject us to liability claims that could have a material adverse effect on our operating results or financial position. Furthermore, products acquired in connection with acquisitions may not gain acceptance in our markets, and we may not achieve the anticipated or desired benefits of such transactions.

We may experience component shortages that may adversely affect our business and result of operations.

We have experienced difficulty in securing certain types of high-power connectors for one of our projects and anticipate that supply shortages of components used in our products, including limited source components, can result in significant additional costs and inefficiencies in manufacturing. If we are unsuccessful in resolving any such component shortages in a timely manner, we will experience a significant impact on the timing of revenue, a possible loss of revenue, or an increase in manufacturing costs, any of which would have a material adverse impact on our operating results.

We rely on management information systems. interruptions in our information technology systems or cyber-attacks on our systems could adversely affect our business.

We rely on the efficient and uninterrupted operation of complex information technology systems and networks to operate our business. We rely on a primary global center for our management information systems and on multiple systems in branches not covered by our global center. As with any information system, unforeseen issues may arise that could affect our ability to receive adequate, accurate and timely financial information, which in turn could inhibit effective and timely decisions. Furthermore, it is possible that our global center for information systems or our branch operations could experience a complete or partial shutdown. A significant system or network disruption could be the result of new system implementations, computer viruses, cyber-attacks, security breaches, facility issues or energy blackouts. Threats to our information technology security can take a variety of forms and individuals or groups of hackers or sophisticated organizations including state-sponsored organizations, may take steps that pose threats to our customers and our infrastructure. If we were to experience a shutdown, disruption or attack, it would adversely impact our product shipments and net sales, as order processing and product distribution are heavily dependent on our management information systems. Such an interruption could also result in a loss of our intellectual property or the release of sensitive competitive information or partner, customer or employee personal data. Any loss of such information could harm our competitive position, result in a loss of customer confidence, and cause us to incur significant costs to remedy the damages caused by the disruptions or security breaches. In addition, changing laws and regulations governing our responsibility to safeguard private data could result in a significant increase in operating or capital expenditures needed to comply with these new laws or regulations. Accordingly, our operating results in such periods would be adversely impacted.

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We are continually working to maintain reliable systems to control costs and improve our ability to deliver our products in our markets worldwide. Our efforts include, but are not limited to the following: firewalls, antivirus protection, patches, log monitors, routine backups with offsite retention of storage media, system audits, data partitioning and routine password modifications. Our internal information technology systems environment continues to evolve and our business policies and internal security controls may not keep pace as new threats emerge. No assurance can be given that our efforts to continue to enhance our systems will be successful.

We are subject to risks associated with our website.

We devote resources to maintaining our website, www.oxyscorp.com, as a key marketing, sales and support tool and expect to continue to do so in the future. Failure to properly maintain our website may interrupt normal operations, including our ability to run and market our business which would have a material adverse effect on our results of operations. We host our website internally. Any failure to successfully maintain our website or any significant downtime or outages affecting our website could have a material adverse impact on our operating results.

Our products are complex and may contain bugs or errors.

As has occurred in the past and as may be expected to occur in the future, our new software products or new operating systems of third parties on which our products are based often contain bugs or errors that can result in reduced sales or cause our support costs to increase, either of which could have a material adverse impact on our operating results.

Compliance with sections 302 and 404 of the Sarbanes-Oxley Act of 2002 is costly and challenging.

As required by Section 302 of the Sarbanes-Oxley Act of 2002, our periodic reports contain our management’s certification of adequate disclosure controls and procedures, a report by our management on our internal control over financial reporting including an assessment of the effectiveness of our internal control over financial reporting, and an attestation and report by our external auditors with respect to the effectiveness of our internal control over financial reporting under Section 404. While these assessments and reports have not revealed any material weaknesses in our internal control over financial reporting, compliance with Sections 302 and 404 is required for each future fiscal year end. We expect that the ongoing compliance with Sections 302 and 404 will continue to be both very costly and very challenging and there can be no assurance that material weaknesses will not be identified in future periods. Any adverse results from such ongoing compliance efforts could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Our business depends on our proprietary rights and we have been subject to intellectual property litigation.

Our success depends on our ability to obtain and maintain patents and other proprietary rights relative to the technologies used in our principal products. Despite our efforts to protect our proprietary rights, unauthorized parties may have in the past infringed or violated certain of our intellectual property rights. We from time to time may engage in litigation to protect our intellectual property rights. In monitoring and policing our intellectual property rights, we may be required to spend significant resources. We from time to time may be notified that we are infringing certain patent or intellectual property rights of others. There can be no assurance that any future intellectual property dispute or litigation will not result in significant expense, liability, injunction against the sale of some of our products, and a diversion of management’s attention, any of which may have a material adverse effect on our operating results.

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We are subject to the risk of product liability claims.

Our products are designed to provide information upon which users may rely. Our products are also used in “real time” applications requiring extremely rapid and continuous processing and constant feedback. Such applications give rise to the risk that a failure or interruption of the system or application could result in economic damage, bodily harm or property damage. We attempt to assure the quality and accuracy of the processes contained in our products, and to limit our product liability exposure through contractual limitations on liability, limited warranties, express disclaimers and warnings as well as disclaimers contained in our “shrink wrap” and electronically displayed license agreements with end-users. If our products contain errors that produce incorrect results on which users rely or cause failure or interruption of systems or processes, customer acceptance of our products could be adversely affected. Further, we could be subject to liability claims that could have a material adverse effect on our operating results or financial position. Although we maintain liability insurance for product liability matters, there can be no assurance that such insurance or the contractual limitations used by us to limit our liability will be sufficient to cover or limit any claims which may occur.

Each of our current product candidates and services is in an early stage of development and we may never succeed in developing and/or commercializing them. If we are unable to commercialize our services, products, or software, or if we experience significant delays in doing so, our business may fail.

We intend to invest a significant portion of our efforts and financial resources in our software and we will depend heavily on its success. This software is currently in the beta stage of development. We need to devote significant additional research and development, financial resources and personnel to develop additional commercially viable products, establish intellectual property rights, if necessary, and establish a sales and marketing infrastructure. We are likely to encounter hurdles and unexpected issues as we proceed in the development of our software and our other product candidates. There are many reasons that we may not succeed in our efforts to develop our product candidates, including the possibility that our product candidates will be deemed undesirable; our product candidates will be too expensive to develop or market or will not achieve broad market acceptance; others will hold proprietary rights that will prevent us from marketing our product candidates; or our competitors will market products that are perceived as equivalent or superior.

We depend on third parties to assist us in the development of our software and other product candidates, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our software and product candidates on a timely basis, if at all.

We may engage consultants and other third parties to help our software and product candidates. We may face delays in our commercialization efforts if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. Any third parties that we hire may also provide services to our competitors, which could compromise the performance of their obligations to us. If these third parties do not successfully carry out their duties or meet expected deadlines, the commercialization of our software and product candidates may be extended, delayed or terminated or may otherwise prove to be unsuccessful. Any delays or failures as a result of the failure to perform by third parties would cause our development costs to increase, and we may not be able to commercialize our product candidates. In addition, we may not be able to establish or maintain relationships with these third parties on favorable terms, if at all. If we need to enter into replacement arrangements because a third party is not performing in accordance with our expectations, we may not be able to do so without undue delays or considerable expenditures or at all.

The loss of or inability to retain key personnel could materially adversely affect our operations.

Our management includes a select group of experienced technology professionals, particularly Clifford Emmons, Karen McNemar, and Antony Coufal, who will be instrumental in the development of our software and product candidates. The success of our operations will, in part, depend on the successful continued involvement of these individuals. If these individuals leave the employment of or engagement with us, OXYS, or HereLab, then our ability to operate will be negatively impacted. Although we have consulting agreements with these individuals, we do not have any employment agreements with these parties and do not maintain any “key-man” insurance for them.

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Risks Related to Our Intellectual Property

Patents acquired by us may not be valid or enforceable and may be challenged by third parties.

We do not intend to seek a legal opinion or other independent verification that any patents issued or licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors. The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds. Challenges raised in patent infringement litigation brought by or against us may result in determinations that patents that have been issued or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage. Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.

In addition, enforcing any patents that may be issued to us in the future against third parties may require significant expenditures regardless of the outcome of such efforts. Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.

If we are not able to protect and control our unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We rely on unpatented technology, trade secrets, confidential information and proprietary know-how to protect our technology and maintain any future competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case, we could not assert any trade secret rights against such party.

Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.

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Risks Related to Our Common Stock

The public trading market for our common stock is volatile and will likely result in higher spreads in stock prices.

Our common stock is trading in the over-the-counter market and is quoted on the OTC Pink. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot ensure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, shareholders could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the shareholder wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

Because our shares are designated as “penny stock”, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thus may be more illiquid than shares not designated as penny stock. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are defined generally as: non-Nasdaq equity securities with a price of less than $5.00 per share; not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares. Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market. These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

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Our Board of Directors can, without shareholder approval, cause preferred stock to be issued on terms that adversely affect common shareholders.

Under our Articles of Incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, of which 26,000 are issued and outstanding as of the date of this Prospectus. Also, our board of directors, without shareholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If our board of directors causes any additional shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. Our board of directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Additional preferred shares issued by our board of directors could include voting rights, or even additional super voting rights (above those pertaining to the Series A Super Voting Preferred Stock), which could shift the ability to control our company to the holders of our preferred stock. Additional preferred shares could also have conversion rights into shares of our common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of our liquidation, which means that the holders of preferred shares would be entitled to receive the net assets of our company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets.

We have not paid, and do not intend to pay in the near future, dividends on our common shares and therefore, unless our common stock appreciates in value, our shareholders may not benefit from holding our common stock.

We have not paid any cash dividends on our common stock since inception. Therefore, any return on the investment made in our shares of common stock will likely be dependent initially upon the shareholder’s ability to sell our common shares in the open market, at prices in excess of the amount paid for our common shares and broker commissions on the sales.

Because we became public by means of a reverse merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a “reverse merger.” Securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the SEA, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which Form 10-type information reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Without registration under the Securities Act, our shareholders will be forced to hold their shares of our common stock for at least that 12-month period after the filing of the report on Form 8-K following the closing of the reverse merger before they are eligible to sell those shares pursuant to Rule 144, and even after that 12-month period, sales may not be made under Rule 144 unless we are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could negatively affect the market price of our securities.

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We are an “emerging growth company,” and will be able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock.

The sale of our common stock in this Offering may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the Offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Description of Our Business” and elsewhere in this Prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, and “should” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Prospectus, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	the unprecedented impact of COVID-19 pandemic on our business, customers, employees, subcontractors and supply chain, consultants, service providers, stockholders, investors and other stakeholders;

•	general market and economic conditions;

•	our ability to maintain and grow our business with our current customers;

•	our ability to meet the volume and service requirements of our customers;

•	industry consolidation, including acquisitions by us or our competitors;

•	capacity utilization and the efficiency of manufacturing operations;

•	success in developing new products;

•	timing of our new product introductions;

•	new product introductions by competitors;

•	the ability of competitors to more fully leverage low cost geographies for manufacturing or distribution;

•	product pricing, including the impact of currency exchange rates;

•	effectiveness of sales and marketing resources and strategies;

•	adequate manufacturing capacity and supply of components and materials;

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•	strategic relationships with our suppliers;

•	product quality and performance;

•	protection of our products and brand by effective use of intellectual property laws;

•	the financial strength of our competitors;

•	the outcome of any future litigation or commercial dispute;

•	barriers to entry imposed by competitors with significant market power in new markets;

•	government actions throughout the world; and

•	our ability to service secured debt, when due.

Although the forward-looking statements in this Prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Prospectus or otherwise make public statements updating our forward-looking statements.

THE OFFERING

This Prospectus relates to the sale of 44,500,000 shares of common stock, par value $0.001, of the Company at a fixed price to be determined upon effectiveness. This Offering will terminate 24 months after commencement. We are offering the shares on a self-underwritten “best efforts” basis directly through our management. There is no minimum amount of shares required to be purchased, and the total proceeds received by us might not be enough to continue. No commissions or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

USE OF PROCEEDS

We estimate the net proceeds to us from this Offering will be approximately $435,000, based on an assumed initial offering price of $0.01 per share, after deducting estimated offering expenses payable by us.

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We anticipate that the net proceeds of the Offering will be used primarily to execute our business plan as follows: $250,000 for acquisitions, $150,000 for general working capital, and $35,000 remaining in cash reserves. Additionally, proceeds will be used for paying other general and administrative expenses associated with this offering, and paying general and administrative expenses associated with being a public company, such as accounting, auditing, transfer agent, EDGAR filing, and legal expenses. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with registration of our stock and general working capital. The following table summarizes how we anticipate using the gross proceeds of the Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Offering:

Shares Sold	If 25% of	If 50% of	If 75% of	If 100%
Gross Proceeds	$111,250	$222,500	$333,750	$445,000

Expected offering expenses	10,000	10,000	10,000	10,000

Net Proceeds	101,250	212,500	323,750	435,000

Potential Acquisition(s)	0	0	250,000	250,000

General Working Capital	101,250	212,500	73,750	185,000

Total	$101,250	$212,500	$323,750	$435,000

The Company anticipates that the estimated $445,000 gross proceeds from the offering would enable it to expand operations, make strategic acquisitions, and fund its other capital needs for the next fiscal year. In the event that the offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $250,000 in gross proceeds to implement its business plan and support its operations over the next twelve months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The shares for sale by the Company in the Offering of 44,500,000 shares will be sold at a fixed price to be determined at effectiveness.

20

MARKET FOR OUR COMMON STOCK AND RELATED MATTERS

Our common stock is quoted on the OTC Pink tier of the OTC Markets Group quotation system (www.otcmarkets.com) under the trading ticker “ITOX.” The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2020	First	$0.1169	$0.0022
	Second	$0.0266	$0.0028
	Third	$0.0130	$0.0095
	Fourth	$0.0119	$0.0051

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2019	First	$0.23	$0.071
	Second	$0.12	$0.08
	Third	$0.26	$0.0501
	Fourth	$0.15	$0.04

On February 8, 2021, the last sales price per share of our common stock was $0.0255.

Holders of Common Stock

As of February 8, 2021, there were approximately 132 stockholders of record. An additional number of stockholders are beneficial holders of our Common Stock in “street name” through banks, brokers and other financial institutions that are the record holders.

Dividend Information

We have not paid any cash dividends to our common shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends to the holders of our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Rule 10B-18 Transactions

During the year ended December 31, 2020, there were no repurchases of the Company’s common stock by the Company.

21

DILUTION

Just prior to the Offering there are 161,961,108 common shares outstanding. The 44,500,000 shares of common stock of the Company being offered in the Offering represent a dilution event to common stockholders that will result in a new total for outstanding and issued common shares of 206,461,108.

The following table illustrates per share dilution as of September 30, 2020 (Unaudited):

Percentage of Offering Shares Sold	100%
Public offering price per share of common stock (1)	$0.01
Net tangible book value (deficit) per share as of September 30, 2020	$(0.03)
Increase in net tangible book value per share attributable to this offering	$0.01
Net tangible book value per share after this offering	$(0.02)
Dilution per share to investors participating in this offering	$0.03

(1)	The Offering price will be a fixed price to be determined upon effectiveness.

22

FINANCIAL STATEMENTS

Audited Financial Statements:

23

FINANCIAL INFORMATION

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 30, 2020 and December 31, 2019

	September 30, 2020 (unaudited)	December 31, 2019

Assets
Current Assets
Cash and Cash Equivalents	$48,495	$24,212
Accounts Receivable, net	16,244	28,004
Prepaid Expense	2,428	3,710
Total Current Assets	67,167	55,926

Intangible Assets, net	360,333	397,492
Other Non-Current Assets	75,000	–
Total Assets	$502,500	$453,418

Liabilities and Stockholders' (Deficit)
Current Liabilities
Shares Payable to Related Parties	$1,648,318	$1,102,645
Notes Payable, net	1,023,424	706,508
Salaries Payable to Related Parties	394,875	343,227
Accounts Payable	201,722	164,562
Accrued Liabilities	78,014	54,497
Deferred Revenue	46,425	–
Total Current Liabilities	3,392,778	2,371,439

PPP Liability	36,700	–
Due to Stockholder	1,000	1,000
Total Liabilities	3,430,478	2,372,439

Commitments and Contingencies (Note 8)

Stockholders' (Deficit)
Preferred stock $0.001 par value, 10,000,000 shares authorized; 0 issued and outstanding	–	–
Common stock $0.001 par value, 190,000,000 shares authorized; 141,825,629 and 43,313,547 shares issued and outstanding, respectively	141,826	43,314
Additional Paid-in Capital	3,678,104	3,077,972
Accumulated Deficit	(6,747,908)	(5,040,307)

Total Stockholders' Deficit	(2,927,978)	(1,919,021)
Total Liabilities and Stockholders' Deficit	$502,500	$453,418

See accompanying notes to unaudited condensed consolidated financial statements.

F-1

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2020 and 2019

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues
Sales	$–	$49,260	$41,771	$113,947
Cost of Sales	–	15,128	21,121	33,707
Gross Profit	–	34,132	20,650	80,240

Expenses
Demo Parts	–	–	–	63
Late Fees and Fines	1,688	940	4,955	2,291
Office Expenses	1,502	6,062	5,046	26,836
Organization Costs	7,931	4,366	30,055	14,930
Insurance	–	5,853	–	16,038
Professional	240,919	295,465	672,256	1,276,528
Travel	–	20,167	–	32,684
Patent License Fee	1,644	1,645	4,932	4,719
Amortization of Intangible Assets	12,477	12,477	37,159	37,024
Total Expenses	266,161	346,975	754,403	1,411,113

Other Income (Expense)
Gain (Loss) on Change in FMV of Derivative Liability	25,181	–	(114,051)	–
Loss on Extinguishment of Debt	(16,205)	–	(16,205)	(221,232)
Interest Expense	(72,681)	(36,473)	(640,404)	(124,252)
Miscellaneous Income	–	–	409	–
Total Other Income (Expense)	(63,705)	(36,473)	(770,251)	(345,484)

Net Loss	$(329,866)	$(349,316)	$(1,504,004)	$(1,676,357)

Loss per Common Share	$(0.00)	$(0.01)	$(0.02)	$(0.04)

Weighted Average Number of Shares Outstanding - Basic and Diluted	98,736,959	42,775,966	99,156,375	42,005,826

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders' Equity (Deficit)

For the Three Months Ended September 30, 2020 and 2019

(unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance June 30, 2019	42,245,929	$42,246	$2,827,568	$(4,480,061)	$(1,610,247)

Stock-based compensation	1,017,618	1,018	128,884	–	129,902

Discount on notes payable	–	–	103,078	–	103,078

Net loss	–	–	–	(349,316)	(349,316)

Balance September 30, 2019	43,263,547	$43,264	$3,059,530	$(4,829,377)	$(1,726,583)

Balance June 30, 2020	135,065,629	$135,066	$3,668,112	$(6,418,042)	$(2,614,864)

Common stock issued for extinguishment of debt	6,760,000	6,760	9,992	–	16,752

Net loss	–	–	–	(329,866)	(329,866)

Balance September 30, 2020	141,825,629	$141,826	$3,678,104	$(6,747,908)	$(2,927,978)

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders' Equity (Deficit)

For the Nine Months Ended September 30, 2020 and 2019

(unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance December 31, 2018	40,633,327	$40,633	$2,572,751	$(3,153,020)	$(539,636)

Stock-based compensation	2,630,220	2,631	345,479	–	348,110

Discount on notes payable	–	–	141,300	–	141,300

Net loss	–	–	–	(1,676,357)	(1,676,357)

Balance September 30, 2019	43,263,547	$43,264	$3,059,530	$(4,829,377)	$(1,726,583)

Balance December 31, 2019	43,313,547	$43,314	$3,077,972	$(5,040,307)	$(1,919,021)

Common stock issued for conversion of convertible note payable	50,950,000	50,950	1,686	–	52,636

Common stock issued for conversion of detachable warrants	40,802,082	40,802	(40,802)	–	–

Relief of derivative liabilities	–	–	235,393	–	235,393

Warrants issued for default of convertible note payables	–	–	163,433	–	163,433

Changes in FMV of warrants related to convertible note payables	–	–	203,597	(203,597)	–

Beneficial conversion feature discount on note payable	–	–	26,833	–	26,833

Common stock issued for extinguishment of debt	6,760,000	6,760	9,992	–	16,752

Net loss	–	–	–	(1,504,004)	(1,504,004)

Balance September 30, 2020	141,825,629	$141,826	$3,678,104	$(6,747,908)	$(2,927,978)

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2020 and 2019

(unaudited)

	Nine Months Ended September 30,
	2020	2019

Cash Flows from Operating Activities:
Net Loss	$(1,504,004)	$(1,676,357)

Adjustments to reconcile net loss to net cash from operating activities:
Loss on Extinguishment of Debt	16,205	221,232
Stock Based Compensation	–	348,110
Amortization of Discount on Notes Payable	90,149	68,328
Amortization of Intangible Assets	37,159	37,024
Loss on Issuance of Default Warrants	163,433	–
Increase in Principal Due to Penalty Provision	146,250	–
Increase in Principal Due to Fees	16,726	–
Loss on Change in FMV of Derivative Liability	114,051	–
Loss on Derivative Liability	159,888	–

Changes in assets and liabilities:
(Increase) Decrease in:
Accounts Receivable	11,760	27,800
Inventory	–	(190)
Prepaid Expense	1,282	(9,745)
Increase (Decrease) in:
Shares Payable to Related Parties	545,673	–
Salaries Payable to Related Parties	51,648	–
Accounts Payable	37,371	410,490
Accrued Liabilities	24,267	310,646
Deferred Revenue	46,425	–
Net Cash (Used by) Operating Activities	(41,717)	(262,662)

Cash Flows from Financing Activities:
Cash Received from PPP Loan	36,700	–
Cash Received from Convertible Note Payable	129,300	285,000
Cash Paid for Settlement of Notes Payable	(100,000)	–
Net Cash Provided by Financing Activities	66,000	285,000

Net Increase in Cash and Cash Equivalents	24,283	22,338

Cash and Cash Equivalents at Beginning of Period	24,212	39,226

Cash and Cash Equivalents at End of Period	$48,495	$61,564

Supplemental disclosure of cash flow information:
Interest paid during the period	$–	$19,816
Taxes paid during the period	$31,902	$–
Supplemental disclosure of non-cash investing and financing activities:
Discount on notes payable	$–	$146,300
Conversion of Convertible Notes Payable and Derivative Liabilities	$288,029	$–
Warrant Anti-Dilution Issuance	$203,597	$–

See accompanying notes to unaudited condensed consolidated financial statements.

F-5

IIOT-OXYS, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2020

1. NATURE OF OPERATIONS

The Company was only recently formed and is currently devoting substantially all its efforts in identifying, developing and marketing engineered products, software and services for applications in the Industrial Internet which involves collecting and processing data collected from a wide variety of industrial systems and machines.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements are prepared on the accrual method of accounting. The accounting and reporting policies of the Company conform with generally accepted accounting principles (“GAAP”).

Interim Financial Statements

The accompanying unaudited condensed interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2019.

Principles of Consolidation

The consolidated financial statements for September 30, 2020 and 2019 include the accounts of IIOT-OXYS, Inc., OXYS Corporation, and HereLab, Inc. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition

The Company’s revenue is derived primarily from providing services under contractual agreements. The Company recognizes revenue in accordance with ASC Topic No. 606, Revenue from Contracts with Customers (“ASC 606”) which was adopted on January 1, 2018, using the modified retrospective method, which was elected to apply to all active contracts as of the adoption date. Application of the modified retrospective method did not impact amounts previously reported by the Company, nor did it require a cumulative effect adjustment upon adoption, as the Company's method of recognizing revenue under ASC 606 yielded similar results to the method utilized immediately prior to adoption. Accordingly, there was no effect to each financial statement line item as a result of applying the new revenue standard.

F-6

According to ASC 606, the Company recognizes revenue based on the following criteria:

•	Identification of a contract or contracts, with a customer.
•	Identification of the performance obligations in the contract.
•	Determination of contract price.
•	Allocation of transaction price to the performance obligation.
•	Recognition of revenue when, or as, performance obligation is satisfied.

The Company used a practical expedient available under ASC 606-10-65-1(f)4 that permits it to consider the aggregate effect of all contract modifications that occurred before the beginning of the earliest period presented when identifying satisfied and unsatisfied performance obligations, transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations.

The Company has elected to treat shipping and handling activities as cost of sales. Additionally, the Company has elected to record revenue net of sales and other similar taxes.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company was only recently formed, has incurred continuing operating losses, and has an accumulated deficit of $6,747,908 and $5,040,307 as of September 30, 2020 and December 31, 2019, respectively. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

Management believes that the Company will be able to achieve a satisfactory level of liquidity to meet the Company’s obligations for the next 12 months by generating cash through additional borrowings and/or issuances of equity securities, as needed. However, there can be no assurance that the Company will be able to generate sufficient liquidity to maintain its operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Concentration of Risk

Financial instruments that potentially expose the Company to concentrations of risk consist primarily of cash and cash equivalents which are generally not collateralized. The Company’s policy is to place its cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC), up to $250,000. As of September 30, 2020, and December 31, 2019, the Company had no amounts in excess of the FDIC insurance limit.

F-7

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. The Company determines the allowance for doubtful accounts by identifying potential troubled accounts and by using historical experience and future expectations applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded as income when received. There was no allowance for doubtful accounts as of September 30, 2020 and December 31, 2019.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments is determined in accordance with ASC 820, Fair Value Measurements and Disclosures.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes.

Long-Lived Assets

The Company regularly reviews the carrying value and estimated lives of its long-lived assets to determine whether indicators of impairment may exist that warrant adjustments to the carrying value or estimated useful lives. The determinants used for this evaluation include management’s estimate of the asset’s ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the assets to the Company’s business objectives.

Definite-lived intangible assets are amortized on a straight-line basis over the estimated periods benefited and are reviewed when appropriate for possible impairment.

Convertible Debt

Convertible debt is accounted for under FASB ASC 470-20, Debt – Debt with Conversion and Other Options.

Basic and Diluted Net Loss Per Common Share

The Company computes basic and diluted net loss attributable to common stockholders for the period under ASC 260-10, Earnings Per Share.

F-8

3. RECENT ACCOUNTING PRONOUNCEMENTS

ASU 2019-12

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB and do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

4. COMMITMENTS AND CONTINGENCIES

In prior years, the Company entered into consulting agreements with one director, three executive officers, and one engineer of the Company which include commitments to issue shares of the Company’s common stock from the Company’s Stock Incentive Plans. Two agreements have been terminated and shares have been issued in conjunction with the related separation agreements, but the vested shares related to the remaining consulting agreements with the three executive officers have not yet been issued and, therefore, remain a liability. According to the remaining three agreements, 1,269,000 shares vested in 2019, 1,600,000 shares vested during the nine months ended September 30, 2020, 800,000 will vest in the remainder of 2020, and 3,600,000 shares of common stock will vest in 2021.

In the event that the agreement is terminated by either party pursuant to the terms of the agreement, all unvested shares which have been earned shall vest on a pro-rata basis as of the effective date of the termination of the agreement and all unearned, unvested shares shall be terminated.

The value of the shares was assigned at fair market value on the effective date of the agreement and the pro-rata number of shares earned was calculated and amortized at the end of each reporting period. The Company accrued $1,648,318 and $1,102,645 in shares payable in conjunction with these agreements as of September 30, 2020 and December 31, 2019, respectively. A summary of these agreements is as follows.

On March 11, 2019, the Company’s Board of Directors approved the Consulting Agreement dated effective June 4, 2018 with its CEO. The term of the agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by the CEO pursuant to the agreement are those customary for the position in which the CEO is serving. As of the effective date, the Company shall issue to the CEO an aggregate of 3,060,000 shares of the Company’s common stock which vest as follows:

1.       560,000 shares on the first-year anniversary of the effective date;

2.       1,000,000 shares on the second-year anniversary of the effective date; and

3.       1,500,000 shares on the third-year anniversary of the effective date.

The shares are issued under the 2019 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the agreement) or the listing of the Company’s common stock on a senior exchange. As of September 30, 2020, and December 31, 2019, 1,560,000 and 560,000 shares had vested, respectively, but were not yet issued.

F-9

As part of the Consulting Agreement dated June 4, 2018 the CEO shall also receive a monthly fee of $15,000 which accrues unless converted into shares of common stock of the Company at a conversion rate specified in the agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $5,000 of the monthly fee will be paid to the CEO in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to the CEO in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

On June 11, 2020, the Company entered into a Debt Forgiveness Agreement with the CEO, pursuant to which the CEO forgave $185,000 of accrued and unpaid consulting fees owed to him pursuant to his consulting agreement with the Company. On June 12, 2020, the Company entered into an amendment effective January 1, 2020 to the Consulting Agreement with the CEO. The amendment stated that from January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for services performed. Fees may accrue at the discretion of management. At any time, the Consultant shall have the right to convert any accrued and unpaid fees into shares of Common Stock of the Company. The conversion price shall equal 90% multiplied by the market price (representing a discount rate of 10%). As of September 30, 2020, and December 31, 2019 $129,163 and $117,001 is in salaries payable to related parties due and payable to the CEO, respectively

On March 11, 2019, the Company’s Board of Directors approved the Consulting Agreement dated effective October 1, 2018 with its COO. The term of the agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by the COO pursuant to the agreement are those customary for the position in which the COO is serving. As of the effective date, the Company shall issue to the COO an aggregate of 2,409,000 shares of the Company’s common stock which vest as follows:

1.       409,000 shares on the first-year anniversary of the effective date;

2.       800,000 shares on the second-year anniversary of the effective date; and

3.       1,200,000 shares on the third-year anniversary of the effective date.

The shares are issued under the 2017 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the agreement) or the listing of the Company’s common stock on a senior exchange. As of September 30, 2020, and December 31, 2019, 409,000 shares, respectively, had vested, but were not yet issued.

As part of the Consulting Agreement dated October 1, 2018 the COO shall receive a monthly fee of $12,750 which accrues unless converted into shares of common stock of the Company at a conversion rate specified in the agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $4,250 of the monthly fee will be paid to the COO in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to the COO in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

On June 11, 2020, the Company entered into a Debt Forgiveness Agreement with the COO, pursuant to which the COO forgave $103,250 of accrued and unpaid consulting fees owed to her pursuant to her consulting agreement with the Company. On June 12, 2020, the Company entered into an amendment effective January 1, 2020 to the Consulting Agreement with the COO. The amendment stated that from January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for services performed. Fees may accrue at the discretion of management. At any time, the Consultant shall have the right to convert any accrued and unpaid fees into shares of Common Stock of the Company. The conversion price shall equal 90% multiplied by the market price (representing a discount rate of 10%). As of September 30, 2020 and December 31, 2019 $145,352 and $118,000 is in salaries payable to related parties due and payable to the CEO, respectively.

F-10

On March 11, 2019, the Company’s Board of Directors approved the Amended and Restated Consulting Agreement dated effective April 23, 2018 with its CTO. The term of the agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by the CTO pursuant to the agreement are those customary for the position in which the CTO is serving. As of the effective date, the Company shall issue to the CTO an aggregate of 1,800,000 shares of the Company’s common stock which vest as follows:

1.       300,000 shares on the first-year anniversary of the effective date;

2.       600,000 shares on the second-year anniversary of the effective date; and

3.       900,000 shares on the third-year anniversary of the effective date.

As of September 30, 2020, and December 31, 2019, 900,000 and 300,000 shares had vested, respectively, but were not yet issued.

As part of the Amended and Restated Consulting Agreement dated effective April 23, 2018 the CTO shall receive a monthly fee of $9,375 which accrues unless converted into shares of common stock of the Company at a conversion rate specified in the agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $3,125 of the monthly fee will be paid to the CTO in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to the CTO in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

On June 11, 2020, the Company entered into a Debt Forgiveness Agreement with the CTO pursuant to which the CTO forgave $82,475 of accrued and unpaid consulting fees owed to him pursuant to his consulting agreement with the Company. On June 12, 2020, the Company entered into an amendment effective January 1, 2020 to the Consulting Agreement with the CTO. The amendment stated that from January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for services performed. Fees may accrue at the discretion of management. At any time, the Consultant shall have the right to convert any accrued and unpaid fees into shares of Common Stock of the Company. The conversion price shall equal 90% multiplied by the market price (representing a discount rate of 10%). As of September 30, 2020, and December 31, 2019 $120,360 and $108,226 is in salaries payable to related parties due and payable to the CEO, respectively.

5. STOCKHOLDERS' EQUITY

Common Stock

The Company has authorized 190,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. As of September 30, 2020, and December 31, 2019, the Company had 141,825,629 and 43,313,547 shares of common stock, respectively, and no shares of preferred stock issued and outstanding.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available, therefore. In the event of liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

F-11

On December 14, 2017 (the “Effective Date”), the Board of Directors of the Company approved the 2017 Stock Inventive Plan (the “2017 Plan”). Awards may be made under the 2017 Plan for up to 4,500,000 shares of common stock of the Company. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the 2017 Plan. No awards can be granted under the 2017 Plan after the expiration of 10 years from the Effective Date but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock awards.

On March 11, 2019 (the “Effective Date”) the Board of Directors of the Company approved the 2019 Stock Incentive Plan (the “Plan”). Awards may be made under the Plan for up to 5,000,000 shares of common stock of the Company. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the Plan. No awards can be granted under the Plan after the expiration of 10 years from the Effective Date but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock awards.

Shares earned and issued related to the consulting agreements discussed in Note 4 are issued under the 2017 Stock Incentive Plan and the 2019 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the agreement) or the listing of the Company’s common stock on a senior exchange.

A summary of the status of the Company’s non-vested shares as September 30, 2019 and 2020 and changes during the year then ended, is presented below:

	Non-vested Shares of Common Stock	Weighted Average Fair Value
Balance at December 31, 2018	7,469,000	$0.30
Awarded	–	–
Vested	(1,319,000)	0.30
Forfeited	–	–
Balance at September 30, 2019	6,150,000	$0.30

Balance at December 31, 2019	6,000,000	$0.30
Awarded	–	–
Vested	(1,600,000)	0.30
Forfeited	–	–
Balance at September 30, 2020	4,400,000	$0.30

F-12

As of September 30, 2020, and December 31, 2019, there was $532,382 and $1,078,055, respectively, of total unrecognized compensation costs related to the non-vested share-based compensation arrangements awarded to consultants. That cost is expected to be recognized over a weighted-average period of 0.7 years and 1.4 years respectively, as of September 30, 2020 and December 31, 2019. The total fair value of shares recognized during the nine months ended September 30, 2020 and 2019 was $545,673 and $370,380, respectively.

On March 6, 2020, six months from receipt of the first tranche of $35,000 under the Convertible Promissory Note issued on August 29, 2019, the Company failed to pay the accrued and unpaid interest, which is considered an “Event of Default” under the note. As a result, the conversion price became a “Variable Conversion Price.” Also, as a result of the occurrence of the “Event of Default,” all amounts owing under the note became immediately due and payable and the Company became obligated to pay to the holder 175% of the then outstanding balance of the note and all unpaid principal and unpaid interest accrued interest at 15%. During the three months ended September 30, 2020, there were no conversions of the note. During the nine months ended September 30, 2020, the holder of the note had converted $35,000 of principal, $1,636 of interest, plus fees of $16,000 into 50,950,000 shares of Common Stock amounting to $52,636. Furthermore, during the three and nine months ended September 30, 2020 the holder of the note exercised $35,000 worth of warrants and $726 worth of fees into 40,802,082 shares of common stock.

Total share-based compensation for the three months ended September 30, 2020 and 2019 was $0 and $129,902, respectively. Total share-based compensation for the nine months ended September 30, 2020 and 2019 was $0 and $348,110, respectively.

Warrants

A summary of the status of the Company’s warrants as of September 30, 2020 and 2019 and changes during the three months then ended, is presented below:

	Shares Under Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding at December 31, 2018	384,615	$0.75
Issued	1,086,667	$0.14
Exercised	–
Expired/Forfeited	–
Outstanding at September 30, 2019	1,471,282	$0.22	4.7 years

Outstanding at December 31, 2019	1,627,532	$0.21	4.5 years
Issued	43,082,532	$0.01
Exercised	(41,666,667)	$0.00
Expired/Forfeited	(175,000)	$0.20
Outstanding at September 30, 2020	2,868,397	$0.00	3.7 years

F-13

6. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share of common stock for the three and nine months ended September 30, 2020 and 2019:

	Three months ended September 30,
	2020	2019
Net loss attributable to common stockholders (basic)	$(329,866)	$(349,316)

Shares used to compute net loss per common share, basic and diluted	98,736,959	42,775,966

Net loss per share attributable to common stockholders, basic and diluted	$(0.00)	$(0.01)

	Nine months ended September 30,
	2020	2019
Net loss attributable to common stockholders (basic)	$(1,504,004)	$(1,676,357)

Shares used to compute net loss per common share, basic and diluted	99,156,375	42,005,826

Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.04)

Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of common shares and common share equivalents outstanding for the period. Common stock equivalents are only included when their effect is dilutive. The Company’s potentially dilutive securities which include stock options, convertible debt, convertible preferred stock and common stock warrants have been excluded from the computation of diluted net loss per share as they would be anti-dilutive. For all periods presented, there is no difference in the number of shares used to compute basic and diluted shares outstanding due to the Company’s net loss position.

The following outstanding common stock equivalents have been excluded from diluted net loss per common share for the three and nine months ended September 30, 2020 and 2019 because their inclusion would be anti-dilutive:

	As of September 30,
	2020	2019
Warrants to purchase common stock	2,868,397	1,471,282
Potentially issuable shares related to convertible notes payable	276,882,256	4,337,525
Potentially issuable vested shares to directors and officers	2,869,000	1,319,000
Potentially issuable unvested shares to officers	4,400,000	6,150,000
Total anti-dilutive common stock equivalents	287,019,653	13,227,807

F-14

7. CONVERTIBLE NOTE PAYABLE

The following table summarizes the outstanding balance of convertible notes payable, interest and conversion rates as of September 30, 2020 and December 31, 2019.

	September 30, 2020	December 31, 2019

Convertible note payable to an investor with interest at 12% per annum, convertible at any time into shares of common stock at $0.10 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2021. The note is secured by substantially all the assets of the Company.	$600,000	$500,000

Convertible note payable to an investor with interest at 5% per annum, convertible at any time into shares of common stock at $0.00084 per share. Interest is payable annually with the balance of principal and interest due on maturity on March 1, 2021. The note is secured by substantially all the assets of the Company.	55,000	55,000

Convertible note payable to an investor with interest at 12% per annum. $10,000 of the principal is currently convertible into shares of common stock at $0.01 per share, with remaining principal and interest convertible into shares of common stock at $0.10 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2021. The note is secured by substantially all the assets of the Company.	60,000	50,000

Convertible note payable to an investor with interest at 12% per annum. $10,000 of the principal is currently convertible into shares of common stock at $0.01 per share, with remaining principal and interest convertible into shares of common stock at $0.10 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2021. The note is secured by substantially all the assets of the Company.	60,000	50,000

Convertible note payable to a related party with interest at 12% per annum, convertible at any time into shares of common stock at $0.00084 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on August 2, 2021. The note is secured by substantially all the assets of the Company.	125,000	125,000

Convertible note payable to an investor with interest at 10% per annum, convertible after 180 days from issuance into shares of common stock at $0.20 per share, or 60% of the lowest market price in the preceding 25 days upon an event of default. Principal and interest due on maturity on March 6, 2020.	–	35,000

Convertible note payable to an investor with interest at 10% per annum, convertible at any time into shares of common stock at $0.01 per share. Principal and interest due on maturity on April 29, 2021.	100,000	–

Convertible note payable to an investor with interest at 10% per annum, convertible at any time into shares of common stock at $0.0099 per share. Note was issued as payment for future fees to be incurred under the related Equity Financing Agreement. Principal and interest due on maturity on April 29, 2021.	75,000	–

	1,075,000	815,000
Less unamortized discount	(51,576)	(108,492)
Net balance	1,023,424	706,508
Less current portion	(1,023,424)	(706,508)
	$–	$–

F-15

On January 18, 2018, the Board of Directors of the Company approved a non-public offering of up to $1,000,000 aggregate principal amount of its 12% Senior Secured Convertible Notes. The notes are convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.65 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The notes bear interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The notes mature January 15, 2020.

The notes are governed by a Securities Purchase Agreement and are secured by all the assets of the Company pursuant to a Security and Pledge Agreement. In addition to the issuance of the notes in the offering, the Company’s Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of the Company’s common stock for 50% of the number of shares of common stock issuable upon conversion of each note. Each warrant is immediately exercisable at $0.75 per share, contains certain anti-dilution down-round features and expires on January 15, 2023. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%.

On January 22, 2018, the Company entered into a SPA and Security and Pledge Agreement with its first investor in the offering and issued a note to the investor in the principal amount of $500,000. Subscription funds were received by the Company from the investor on February 7, 2018. In addition to the note, the Company issued to the investor 384,615 warrants. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

The proceeds received upon issuing the note and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $838,404 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 2.1%; and volatility of 142%. The effective conversion rate resulted in a Beneficial Conversion Feature greater than the proceeds received. Thus, the discount was limited to the proceeds received of $500,000 and was amortized to interest expense using the effective interest method over the term of the note.

On March 7, 2019, the Board of Directors of the Company approved Amendment No. 1 to the 12% Senior Secured Convertible Promissory Note and the Warrant Agreement, each issued January 22, 2018, respectively, to the note holder. The amendments (i) extend the maturity date of the note to March 1, 2021 and extend the term of the warrants to March 6, 2024, (ii) lower the conversion price of the note and the exercise price of the warrants to $0.20 and $0.30, respectively, and (iii) add an adjustment to the conversion and exercise price of the note and warrants, respectively, in the event the Company does not achieve certain milestones during calendar 2019. The fair value of the warrants is $25,162 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 2.6%; and volatility of 127%. The effective conversion rate resulted in a discount of $23,956 and is amortized to interest expense using the effective interest method over the term of the note. The Company recognized a loss on extinguishment of debt of $221,232 related to the decrease in conversion price.

On January 1, 2020, the Company failed to achieve certain milestones during calendar 2019 and, as such, the conversion/exercise prices of the note and warrants were adjusted to $0.10 and $0.15, respectively. This resulted in an adjustment to retained earnings of $201 based on the change in fair value.

Effective January 15, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the principal was increased by 20%, or $100,000, and the Company was required to issue an additional 384,615 warrants at the then effective exercise price of $0.15 per share. The fair value of the warrants was $44,297, determined using the Black-Scholes valuation model with the following assumptions: expected term of 4.14 years; risk free interest rate of 1.6%; and volatility of 243%. Due to the default, this value was immediately expensed.

F-16

As of March 31, 2020, the exercise price of the warrants was further adjusted to $0.00084 as a result of the down-round features being triggered. This resulted in an adjustment to retained earnings of $71 based on the change in fair value.

As of September 30, 2020, the Company has accrued interest related to this note of $67,676. For the three and nine months ended September 30, 2020, the Company also amortized to interest expense $3,032 and $9,029 of the discount, respectively.

The unpaid principal balance of the note is $600,000 as of September 30, 2020, which includes the default penalty noted above, and the remaining unamortized discount is $5,009.

On January 22, 2019, the Company entered into a Securities Purchase Agreement and Security and Pledge Agreement with a single investor and issued a Secured Convertible Promissory Note to the investor in the principal amount of $55,000. In addition to the note, the Company issued to the investor 36,667 warrants. Each warrant is immediately exercisable at $0.75 per share, contains certain anti-dilution down-round features and expires on January 22, 2024. If the Company ever defaults on the loan, the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

The proceeds received upon issuing the note and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $3,217 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 2.6%; and volatility of 128%. The effective conversion rate resulted in a discount of $3,039 and is amortized to interest expense using the effective interest method over the term of the note.

As of March 31, 2020, the exercise price of the warrants was adjusted to $0.00084 as a result of the down-round features being triggered. This resulted in an adjustment to retained earnings of $7 based on the change in fair value.

The unpaid principal balance of the note and accrued interest is $55,000 and $4,648, respectively, as of September 30, 2020, and the remaining unamortized discount is $0. For the three and nine months ended September 30, 2020, the Company amortized to interest expense $194 from the amortization of the discount. This note and accrued interest is due to a related party. On June 12, 2020, this note was amended to extend the maturity date to January 22, 2021, and all events of default were waived.

On March 7, 2019, the Board of Directors of the Company approved a non-public offering of up to $500,000 aggregate principal amount of its 12% Senior Secured Convertible Notes. The notes are convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.20 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The notes bear interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The notes mature March 1, 2021. The conversion price of the notes is also subject to adjustments if the Company does not achieve certain milestones during the calendar year 2019.

The notes are governed by a Securities Purchase Agreement and are secured by all the assets of the Company pursuant to a Security and Pledge Agreement. Funding is subject to the occurrence of certain milestones, as stated in the SPA. In addition to the issuance of the notes in the offering, the Company’s Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of the Company’s common stock for 50% of the number of shares of common stock issuable upon conversion of each note. Each warrant is immediately exercisable at $0.30 per share and expires five years from the issuance date. The exercise price of the warrants is also subject to adjustments if the Company does not achieve certain milestones during the calendar year 2019.

F-17

On March 6, 2019, the Company entered into SPAs and Security and Pledge Agreements with its first two investors in the offering and issued notes to the investors in the aggregate principal amount of $100,000. Subscription funds were received by the Company from the investors on March 6, 2019. In addition to the notes, the Company issued to the investors an aggregate of 250,000 warrants. Each warrant is immediately exercisable at $0.30 per share, contains certain anti-dilution down-round features and expires on March 6, 2024. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

The proceeds received upon issuing the notes and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $12,646 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 2.5%; and volatility of 127%. The effective conversion rate resulted in a discount of $11,226 and is amortized to interest expense using the effective interest method over the term of the notes.

On January 1, 2020, the Company failed to achieve certain milestones during calendar 2019 and, as such, the conversion/exercise prices of the note and warrants were adjusted to $0.10 and $0.15, respectively. This resulted in an adjustment to retained earnings of $131 based on the change in fair value.

Effective January 15, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the principal was increased by 20%, or $20,000, in aggregate, and the Company was required to issue an additional 250,000 warrants at the then effective exercise price of $0.15 per share. The fair value of the warrants was $28,793, determined using the Black-Scholes valuation model with the following assumptions: expected term of 4.14 years; risk free interest rate of 1.6%; and volatility of 243%. Due to the default, this value was immediately expensed.

As of March 31, 2020, the exercise price of the warrants was further adjusted to $0.00084 as a result of the down-round features being triggered. This resulted in an adjustment to retained earnings of $46 based on the change in fair value.

On September 21, 2020, these notes were amended to reduce the conversion price of an aggregate of $20,000 of the total outstanding principal value of $120,000 from $0.10 to $0.01 per share. The remaining aggregate principal of $100,000 remains convertible at $0.10 per share. This modification to the notes was considered substantial (i.e. the change in fair value of the conversion feature was greater than 10% of the carrying value of the debt). As a result, the modification was accounted for as an extinguishment of debt, resulting in the recognition of an extinguishment loss of $18,360 during the three and nine months ended September 30, 2020.

As of September 30, 2020, the unpaid principal balance of the notes is $120,000, which includes the default penalty noted above, accrued interest is $13,535 and the balance of the unamortized discount is $0. For the three and nine months ended September 30, 2020, the Company also amortized to interest expense $2,037 from the amortization of the discount.

On August 2, 2019, the Company entered into a Securities Purchase Agreement with an investor for the purchase of a 12% Secured Convertible Note in the principal amount of up to $125,000. The note is convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.08 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The note bears interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The note matures August 2, 2021. $75,000, $25,000, and $25,000 subscription funds were received by the Company from the investor on August 2, 2019, September 6, 2019, and October 16, 2019, respectively. In addition to the note, the Company issued to the investor an aggregate of 781,250 warrants. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

F-18

The proceeds received upon issuing the note and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $71,035 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 1.6%; and volatility of 132%. The effective conversion rate resulted in a discount of $104,941 and is amortized to interest expense using the effective interest method over the term of the note.

Effective January 30, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the Company was required to issue an additional 781,250 warrants at the then effective exercise price of $0.12 per share. The fair value of the warrants was $90,342, determined using the Black-Scholes valuation model with the following assumptions: expected term of 4.76 years; risk free interest rate of 1.6%; and volatility of 233%. Due to the default, this value was immediately expensed.

As of March 31, 2020, the exercise price of the warrants was adjusted to $0.00084 as a result of the down-round features being triggered. This resulted in an adjustment to retained earnings of $70 based on the change in fair value.

As of September 30, 2020, the unpaid principal balance of the notes is $125,000, the accrued interest is $14,909 and the balance of the unamortized discount is $47,311. For the three and nine months ended September 30, 2020, the Company amortized to interest expense $13,207 and $39,335 from the amortization of the discount, respectively. This note is payable to a related party.

On August 29, 2019, the Company entered into a Securities Purchase Agreement with an investor for the purchase of a Convertible Promissory Note in the principal amount of up to $105,000. The Note is not convertible within 180 days of receipt of funds for the first closing and is then convertible, in whole or in part, into shares of the Company’s Common Stock at a rate of $0.20 per share. Upon an “Event of Default,” as defined in the note, the conversion price becomes the “Variable Conversion Price” which is defined in the note as “60% multiplied by the Marked Price.” “Market Price” is defined in the note as “the lowest one (1) Trading Price (as defined in the note) for the common stock during the twenty-five (25) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.” The note bears interest at a rate of 10% per annum with principal and accrued and unpaid interest payable six months from the receipt of funds for each tranche under the note. Subscription funds of $30,000 were received by the Company from the investor on September 6, 2019 for which the Company paid a purchase price of $35,000. In addition to the notes, the Company issued to the investor an aggregate of 175,000 warrants. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

The proceeds received upon issuing the notes and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $15,868 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 1.4%; and volatility of 132%. The effective conversion rate resulted in a discount of $10,378 and is amortized to interest expense using the effective interest method over the term of the notes.

As of March 31, 2020, the exercise price of the warrants was adjusted to $0.00084 and the number of warrants was increased to 41,666,667 as a result of the down-round features being triggered. This resulted in an adjustment to retained earnings of $203,002 based on the change in fair value.

F-19

During the three months ended March 31, 2020, the note went into default upon passing its maturity date. As a result, a default penalty of $26,250 was recorded and added to the principal balance. In addition, the conversion price became the “Variable Conversion Price” as defined above. This note became convertible into a variable number of shares of common stock for which there is no floor to the number of shares that might be required to be issued. Based on the requirements of ASC 815, Derivatives and Hedging, the conversion feature represents an embedded derivative that is required to be bifurcated and accounted for as a separate derivative liability. The derivative liability is originally recorded at its estimated fair value and is required to be revalued at each conversion event and reporting period. Changes in the derivative liability fair value are reported in operating results each reporting period.

The Company valued the conversion feature on the date of default resulting in initial liability of $159,888, which was immediately expensed due to the default. At each conversion date, the Company recalculated the value of the derivative liability associated with the convertible note recording a gain (loss) in connection with the change in fair market value. In addition, the pro-rata portion of the derivative liability as compared to the portion of the convertible note converted was reclassed to additional paid-in capital. During the three and nine months ended September 30, 2020, the Company recorded a gain/(loss) of $25,181 and ($114,050) related to the change of fair value of the derivative liability. During the three and nine months ended September 30, 2020, the Company recorded $0 and $235,393 to additional paid-in capital, respectively.

Upon issuance and at each conversion, reporting period date, and extinguishment date, the Company valued the conversion feature using the Black-Scholes option pricing model with the following assumptions: conversion prices ranging from $0.0008 to $0.0073, the closing stock price of the Company's common stock on the date of valuation ranging from $0.0022 to $0.021, an expected dividend yield of 0%, expected volatility ranging from 459% to 574%, risk-free interest rates ranging from 0.11% to 0.39%, and an expected term of 0.25 years.

On May 20, 2020, the second closing of the Convertible Promissory Note occurred pursuant to which the Company paid a purchase price of $35,000 and received gross proceeds of $29,300. In addition to the issuance of the note, the Company issued to the holder warrants to purchase one share of the Company’s Common Stock for 100% of the number of shares of Common Stock issuable upon conversion of the funds received in the second closing. Each warrant is immediately exercisable at $0.20 per share, unless adjusted, and expires on May 20, 2025.

On July 29, 2020, the Company entered into a Settlement and Mutual Release Agreement with the lender pursuant to which the Company paid $100,000 to the lender in exchange for the full extinguishment of the remaining principal amount and all accrued and unpaid interest and penalties associated with the Convertible Promissory Note dated August 29, 2019 issued to the lender (approximately $62,000). All remaining unexercised warrants to purchase the Company’s Common Stock issued to the lender were also extinguished pursuant to the Settlement Agreement. Upon receipt of the Settlement Amount by the lender, the lender agreed to release all reserved shares of the Company’s Common Stock. The Settlement Agreement also provides for a full mutual release of the parties. The settlement payment was allocated to the extinguished debt and warrants based on their relative fair values. The difference in the settlement amount allocated to the debt components, including the related derivative liability, and the actual value of the debt components of $2,155 was recorded as a gain on extinguishment during the three and nine months ended September 30, 2020. The settlement amount allocated to the warrants of $1,609 was recorded as a reduction to additional paid-in capital. In addition, the remaining unamortized discount was fully amortized to interest expense upon the settlement.

For the three and nine months ended September 30, 2020, $26,420 and $39,572 of the note discount has been amortized to interest expense leaving an unamortized balance of $0.

F-20

On July 29, 2020, the Company entered an Equity Financing Agreement and Registration Rights Agreement with GHS Investments LLC (“GHS”), pursuant to which GHS agreed to purchase up to $5,000,000 in shares of the Company’s Common Stock, from time to time over the course of 36 months after effectiveness of a registration statement on Form S-1 of the underlying shares of Common Stock.

In connection with entering into the Equity Financing Agreement, on July 29, 2020, the Company issued to GHS a Convertible Promissory Note in the principal amount of $100,000 (the “$100k Note”). The $100k Note matures on April 29, 2021 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the $100k Note at 10% per annum based on a 360-day year. The $100k Note is convertible at any time, upon the election of GHS, into shares of the Company’s Common Stock at $0.01 per share. The $100k Note is subject to various “Events of Default,” which are disclosed in the $100k Note. Upon the occurrence of an uncured “Event of Default,” the $100k Note will become immediately due and payable and will be subject to penalties and adjustments to the conversion price (the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined in the $100k Note) (representing a discount rate of 30%). Upon the issuance of the $100k Note, the Company has agreed to reserve one times the amount of shares of Common Stock into which the $100k Note is convertible and, 101 days from the issuance of the $100k Note, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the $100k Note is convertible. Within three Trading Days (as defined in the $100k Note) of the sale by GHS of all of the Common Stock issued upon the conversion of the $100k Note, the Company is required to issue to GHS an amount of shares of Common Stock priced at the lowest traded price for the relevant Trading Day, which represents the difference between $130,000 and the net proceeds to GHS from the sale of aggregate Common Stock issued upon the conversion of the $100k Note.

Also, in connection with entering into the Equity Financing Agreement, on July 29, 2020, the Company issued to GHS a Convertible Promissory Note in the principal amount of $75,000 (the “$75k Note”). No proceeds were received for this note as it was issued to offset future transaction costs related to any future issuances of equity under the agreement. As a result, the amount has been capitalized as deferred offering costs in the accompanying balance sheet and will be offset against any future proceeds received under the agreement. The $75k Note matures on April 29, 2021 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the $75k Note at 10% per annum based on a 360-day year. The $75k Note is convertible at any time, upon the election of GHS, into shares of the Company’s Common Stock at $0.0099 per share. The $75k Note is subject to various “Events of Default,” which are disclosed in the $75k Note. Upon the occurrence of an uncured “Event of Default,” the $75k Note will become immediately due and payable (multiplied by 130% of the unpaid principal and accrued and unpaid interest) and will be subject to penalties and adjustments to the conversion price (the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined in the $75k Note) (representing a discount rate of 30%). Upon the issuance of the $75k Note, the Company has agreed to reserve one times the amount of shares of Common Stock into which the $75k Note is convertible and, 101 days from the issuance of the $75k Note, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the $75k Note is convertible.

As of September 30, 2020, the unpaid principal balance of these notes is $175,000, and the accrued interest is $3,021.

8. PPP LOAN

The Company applied for and received funding from the Payroll Protection Program (the “PPP Loan”) in the amount of $36,700. under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan matures on April 23, 2022 and bears interest at a rate of 1.0% per annum. Monthly amortized principal and interest payments are deferred for six months after the date of disbursement (subject to further deferral pursuant to the terms of the Paycheck Protection Flexibility Act of 2020). The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the use of PPP Loan amount shall be limited to certain qualifying expenses and may be partially or wholly forgiven in accordance with the requirements set forth in the CARES Act.

F-21

9. RELATED PARTIES

As of June 30, 2020, and December 31, 2019 the amount due to stockholders was $1,000. The balance is payable to two stockholders related to opening bank balances.

In January 2018, the Company entered into a lease agreement with a stockholder of the Company and paid monthly installments of $2,000 which terminated on December 31, 2018. The Company renewed the lease agreement in January 2019 for monthly installments of $2,000 which terminated on June 30, 2019, the Company now rents month to month for $250 per month. For the three months ended September 30, 2020 and 2019, rent expense earned by the stockholder amounted to $750 and $6,000. For the nine months ended September 30, 2020 and 2019, rent expense earned by the stockholder amounted to $2,250 and $18,000. $17,000 and $15,000 of rent expense is in accounts payable as of September 30, 2020 and December 31, 2019, respectively.

For the three and nine months ended September 30, 2020 professional expense paid to directors and officers of the Company amounted to $14,237. For the three and nine months ended September 30, 2019 professional expense paid to directors and officers of the Company amounted to $0.

10. SUBSEQUENT EVENTS

On November 9, 2020, the Company’s Board of Directors (with Mr. Mitta abstaining) approved the award of 1,000,000 shares of the Company’s Common Stock to Mr. Mitta for services rendered to the Company in his capacity as a director since his appointment.

On November 9, 2020, the Company entered into a Share Exchange Agreements (the “Exchange Agreements”) with Clifford L. Emmons, the Company’s President, Chief Executive Officer, and director, Vidhyadhar Mitta, the Company’s director, and Karen McNemar, the Company’s Chief Operating Officer. Pursuant to the Purchase Agreements:

•	the Company agreed to sell Mr. Emmons 7,800 shares of “Series A Supervoting Preferred Stock” (as defined below) upon the filing of the Certificate of Designation (as defined below) in exchange for 780,000 unissued, vested shares of the Company’s Common Stock;

•	the Company agreed to sell Mr. Mitta 12,000 shares of “Series A Supervoting Preferred Stock” (as defined below) upon the filing of the Certificate of Designation (as defined below) in exchange for 1,000,000 unissued, awarded shares of the Company’s Common Stock and $168 in accrued and unpaid interest pursuant to a note issued to Mr. Mitta; and

•	the Company agreed to sell Ms. McNemar 6,045 shares of “Series A Supervoting Preferred Stock” (as defined below) upon the filing of the Certificate of Designation (as defined below) in exchange for 604,500 unissued, vested shares of the Company’s Common Stock.

On November 9, 2020, the Company filed an amendment to the Certificate of Designation to increase the shares authorized to 25,845 shares of Series A Supervoting Preferred Stock. The Board authorized the Supervoting Preferred Stock pursuant to the authority given to the Board under the Articles of Incorporation, which authorizes the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, and authorizes the Board, by resolution, to establish any or all of the unissued shares of Preferred Stock, not then allocated to any series into one or more series and to fix and determine the designation of each such shares, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there were no additional items to disclose.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of IIoT-OXYS, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of IIoT-OXYS, Inc. (the Company) as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has incurred net losses since inception and has negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

June 22, 2020

We have served as the Company’s auditor since 2018.

F-23

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2019 and December 31, 2018

	December 31, 2019	December 31, 2018

Assets
Current Assets
Cash and Cash Equivalents	$24,212	$39,226
Accounts Receivable, net	28,004	33,000
Prepaid Expense	3,710	4,452
Inventory	–	317
Total Current Assets	55,926	76,995

Intangible Assets, net	397,492	446,992
Total Assets	$453,418	$523,987

Liabilities and Stockholders' (Deficit) Equity
Current Liabilities
Shares Payable to Related Parties	$1,102,645	$449,729
Salaries Payable to Related Parties	343,227	231,674
Accounts Payable	164,562	146,288
Accrued Liabilities	54,497	–
Total Current Liabilities	1,664,931	827,691

Notes Payable, net	706,508	234,932
Due to Stockholder	1,000	1,000
Total Liabilities	2,372,439	1,063,623

Commitments and Contingencies (Note 8)

Stockholders' (Deficit) Equity
Preferred stock $0.001 par value, 10,000,000 shares authorized; 0 issued and outstanding	–	–
Common stock $0.001 par value, 190,000,000 shares authorized; 43,313,547 and 40,633,327 shares issued and outstanding, respectively	43,314	40,633
Additional Paid-in Capital	3,077,972	2,572,751
Accumulated Deficit	(5,040,307)	(3,153,020)

Total Stockholders' Deficit	(1,919,021)	(539,636)
Total Liabilities and Stockholders' Deficit	$453,418	$523,987

See accompanying notes to audited condensed consolidated financial statements.

F-24

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Years Ended December 31, 2019 and 2018

	Year Ended December 31,
	2019	2018
Revenues
Sales	$147,151	$224,643
Cost of Sales	38,960	135,008
Gross Profit	108,191	89,635

Expenses
Demo Parts	570	3,217
Bank Service Charges	3,467	718
Office Expenses	34,650	38,279
Organization Costs	19,997	22,930
Insurance	17,268	24,518
Professional	1,807,286	1,152,798
Travel	32,684	15,645
Patent License Fee	6,363	106,065
Amortization of Intangible Assets	49,500	48,220
Total Expenses	1,971,787	1,412,390

Other Income (Expense)
Gain on Forgiveness of Salaries Payable to Related Parties	370,725	–
Loss on Extinguishment of Debt	(221,232)	–
Interest Expense	(173,183)	(291,729)
Miscellaneous Income	–	1,185
Total Other Income (Expense)	(23,690)	(290,544)

Net Loss Before Income Taxes	$(1,887,287)	$(1,613,299)

Loss per Common Share	$(0.04)	$(0.04)

Weighted Average Number of Shares Outstanding - Basic and Diluted	42,334,210	40,601,683

See accompanying notes to audited condensed consolidated financial statements.

F-25

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders' Equity (Deficit)

For the Years Ended December 31, 2019 and 2018

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount

Balance December 31, 2017	38,983,327	38,983	1,579,401	(1,539,721)	78,663

Acquisition of HereLab	1,650,000	1,650	493,350	–	495,000

Beneficial conversion feature discount on note payable	–	–	500,000	–	500,000

Net loss	–	–	–	(1,613,299)	(1,613,299)

Balance December 31, 2018	40,633,327	$40,633	$2,572,751	$(3,153,020)	$(539,636)

Stock-based compensation	2,680,220	2,680	351,680	–	354,360

Discount on notes payable	–	–	153,541	–	153,541

Net loss	–	–	–	(1,887,287)	(1,887,287)

Balance December 31, 2019	43,313,547	$43,314	$3,077,972	$(5,040,307)	$(1,919,021)

See accompanying notes to audited condensed consolidated financial statements.

F-26

IIOT-OXYS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Years Ended September 30, 2019 and 2018

	Year Ended December 31,
	2019	2018

Cash Flows from Operating Activities:
Net Loss	$(1,887,287)	$(1,613,299)

Adjustments to reconcile net loss to net cash (used) by operating activities:
Loss on Extinguishment of Debt	221,232	–
Stock Based Compensation	354,360	449,729
Acquisition of Net Assets	–	(212)
Amortization of Discount on Notes Payable	93,886	234,932
Amortization of Intangible Assets	49,500	48,220
Forgiveness of Salaries Payable to Related Parties	(370,725)	–

Changes in assets and liabilities:
(Increase) Decrease in:
Accounts Receivable	4,996	6,800
Inventory	317	(317)
Prepaid Expense	742	10,326
Escrow	–	1,782
Licensing Agreement	–	1,000
Increase (Decrease) in:
Shares Payable to Related Parties	652,916	–
Salaries Payable to Related Parties	482,278	–
Accounts Payable	18,274	339,402
Accrued Liabilities	54,497	–
Net Cash Used by Operating Activities	(325,014)	(521,637)

Cash Flows from Financing Activities:
Cash Received from Convertible Note Payable	310,000	500,000
Net Cash Provided by Financing Activities	310,000	500,000

Net Decrease in Cash and Cash Equivalents	(15,014)	(21,637)

Cash and Cash Equivalents at Beginning of Period	39,226	60,863

Cash and Cash Equivalents at End of Period	$24,212	$39,226
		447,947
Supplemental disclosure of cash flow information:
Interest paid during the period	$53,367	$56,797
Taxes paid during the period	$–	$–
Supplemental disclosure of non-cash investing and financing activities:
Fair value of shares issued in acquisition of subsidiary	$–	$495,000
Fair value of intangible assets received in acquisition of subsidiary	$–	$495,212
Discount on notes payable	$153,541	$–

See accompanying notes to audited condensed consolidated financial statements.

F-27

IIOT-OXYS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2019

1. NATURE OF OPERATIONS

The Company was only recently formed and is currently devoting substantially all its efforts in identifying, developing and marketing engineered products, software and services for applications in the Industrial Internet which involves collecting and processing data collected from a wide variety of industrial systems and machines.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements are prepared on the accrual method of accounting. The accounting and reporting policies of the Company conform with generally accepted accounting principles (“GAAP”).

Principles of Consolidation

The consolidated financial statements for December 31, 2019 include the accounts of IIOT-OXYS, Inc., OXYS Corporation, and HereLab, Inc. All significant intercompany balances and transactions have been eliminated.

The consolidated financial statements for December 31, 2018 include the accounts of IIOT-OXYS, Inc., OXYS Corporation, and HereLab, Inc. as of the closing date of the acquisition agreement dated January 11, 2018. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition

The Company’s revenue is derived primarily from providing services under contractual agreements. The Company recognizes revenue in accordance with ASC Topic No. 606, Revenue from Contracts with Customers (“ASC 606”) which was adopted on January 1, 2018, using the modified retrospective method, which was elected to apply to all active contracts as of the adoption date. Application of the modified retrospective method did not impact amounts previously reported by the Company, nor did it require a cumulative effect adjustment upon adoption, as the Company's method of recognizing revenue under ASC 606 yielded similar results to the method utilized immediately prior to adoption. Accordingly, there was no effect to each financial statement line item as a result of applying the new revenue standard.

According to ASC 606, the Company recognizes revenue based on the following criteria:

•	Identification of a contract or contracts, with a customer.
•	Identification of the performance obligations in the contract.
•	Determination of contract price.
•	Allocation of transaction price to the performance obligation.
•	Recognition of revenue when, or as, performance obligation is satisfied.

F-28

The Company used a practical expedient available under ASC 606-10-65-1(f)4 that permits it to consider the aggregate effect of all contract modifications that occurred before the beginning of the earliest period presented when identifying satisfied and unsatisfied performance obligations, transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations.

The Company has elected to treat shipping and handling activities as cost of sales. Additionally, the Company has elected to record revenue net of sales and other similar taxes.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company was only recently formed, has incurred continuing operating losses and has an accumulated deficit of $5,040,307 and $3,153,020 at December 31, 2019 and 2018, respectively. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

Management believes that it will be able to achieve a satisfactory level of liquidity to meet the Company’s obligations for the next 12 months by generating cash through additional borrowings and/or issuances of equity securities, as needed. However, there can be no assurance that the Company will be able to generate sufficient liquidity to maintain its operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Concentration of Risk

Financial instruments that potentially expose the Company to concentrations of risk consist primarily of cash and cash equivalents which are generally not collateralized. The Company’s policy is to place its cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC), up to $250,000. At December 31, 2019 and 2018, the Company had no amounts in excess of the FDIC insurance limit.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. The Company determines the allowance for doubtful accounts by identifying potential troubled accounts and by using historical experience and future expectations applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded as income when received. There was no allowance for doubtful accounts at December 31, 2019 and 2018.

F-29

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments is determined in accordance with ASC 820, Fair Value Measurements and Disclosures.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes.

Long-Lived Assets

The Company regularly reviews the carrying value and estimated lives of its long-lived assets to determine whether indicators of impairment may exist that warrant adjustments to the carrying value or estimated useful lives. The determinants used for this evaluation include management’s estimate of the asset’s ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the assets to the Company’s business objectives.

Definite-lived intangible assets are amortized on a straight-line basis over the estimated periods benefited and are reviewed when appropriate for possible impairment.

Convertible Debt

Convertible debt is accounted for under FASB ASC 470, Debt – Debt with Conversion and Other Options.

Basic and Diluted Net Loss Per Common Share

The Company computes basic and diluted net loss attributable to common stockholders for the period under ASC 260-10, Earnings Per Share.

3. RECENT ACCOUNTING PRONOUNCEMENTS

ASU 2016-02

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the consolidated balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statement of operations. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. On January 1, 2019, the Company adopted ASU 2016-02. The Company is not a lessee of a lease longer than 12 months nor has the Company been a lessee of a lease longer than 12 months in prior periods therefore there is no impact of the adoption of this standard.

F-30

ASU 2018-07

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting, which aligned certain aspects of share-based payments accounting between employees and nonemployees. Specifically, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied and an entity considers the probability of satisfying performance conditions when nonemployee share-based payment awards contain such conditions. On January 1, 2019, the Company adopted ASU 2018-17. The new standard did not have a significant impact on the Company’s financial statements or disclosures.

ASU 2019-12

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB and do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

4. FAIR VALUE MEASUREMENTS

ASC 820 "Fair Value Measurements," defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1—Observable inputs such as quoted prices (unadjusted) for identical instruments in active markets.

•	Level 2—Observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, or model-derived valuations whose significant inputs are observable.

•	Level 3—Unobservable inputs that reflect the reporting entity’s own assumptions.

F-31

The following tables set forth the liabilities measured at fair value on a non-recurring basis presented in the Company’s consolidated financial statements as of December 31, 2019 and 2018:

	December 31, 2019
	Level 1	Level 2	Level 3	Total
Shares issued in acquisition of HereLab	$–	$–	$–	$–
Accrued share compensation	–	–	1,102,645	1,102,645
Total fair value	$–	$–	$1,102,645	$1,102,645

	December 31, 2018
	Level 1	Level 2	Level 3	Total
Shares issued in acquisition of HereLab	$–	$–	$495,000	$495,000
Accrued share compensation	32,500	–	417,229	449,729
Total fair value	$32,500	$–	$912,229	$944,729

The shares of common stock associated with the Level 3 accrued share compensation liability are the unvested shares earned on a pro-rata basis as of December 31, 2019 and 2018 related to the consulting agreements discussed in Note 7. The fair value was calculated based on comparable adjusted amounts the Company was raising funds at multiplied by the total shares agreed upon on the effective date of the respective agreements. The share compensation amount is amortized over the life of the agreements.

The shares of common stock associated with the Level 1 accrued share compensation liability are shares issued to a consultant in exchange for work provided during the period, but not yet issued as of December 31, 2018, related to a settlement agreement discussed in Note 7. The fair value was calculated based on market prices for the shares in an active market on the effective date of the agreement.

The shares of common stock associated with the Level 3 shares issued in the acquisition of Herelab as of December 31, 2018 were valued based on comparable adjusted amounts the Company was raising funds at on the effective date of the agreement.

5. INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic No. 740. This standard requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. Income tax returns open for examination by the Internal Revenue Service consist of tax years ended December 31, 2019, 2018 and 2017.

F-32

The Company has available at December 31, 2019, unused operating loss carryforwards of approximately $5,040,911 which may be applied against future taxable income and which expire in various years through 2036. However, if certain substantial changes in the Company’s ownership should occur, there could be an annual limitation on the amount of net operating loss carryforward which can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and other temporary differences of approximately $1,303,076 and $815,056 at December 31, 2019 and 2018, respectively, and therefore, no deferred tax asset has been recognized for the loss carryforwards. The change in the valuation allowance is approximately $488,020 and $417,038 for the years ended December 31, 2019 and 2018, respectively.

Deferred tax assets are comprised of the following:

	December 31, 2019	December 31, 2018
NOL carryover	$1,303,076	$815,056
Valuation allowance	(1,303,076)	(815,056)
Net deferred tax asset	$–	$–

The reconciliation of the provisions for income taxes computed at the U.S. federal statutory tax rate (21%) to the Company’s effective tax rate for the periods ended December 31, 2019 and 2018 is as follows:

	December 31, 2019	December 31, 2018
Book loss	$396,457	$338,793
State taxes	91,563	78,245
Change in valuation allowance	(488,020)	(417,038)
Provision for income taxes	$–	$–

6. INTANGIBLE ASSETS, NET

The Company’s intangible assets comprise of intellectual property revolving around their field tests, sensor integrations, and board designs. Intangible assets, net of amortization at December 31, 2019 and 2018 amounted to $397,492 and $446,992, respectively.

	December 31, 2019	December 31, 2018
Intangible Assets	$495,000	$495,000
Accumulated amortization	(97,508)	(48,008)
Intangible Assets, net	$397,492	$446,992

F-33

At December 31, 2019 the Company determined that none of its intangible assets were impaired. Amortizable intangible assets are amortized using the straight-line method over their estimated useful lives of ten years. Amortization expense of finite-lived intangibles was $49,500 and $48,220 for the years ended December 31, 2019 and 2018, respectively.

The following table summarizes the Company’s estimated future amortization expense of intangible assets with finite lives as of December 31, 2019:

Amortization expense
2020	$49,500
2021	49,500
2022	49,500
2023	49,500
2024	49,500
Thereafter	149,992
$397,492

7. COMMITMENTS AND CONTINGENCIES

In prior years, the Company entered into consulting agreements with one director, three executive officers, and one engineer of the Company which include commitments to issue shares of the Company’s common stock from the Company’s Stock Incentive Plans. Two agreements have been terminated and shares have been issued in conjunction with the related separation agreements, but the vested shares related to the remaining consulting agreements with the three executive officers have not yet been issued and therefore remain a liability. According to the remaining three agreements, 1,269,000 shares vested in 2019, 2,400,000 shares of common stock will vest in 2020, and 3,600,000 shares of common stock will vest in 2021.

According to the agreements with the executive officers the shares vest annually over three years on the anniversary of each agreement.

In the event that the agreement is terminated by either party pursuant to the terms of the agreement, all unvested shares which have been earned shall vest on a pro-rata basis as of the effective date of the termination of the agreement and all unearned, unvested shares shall be terminated.

The value of the shares was assigned at fair market value on the effective date of the agreement and the pro-rata number of shares earned was calculated and amortized at the end of each reporting period. The Company accrued $1,102,645 and $944,467 in shares payable in conjunction with these agreements as of December 31, 2019 and 2018, respectively. A summary of these agreements is as follows.

On March 11, 2019, the Company’s Board of Directors approved the Consulting Agreement dated effective June 4, 2018 with its CEO. The term of the agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by the CEO pursuant to the agreement are those customary for the position in which the CEO is serving. The CEO shall receive a monthly fee of $15,000 which accrues unless converted into shares of common stock of the Company at a conversion rate specified in the agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $5,000 of the monthly fee will be paid to the CEO in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to the CEO in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise. As of the effective date, the Company shall issue to the CEO an aggregate of 3,060,000 shares of the Company’s common stock which vest as follows:

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1.	560,000 shares on the first-year anniversary of the effective date;
2.	1,000,000 shares on the second-year anniversary of the effective date; and
3.	1,500,000 shares on the third-year anniversary of the effective date.

The shares are issued under the 2019 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the agreement) or the listing of the Company’s common stock on a senior exchange. As of December 31, 2019, 560,000 shares had vested, but were not yet issued.

On March 11, 2019, the Company’s Board of Directors approved the Consulting Agreement dated effective October 1, 2018 with its COO. The term of the agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by the COO pursuant to the agreement are those customary for the position in which the COO is serving. The COO shall receive a monthly fee of $12,750 which accrues unless converted into shares of common stock of the Company at a conversion rate specified in the agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $4,250 of the monthly fee will be paid to the COO in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to the COO in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise. As of the effective date, the Company shall issue to the COO an aggregate of 2,409,000 shares of the Company’s common stock which vest as follows:

1.	409,000 shares on the first-year anniversary of the effective date;
2.	800,000 shares on the second-year anniversary of the effective date; and
3.	1,200,000 shares on the third-year anniversary of the effective date.

The shares are issued under the 2017 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the agreement) or the listing of the Company’s common stock on a senior exchange. As of December 31, 2019, 409,000 shares had vested, but were not yet issued.

On March 11, 2019, the Company’s Board of Directors approved the Amended and Restated Consulting Agreement dated effective April 23, 2018 with its CTO. The term of the agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by the CTO pursuant to the agreement are those customary for the position in which the CTO is serving. The CTO shall receive a monthly fee of $9,375 which accrues unless converted into shares of common stock of the Company at a conversion rate specified in the agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $3,125 of the monthly fee will be paid to the CTO in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to the CTO in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise. As of the effective date, the Company shall issue to the CTO an aggregate of 1,800,000 shares of the Company’s common stock which vest as follows:

1.	300,000 shares on the first-year anniversary of the effective date;
2.	600,000 shares on the second-year anniversary of the effective date; and
3.	900,000 shares on the third-year anniversary of the effective date.

As of December 31, 2019, 300,000 shares had vested, but were not yet issued.

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8. STOCKHOLDERS' EQUITY

Common Stock

The Company has authorized 190,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. At December 31, 2019 and 2018, the Company had 43,313,547 and 40,633,327 shares of common stock and no shares of preferred stock issued and outstanding, respectively.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available, therefore. In the event of liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

On March 16, 2017, the Board of Directors of IIOT-OXYS, Inc. and a majority of the shareholders of IIOT-OXYS, Inc. approved the IIOT-OXYS, Inc. 2017 Stock Awards Plan, (the “Plan”). The Plan provided for granted incentive stock options, options that do not constitute incentive stock options, stock appreciation rights, restricted stock awards, phantom stock awards, or any combination of the foregoing, as is best suited to the particular circumstances. The Plan was effective upon its adoption by the Board.

The aggregate number of common shares that may be issued under the Plan were 7,000,000 common shares. No further awards were to be granted under the Plan after ten years following the effective date. The Plan was to remain in effect until all awards granted under the Plan had been satisfied or expired. This Plan was terminated and replaced by the 2017 Stock Inventive Plan (the “2017 Plan”) on December 14, 2017 (the “Effective Date”) as approved by the Board of Directors of the Company.

Awards may be made under the 2017 Plan for up to 4,500,000 shares of common stock of the Company. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the 2017 Plan. No awards can be granted under the 2017 Plan after the expiration of 10 years from the Effective Date but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock awards. With the approval of the 2017 Stock Incentive Plan, the Board terminated the 2017 Stock Awards Plan with no awards having been granted thereunder.

On March 11, 2019 (the “Effective Date”) the Board of Directors of the Company approved the 2019 Stock Incentive Plan (the “Plan”). Awards may be made under the Plan for up to 5,000,000 shares of common stock of the Company. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the Plan. No awards can be granted under the Plan after the expiration of 10 years from the Effective Date but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock awards.

Shares earned and issued related to the consulting agreements discussed in Note 7 are issued under the 2017 Stock Incentive Plan and the 2019 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the agreement) or the listing of the Company’s common stock on a senior exchange.

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A summary of the status of the Company’s non-vested shares as of December 31, 2019 and changes during the year then ended, is presented below:

	Non-vested Shares of Common Stock	Weighted Average Fair Value
Balance at December 31, 2018	7,469,000	$0.30
Awarded	–	–
Vested	(1,319,000)	$0.30
Forfeited	(150,000)	$0.30
Balance at December 31, 2019	6,000,000	$0.30

As of December 31, 2019 and 2018, there was $1,078,055 and $1,854,873, respectively, of total unrecognized compensation costs related to the non-vested share-based compensation arrangements awarded to consultants. That cost is expected to be recognized over a weighted-average period of 1.4 years. The total fair value of shares vested during the year ended December 31, 2019 and 2018 was $723,068 and $449,729, respectively.

A consulting agreement with an engineer was terminated upon the resignation of the engineer on August 30, 2019 as of which 50,000 earned shares were vested and were issued on October 10, 2019 amounting to $6,250. A consulting agreement with a director was terminated upon the resignation of the director on September 20, 2018 and, pursuant to a Settlement Agreement, 104,673 earned shares were vested and issued on January 1, 2019 amounting to $21,458.

On January 11, 2018 the Company issued 1,650,000 shares in acquisition of HereLab, Inc. in the amount of $495,000.

On October 5, 2018 the Company entered into a Settlement Agreement with a consultant in which 650,000 shares were issued on February 28, 2019 in the amount of $7,800.

On January 10, 2019, the Company entered into a Strategic Advisory Agreement with a consultant. The initial term of the agreement is 90 days from the date of the agreement and will be renewed for an additional 90-day term unless either party gives written notice at least ten days prior to the expiration of the initial term. Pursuant to the agreement, the consultant provided the Company consulting services pertaining to strategic planning for marketing and capital raising. In consideration of receipt of the services, the Company issued to the consultant 1,885,547 shares of the Company’s common stock amounting to $249,402 as of December 31, 2019. The agreement was terminated August 31, 2019.

On March 7, 2019, the Board of Directors of the Company approved the Financial Consulting Agreement dated effective March 4, 2019 with a consultant pursuant to which the Company issued to the consultant 500,000 shares of the Company’s common stock amounting to $60,000 in exchange for consulting services provided by the consultant to the Company. The term of the agreement was six months and was not renewed.

On July 12, 2019 the Board of Directors of the Company approved an issuance of 25,000 shares of the Company’s common stock amounting to $2,500 to a consultant as a bonus for services performed.

On September 6, 2019, the Company entered into a Financial Public Relations Agreement. The term of the Agreement is 45 days from the date of the Agreement and will be renewed upon written consent of the parties. The agreement was not renewed. Pursuant to the Agreement, the consultant provided the Company consulting services pertaining to investor relations. In consideration of receipt of the services the Company issued to the consultant 50,000 shares of the Company’s common stock amounting to $6,950.

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Total share-based compensation for the year ended December 31, 2019 and 2018 was $1,035,454 and $449,729, respectively.

Warrants

A summary of the status of the Company’s warrants as of December 31, 2019 and 2018 and changes during the year then ended, is presented below:

	Shares Under Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding at December 31, 2017	–
Issued	384,615	$0.75
Exercised	–
Expired/Forfeited	–
Outstanding at December 31, 2018	384,615	$0.75	4.1 years
Issued	1,242,917	$0.19
Exercised	–
Expired/Forfeited	–
Outstanding at December 31, 2019	1,627,532	$0.21	4.5 years

9. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share of common stock for the year ended December 31, 2019 and 2018:

	Year ended December 31,
	2019	2018
Net loss attributable to common stockholders (basic)	$(1,887,287)	$(1,613,229)

Shares used to compute net loss per common share, basic and diluted	42,334,210	40,601,683

Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.04)

Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of common shares and common share equivalents outstanding for the period. Common stock equivalents are only included when their effect is dilutive. The Company’s potentially dilutive securities which include stock options, convertible debt, convertible preferred stock and common stock warrants have been excluded from the computation of diluted net loss per share as they would be anti-dilutive. For all periods presented, there is no difference in the number of shares used to compute basic and diluted shares outstanding due to the Company’s net loss position.

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The following outstanding common stock equivalents have been excluded from diluted net loss per common share for the year ended December 31, 2019 and 2018 because their inclusion would be anti-dilutive:

	December 31, 2019	December 31, 2018
Warrants to purchase common stock	1,627,532	384,615
Potentially issuable shares related to convertible notes payable	4,787,447	–
Potentially issuable vested shares to directors and officers	1,269,000	104,673
Potentially issuable unvested shares to officers	6,000,000	7,469,000
Total anti-dilutive common stock equivalents	13,683,979	7,958,288

10. CONVERTIBLE NOTE PAYABLE

On January 18, 2018, the Board of Directors of the Company approved a non-public offering of up to $1,000,000 aggregate principal amount of its 12% Senior Secured Convertible Notes. The notes are convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.65 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The notes bear interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The notes mature January 15, 2020.

The notes are governed by a Securities Purchase Agreement and are secured by all the assets of the Company pursuant to a Security and Pledge Agreement. In addition to the issuance of the notes in the offering, the Company’s Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of the Company’s common stock for 50% of the number of shares of common stock issuable upon conversion of each note. Each warrant is immediately exercisable at $0.75 per share, contains certain anti-dilution down-round features and expires on January 15, 2023. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%.

On January 22, 2018, the Company entered into a SPA and Security and Pledge Agreement with its first investor in the offering and issued a note to the investor in the principal amount of $500,000. Subscription funds were received by the Company from the investor on February 7, 2018. In addition to the note, the Company issued to the investor 384,615 warrants. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

The proceeds received upon issuing the note and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $838,404 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 2.1%; and volatility of 142%. The effective conversion rate resulted in a Beneficial Conversion Feature greater than the proceeds received. Thus, the discount was limited to the proceeds received of $500,000 and was amortized to interest expense using the effective interest method over the term of the note.

On March 7, 2019, the Board of Directors of the Company approved Amendment No. 1 to the 12% Senior Secured Convertible Promissory Note and the Warrant Agreement, each issued January 22, 2018, respectively, to the note holder. The amendments (i) extend the maturity date of the note to March 1, 2021 and extend the term of the warrants to March 6, 2024, (ii) lower the conversion price of the note and the exercise price of the warrants to $0.20 and $0.30, respectively, and (iii) add an adjustment to the conversion and exercise price of the note and warrants, respectively, in the event the Company does not achieve certain milestones during calendar 2019. The fair value of the warrants is $25,162 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 2.6%; and volatility of 127%. The effective conversion rate resulted in a discount of $23,956 and is amortized to interest expense using the effective interest method over the term of the note. The Company recognized a loss on extinguishment of debt of $221,232 related to the decrease in conversion price.

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On January 1, 2020, the Company failed to achieve certain milestones during calendar 2019 and, as such, the conversion/exercise prices of the note and warrants were adjusted to $0.10 and $0.15, respectively.

For the year ended December 31, 2019 and 2018 interest expense paid to the investor amounted to $44,877 and $56,384, respectively. The Company also accrued $15,123 and $0 in interest expense as of December 31, 2019 and 2018, respectively. For year ended December 31, 2019 and 2018 the Company also amortized to interest expense $53,755 and $234,932, respectively.

The unpaid principal balance of the note is $500,000 at December 31, 2019 and December 31, 2018 and the remaining unamortized discount is $14,038 and $265,068, respectively.

On January 22, 2019, the Company entered into a Securities Purchase Agreement and Security and Pledge Agreement with a single investor and issued a Secured Convertible Promissory Note to the investor in the principal amount of $55,000. In addition to the note, the Company issued to the investor 36,667 warrants. Each warrant is immediately exercisable at $0.75 per share, contains certain anti-dilution down-round features and expires on January 22, 2024. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

The proceeds received upon issuing the note and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $3,217 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 2.6%; and volatility of 128%. The effective conversion rate resulted in a discount of $3,039 and is amortized to interest expense using the effective interest method over the term of the note.

For the year ended December 31, 2019 interest expense paid to the investor amounted to $0. The unpaid principal balance of the note and accrued interest is $55,000 and $2,584, respectively, at December 31, 2019, the remaining unamortized discount is $194. For the year ended December 31, 2019 the Company also amortized to interest expense $2,846 from the amortization of the discount. This note and accrued interest is due to a related party.

On March 7, 2019, the Board of Directors of the Company approved a non-public offering of up to $500,000 aggregate principal amount of its 12% Senior Secured Convertible Notes. The notes are convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.20 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The notes bear interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The notes mature March 1, 2021. The conversion price of the notes is also subject to adjustments if the Company does not achieve certain milestones during the calendar year 2019.

The notes are governed by a Securities Purchase Agreement and are secured by all the assets of the Company pursuant to a Security and Pledge Agreement. Funding is subject to the occurrence of certain milestones, as stated in the SPA. In addition to the issuance of the notes in the offering, the Company’s Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of the Company’s common stock for 50% of the number of shares of common stock issuable upon conversion of each note. Each warrant is immediately exercisable at $0.30 per share and expires five years from the issuance date. The exercise price of the warrants is also subject to adjustments if the Company does not achieve certain milestones during the calendar year 2019.

On March 6, 2019, the Company entered into SPAs and Security and Pledge Agreements with its first two investors in the offering and issued notes to the investors in the aggregate principal amount of $100,000. Subscription funds were received by the Company from the investors on March 6, 2019. In addition to the notes, the Company issued to the investors an aggregate of 250,000 warrants. Each warrant is immediately exercisable at $0.30 per share, contains certain anti-dilution down-round features and expires on March 6, 2024. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

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On January 1, 2020, the Company failed to achieve certain milestones during calendar 2019 and, as such, the conversion/exercise prices of the note and warrants were adjusted to $0.10 and $0.15, respectively.

The proceeds received upon issuing the notes and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $12,646 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 2.5%; and volatility of 127%. The effective conversion rate resulted in a discount of $11,226 and is amortized to interest expense using the effective interest method over the term of the notes.

The unpaid principal balance of the notes is $100,000, accrued interest is $3,025 and the balance of the unamortized discount is $2,037 at December 31, 2019. Interest expense paid to the investors amounted to $6,838 for the year ended December 31, 2019. For the year ended December 31, 2019, the Company also amortized to interest expense $9,189 from the amortization of the discount.

On August 2, 2019, the Company entered into a Securities Purchase Agreement with an investor for the purchase of a 12% Secured Convertible Note in the principal amount of up to $125,000. The note is convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.08 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The note bears interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The note matures August 2, 2021. $75,000, $25,000 and $25,000 subscription funds were received by the Company from the investor on August 2, 2019, September 6, 2019, and October 16, 2019, respectively. In addition to the note, the Company issued to the investor an aggregate of 781.250 warrants. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

The proceeds received upon issuing the note and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $71,035 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 1.6%; and volatility of 132%. The effective conversion rate resulted in a discount of $104,941 and is amortized to interest expense using the effective interest method over the term of the note.

The unpaid principal balance of the notes is $125,000, the accrued interest is $3,649 and the balance of the unamortized discount is $86,646 at December 31, 2019. Interest expense paid to the investor amounted to $1,652 for the year ended December 31, 2019. For the year ended December 31, 2019, the Company also amortized to interest expense $18,295 from the amortization of the discount. This note is payable to and the interest expense was paid to a related party.

On August 29, 2019, the Company entered into a Securities Purchase Agreement with an investor for the purchase of a Convertible Promissory Note in the principal amount of up to $105,000. The Note is not convertible within 180 days of receipt of funds for the first closing and is then convertible, in whole or in part, into shares of the Company’s Common Stock at a rate of $0.20 per share. Upon an “Event of Default,” as defined in the note, the conversion price becomes the “Variable Conversion Price” which is defined in the note as “60% multiplied by the Marked Price.” “Market Price” is defined in the note as “the lowest one (1) Trading Price (as defined in the note) for the common stock during the twenty-five (25) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.” The note bears interest at a rate of 10% per annum with principal and accrued and unpaid interest payable one year from the receipt of funds for each tranche under the note. Subscription funds of $30,000 were received by the Company from the investor on September 6, 2019 for which the Company paid a purchase price of $35,000. In addition to the notes, the Company issued to the investor an aggregate of 175,000 warrants. The warrants are considered equity instruments based on the Company’s adoption of ASU 2017-11.

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The proceeds received upon issuing the notes and warrants were allocated to each instrument on a relative fair value basis. The initial fair value of the warrants was $15,868 determined using the Black-Scholes valuation model with the following assumptions: expected term of 2.5 years; risk free interest rate of 1.4%; and volatility of 132%. The effective conversion rate resulted in a discount of $10,378 and is amortized to interest expense using the effective interest method over the term of the notes.

The unpaid principal balance of the notes is $35,000, accrued interest is $1,112 and the balance of the unamortized discount is $3,764 at December 31, 2019. For the year ended December 31, 2019 the Company also amortized to interest expense $6,615 from the amortization of the discount. There is an additional discount of $5,000 on the note resulting from the difference between the purchase price and the subscription funds received. For the year ended December 31, 2019 $3,187 has been amortized to interest expense leaving an unamortized balance of $1,813 as of December 31, 2019.

11. RELATED PARTIES

At December 31, 2019 and 2018 the amount due to stockholders was $1,000. The balance is payable to two stockholders related to opening bank balances.

At December 31, 2019 and 2018 accounts payable due to three officers was $343,227 and $237,514, respectively. The majority of the balance is related to deferred salary expenses while the remainder is related to reimbursable expenses that were incurred throughout the year. During the year ended December 31, 2019 the three officers forgave accrued salaries amounting to $370,725.

In January 2018 the Company entered into a lease agreement with a stockholder of the Company and paid monthly installments of $2,000 which terminated on December 31, 2018. The Company renewed the lease agreement in January 2019 for monthly installments of $2,000 which terminated on June 30, 2019, the Company now rents month to month. For the year ended December 31, 2019 and 2018, rent expense earned by the stockholder amounted to $24,000, while $15,000 and $6,000 of the rent expense is in accounts payable as of December 31, 2019 and 2018, respectively.

The Company entered into a verbal arrangement in June of 2017 with a company controlled by a shareholder to provide administrative services. Total payments to the related party for administrative services amounted to $0 and $26,000 for the year ended December 31, 2019 and 2018, respectively.

For the year ended December 31, 2019 professional expense paid to directors and officers of the Company amounted to $0 and $130,000, respectively. For the year ended December 31, 2019 and 2018, travel expense paid on behalf of directors and officers of the Company amounted to approximately $10,000 and $8,000, respectively.

12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there were the following items to disclose:

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Six months from receipt of the first tranche of $35,000 under the Convertible Promissory Note issued on August 29, 2019, the Company failed to pay the accrued and unpaid interest, which is considered an “Event of Default” under the note. As a result, the conversion price became a “Variable Conversion Price.” Also, as a result of the occurrence of the “Event of Default,” all amounts owing under the note became immediately due and payable and the Company became obligated to pay to the holder 175% of the then outstanding balance of the note and all unpaid principal and unpaid interest accrued interest at 15%.

During 2020, the holder of the note had converted $35,000 of principle plus fees into shares of Common Stock and, as of the date hereof, the amount of principle owing under the note is $0. As a result of the conversions by the holder at a conversion price below the warrant exercise price of $0.20, the exercise price of the warrants was adjusted to $0.00084. During 2020, the holder of the note exercised 38,038,165 warrants at conversion prices ranging from $0.026 to $0.060.

On May 20, 2020, the second closing of the Convertible Promissory Note occurred pursuant to which the Company paid a purchase price of $35,000 and received gross proceeds of $29,300. In addition to the issuance of the note, the Company issued to the holder warrants to purchase one share of the Company’s Common Stock for 100% of the number of shares of Common Stock issuable upon conversion of the funds received in the second closing. Each warrant is immediately exercisable at $0.20 per share, unless adjusted, and expires on May 20, 2025.

During 2020, the Company applied for and received funding from the Payroll Protection Program (the “PPP Loan”) in the amount of $36,700. under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan matures on April 23, 2022 and bears interest at a rate of 1.0% per annum. Monthly amortized principal and interest payments are deferred for six months after the date of disbursement. The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the use of PPP Loan amount shall be limited to certain qualifying expenses and may be partially or wholly forgiven in accordance with the requirements set forth in the CARES Act.

The Company is closely monitoring the impact of the 2019 novel coronavirus, or COVID-19, on all aspects of its business. COVID-19 was declared a global pandemic by the World Health Organization on March 11, 2020 and the President of the United States declared the COVID-19 outbreak a national emergency. The Company has implemented contingency plans, with office-based employees working remotely where possible. While the COVID-19 pandemic has not had a material adverse impact on the Company’s operations to date, the future impacts of the pandemic and any resulting economic impact are largely unknown and rapidly evolving. It is possible that the COVID-19 pandemic, the measures taken by the governments of countries affected and the resulting economic impact may materially and adversely affect the Company’s results of operations, cash flows and financial position as well as its customers.

On June 12, 2020, the Company entered into Amendment No. 1 to the 5% Secured Promissory Note with Cambridge Medspace, LLC, a Massachusetts limited liability company, pursuant to which the Note was amended to extend the maturity date to January 22, 2021.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events; are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in the “Risk Factors” section of this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Basis of Presentation

The financial information presented below and the following Management Discussion and Analysis of the Consolidated Financial Condition, Results of Operations, Stockholders’ Equity and Cash Flow for the quarterly period ended September 30, 2019 and 2020 gives effect to our acquisition of OXYS Corporation (“OXYS”) on July 28, 2017. In accordance with the accounting reporting requirements for the recapitalization related to the “reverse merger” of OXYS, the financial statements for OXYS have been adjusted to reflect the change in the shares outstanding and the par value of the common stock of OXYS. Additionally, all intercompany transactions between the Company and OXYS have been eliminated.

Forward-Looking Statements

Statements in this management’s discussion and analysis of financial condition and results of operations contain certain forward-looking statements. To the extent that such statements are not recitations of historical fact, such statements constitute forward looking statements which, by definition involve risks and uncertainties. Where in any forward-looking statements, if we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

Factors that may cause differences between actual results and those contemplated by forward-looking statements include those discussed in “Risk Factors” and are not limited to the following:

•	the unprecedented impact of COVID-19 pandemic on our business, customers, employees, subcontractors and supply chain, consultants, service providers, stockholders, investors and other stakeholders;
•	general market and economic conditions;
•	our ability to maintain and grow our business with our current customers;
•	our ability to meet the volume and service requirements of our customers;
•	industry consolidation, including acquisitions by us or our competitors;
•	capacity utilization and the efficiency of manufacturing operations;
•	success in developing new products;

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•	timing of our new product introductions;
•	new product introductions by competitors;
•	the ability of competitors to more fully leverage low cost geographies for manufacturing or distribution;
•	product pricing, including the impact of currency exchange rates;
•	effectiveness of sales and marketing resources and strategies;
•	adequate manufacturing capacity and supply of components and materials;
•	strategic relationships with our suppliers;
•	product quality and performance;
•	protection of our products and brand by effective use of intellectual property laws;
•	the financial strength of our competitors;
•	the outcome of any future litigation or commercial dispute;
•	barriers to entry imposed by competitors with significant market power in new markets;
•	government actions throughout the world; and
•	our ability to service secured debt, when due.

You should not rely on forward-looking statements in this document. This management’s discussion contains forward looking statements that involve risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these statements, which apply only as of the date of this document. Our actual results could differ materially from those anticipated in these forward-looking statements.

Critical Accounting Policies

The following discussions are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. These financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States.

The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingencies. We continually evaluate the accounting policies and estimates used to prepare the financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

Trends and Uncertainties

On July 28, 2017, we closed the reverse acquisition transaction under the Securities Exchange Agreement dated March 16, 2017, as reported in our Current Report on Form 8-K filed with the Commission on August 3, 2017. Following the closing, our business has been that of OXYS, Inc. and HereLab, Inc., our wholly owned subsidiaries. Our operations have varied significantly following the closing since, prior to that time, we were an inactive shell company.

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Historical Background

We were incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation and subsequently changed our name to Gotham Capital Holdings, Inc. on May 18, 2015. We commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. From January 1, 2009 until July 28, 2017, we had no operations and were a shell company.

On March 16, 2017, our Board of Directors adopted resolutions, which were approved by shareholders holding a majority of our outstanding shares, to change our name to “IIOT-OXYS, Inc.”, to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement (the “OXYS SEA”) between the Company and OXYS Corporation (“OXYS”), a Nevada corporation incorporated on August 4, 2016.

Under the terms of the OXYS SEA we acquired 100% of the issued voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. We also cancelled 1,500,000 outstanding shares of our Common Stock and changed our management to Mr. DiBiase who also served in management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017, and our name was changed to “IIOT-OXYS, Inc.” at that time. Effective October 26, 2017, our domicile was changed from New Jersey to Nevada.

On December 14, 2017, we entered into a Share Exchange Agreement (the “HereLab SEA”) with HereLab, Inc., a Delaware corporation (“HereLab”), and HereLab’s two shareholders pursuant to which we would acquire all the issued and outstanding shares of HereLab in exchange for the issuance of 1,650,000 shares of our Common Stock, on a pro rata basis, to HereLab’s two shareholders. The closing of the transaction occurred on January 11, 2018 and HereLab became our wholly-owned subsidiary.

A new management team was put into place in 2018, which constitutes our current management team.

At the present time, we have two, wholly-owned subsidiaries which are OXYS Corporation and HereLab, Inc., through which our operations are conducted.

General Overview

IIOT-OXYS, Inc., a Nevada corporation (the “Company”), and OXYS, were originally established for the purposes of designing, building, testing, and selling Edge Computing systems for the Industrial Internet. Both companies were, and presently are, early stage technology startups that are largely pre-revenue in their development phase. HereLab is also an early-stage technology development company. The Company received its first revenues in the last quarter of 2017 and has continued to realize revenues through 2020, and expects to realize revenue growth in 2021 due to its business development pipeline.

We develop hardware, software and algorithms that monitor, measure and predict conditions for energy, structural, agricultural and medical applications. We use domain-specific Artificial Intelligence to solve industrial and environmental challenges. Our engineered solutions focus on common sense approaches to machine learning, algorithm development and hardware and software products.

Our customers have issues and they need improvements.  We design a system of hardware and software, assemble, install, monitor data and apply our algorithms to help provide the customer insights.

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We use off the shelf components, with reconfigurable hardware architecture that adapts to a wide range of customer needs and applications. We use open source software tools, while still creating proprietary content for customers, thereby reducing software development time and cost. The software works with the hardware to collect data from the equipment or structure that is being monitored.

We focus on developing insights. We develop algorithms that help our customers create insights from vast data streams.  The data collected is analyzed and reports are created for the customer. From these insights, the customer can act to improve their process, product or structure.

OUR SOLUTIONS ACHIEVE TWO OBJECTIVES

ADD VALUE

•	We show clear path to improved asset reliability, machine uptime, machine utilization, energy consumption, and quality.

•	We provide advanced algorithms and insights as a service.

RISK MINIMIZATION

•	We use simple measurements requiring almost zero integration – minimally invasive.

•	We do not interfere with command and control of critical equipment.

•	We do not physically touch machine control networks – total isolation of networks.

HOW WE DO IT

Our location in Cambridge, Massachusetts is ideal since market-leading Biotech, Medtech, and Pharma multinational firms have offices or R&D centers in Cambridge or the Greater Boston area, which gives us easier access to potential sales which, in turn, lowers our cost of sales. Additionally, we continue to add value to structural health monitoring and smart manufacturing customers as well. We, therefore, have a range of opportunities as we continue to expand our customer base.

Our goal is to help Biotech, Pharma, and Medical Device companies realize the next wave of performance, productivity, and quality gains for their organizations, and become Industry 4.0 compliant.

We have a unique value proposition in a fast-growing worldwide multi-billion USD market, and have positioned our business with strategic partners for accelerated growth. We are therefore well-poised for growth in 2020 and beyond, as we execute our plans and acquire additional customers.

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WHAT MARKETS WE SERVE

SMART MANUFACTURING

We help our customers maintain machine uptime and maximize operational efficiency. We also enable then to do energy monitoring, predictive maintenance that anticipates problems before they happen, and improve part and process quality.

BIOTECH, PHARMACEUTICAL, AND MEDICAL DEVICES

We are on the operations side, not the patient-facing side. In this market vertical, our customers must provide high-quality products that must also pass rigorous review by governing bodies such as the FDA. Here again, we focus on machine uptime, operational efficiency, and predictive maintenance to avoid unplanned downtime.

SMART INFRASTRUCTURE

For bridges and other civil infrastructure, local, state and federal agencies have limited resources. We help our clients prioritize how to spend limited funds by addressing those fixes which need to be made first.

OUR UNIQUE VALUE PROPOSITION

EDGE COMPUTING AS A COMPLIMENT TO CLOUD COMPUTING

Within the Internet of Things (“IoT”) and Industrial Internet of Things (“IIoT”), most companies right now are adopting an approach which sends all sensor data to the cloud for processing. We specialize in edge computing, where the data processing is done locally right where the data is collected. We also have advanced cloud-based algorithms that implement various machine learning and artificial intelligence algorithms.

ADVANCED ALGORITHMS

We have sought to differentiate from our competitors by developing advanced algorithms on our own and in collaboration with strategic partners These algorithms are an essential part of the edge computing strategy that convert raw data into actionable knowledge right where the data is collected without having to send the data to the cloud first.

RECONFIGURABLE HARDWARE AND SOFTWARE

Instead of focusing on creating tools, we use open source tools to create proprietary content.

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Results of Operations for the Three Months Ended September 30, 2020 compared to the Three Months Ended September 30, 2019

For the three months ended September 30, 2020, the Company earned revenues of $0 and incurred related cost of sales of $0. The Company incurred professional fees of $240,919, interest fees of $72,681, gain on change in FMV of derivative liability of $25,181, loss on extinguishment of debt of $16,205 and other general and administrative expenses of $25,242. As a result, the Company incurred a net loss of $329,866 for the three months ended September 30, 2020.

Comparatively, for the three months ended September 30, 2019, the Company earned revenues of $49,260 and incurred related cost of sales of $15,128. The Company incurred professional fees of $295,465, interest fees of $36,473 and other general and administrative expenses of $51,510. As a result, the Company incurred a net loss of $349,316 for the three months ended September 30, 2019.

During the current and prior period, the Company did not record an income tax benefit due to the uncertainty associated with the Company’s ability to utilize the deferred tax assets.

Results of Operations for the Nine Months Ended September 30, 2020 compared to the Nine Months Ended September 30, 2019

For the nine months ended September 30, 2020, the Company earned revenues of $41,771 and incurred related cost of sales of $21,121. The Company incurred professional fees of $672,256, interest fees of $640,404, loss on extinguishment of debt of $16,205, loss on change in FMV of derivative liability of $114,051, and other general and administrative expenses of $82,147, partially offset by miscellaneous income of $409. As a result, the Company incurred a net loss of $1,504,004 for the nine months ended September 30, 2020.

Comparatively, for the nine months ended September 30, 2019, the Company earned revenues of $113,947 and incurred related cost of sales of $33,707. The Company incurred professional fees of $1,276,528, interest fees of $124,252, loss on extinguishment of debt of $221,232 and other general and administrative expenses of $134,585. As a result, the Company incurred a net loss of $1,676,357 for the nine months ended September 30, 2019.

During the current and prior period, the Company did not record an income tax benefit due to the uncertainty associated with the Company’s ability to utilize the deferred tax assets.

Year over Year (YoY) revenue for the nine months ended September 30, 2020 was less than in same period of 2019. This was due to several reasons, including: challenges raising substantial capital and longer than anticipated customer acquisition times. These two factors led to cash flow issues, which in turn led to additional and aging A/P. All this resulted in a challenging nine months ended September 30, 2020, and, thus, the negative YoY revenue growth. Our Quarterly Report on Form 10-Q for the period ended June 30, 2020 disclosed risks of ongoing concerns, and those concerns still exist. A counter balance to these headwinds are the achievements Year To Date in 2020: We completed a successful pilot program for our Fortune 500 Pharma customer, and also successfully completed a full year of data collection and analysis on our pilot structural health monitoring program for a New England state’s DOT. The underlying strengths of the Company are still in place: an experienced leadership team; contributions of a PhD level Machine Learning Algorithm engineer on our technology team; and strong execution on current contracts. Our continued focus on high potential growth markets (specifically Biotech, Pharma, and Medical Device Operations), have yielded numerous prospects for future growth. Furthermore, the strength of our target market, the Industrial Internet of Things (IIoT), continues: Market research shows the worldwide IIoT market in 2017 was $92 billion and is projected to be $227 billion by 2021 (25% CAGR).[1]

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It is anticipated that YoY revenue growth in the second half of 2020 will meet or exceed that for same period of 2019. This is due to the hard work of the past year that has resulted in two successful pilots, in two of our key target industry verticals. We now have data and algorithms to build strong use cases and marketing collateral that can be leveraged to extend contracts with current customers and win additional contracts with new customers in all targeted industry segments. Also, the strength of the Aingura IIoT, S.G. collaboration agreement has bolstered financial stability, added talent breadth and depth, and complimentary industry segment experience. Furthermore, recent liquidity of our stock has attracted funding opportunities, and access to additional capital will enable funding of business development, staff augmentation, and inorganic growth opportunities. Combined with our underlying strengths: experienced leadership; savvy technological talent, and operational execution excellence; we believe these revenue goals are achievable.

Another reason we are optimistic of our future growth potential is the continued strength of the Aingura IIoT, S.G. collaboration. This quarter we received pass through funding from a grant in the amount of $70,400, as a result of our recent collaborative work with Aingura IIoT, S.G. We’re confident the resulting aforementioned use cases and marketing collateral, combined with our extensive prospects, several under NDA, will culminate in new customers and overall revenue growth.

Results of Operations for the Year Ended December 31, 2019 compared to the year ended December 31, 2018

For the year ended December 31, 2019, we earned revenues of $147,151 and incurred related cost of sales of $38,960. We incurred professional fees of $1,807,286 and other general and administrative expenses of $164,501. We incurred other expenses net of income of $23,690. As a result, we incurred a net loss of $1,887,287 for the year ended December 31, 2019.

Comparatively, for the year ended December 31, 2018, we earned revenues of $224,643 and incurred related cost of sales of $135,008. We incurred professional fees of $1,152,798 and other general and administrative expenses of $259,592. We incurred other expenses net of income of $290,544. As a result, we incurred a net loss of $1,613,299 for the year ended December 31, 2018.

During the current and prior period, we did not record an income tax benefit due to the uncertainty associated with the Company’s ability to utilize the deferred tax assets.

Year over Year (YoY) revenue was less in 2019 than 2018. This was due to several reasons, including: challenges raising substantial capital and longer than anticipated customer acquisition times. These two factors led to cash flow issues, which in turn led to additional and aging AP. All this resulted in a difficult fourth quarter 2019, and thus the negative YoY revenue growth. Our Quarterly Report on Form 10-Q for the period ended September 30, 2019 disclosed risks of ongoing concerns, and those concerns still exist. A counter balance to these headwinds are the achievements in 2019: We won additional work with a Fortune 500 Pharma company and delivered solid results and we installed and initiated monitoring of pilot bridge structural health systems for a New England state’s DOT. Despite cash flow issues, cost cutting allowed us to weather a difficult fourth quarter 2019. The underlying strengths of the Company are still in place: an experienced leadership team; recruitment of a PhD level Machine Learning Algorithm engineer for our technology team; and strong execution of contracts secured. Our continued focus on high potential growth markets (specifically Biotech, Pharma, and Medical Device Operations), have yielded numerous prospects for future growth. Furthermore, the strength of our target market, the Industrial Internet of Things (IIoT), continues: Market research shows the worldwide IIoT market in 2017 was $92 billion and is projected to be $227 billion by 2021 (25% CAGR).1

1 https://www.ptc.com/-/media/Files/PDFs/IoT/State-of-IIoT-Whitepaper.pdf

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It is anticipated that 2020 YoY revenue growth will meet or exceed that of 2019. This is due to the following reasons: the strength of the Aingura IIoT, S.G. collaboration agreement, which brings financial stability, added talent breadth and depth, and complimentary industry segment experience. We anticipate the collaboration will yield breakthroughs in new contracts with current customers, as well as new customers in all targeted industry segments. Furthermore, recent liquidity of our stock has attracted funding opportunities, and access to additional capital would enable funding of business development and staff augmentation. Combined with our underlying strengths: experienced leadership; savvy technological talent, and operational execution excellence; we believe these revenue goals are achievable.

Liquidity and Capital Resources for the Three and Nine Months Ended September 30, 2020 Compared to the Three and Nine Months Ended September 30, 2019

At September 30, 2020, the Company had a cash balance of $48,495, which represents a $24,283 increase from the $24,212 balance at December 31, 2019. This increase was primarily the result of the pass-through funding we received from a grant in the amount of $70,400, as a result of our recent collaborative work with Aingura IIoT, S.G. offset by cash used to satisfy the requirements of a reporting company and due to acceleration in product development activities. The Company’s working capital at September 30, 2020 was a deficit of $3,325,611, as compared to a December 31, 2019 working capital deficit of $1,609,005.

For the three months ended September 30, 2020, the Company incurred a net loss of $329,866.

For the three months ended September 30, 2019, the Company incurred a net loss of $349,316.

For the nine months ended September 30, 2020, the Company incurred a net loss of $1,504,004. Net cash used in operating activities was $41,717 for the nine months ended September 30, 2020.

For the nine months ended September 30, 2019, the Company incurred a net loss of $1,676,357. Net cash used in operating activities was $262,662 for the nine months ended September 30, 2019.

For the nine months ended September 30, 2020, investing activities consisted of $0. During the same period, financing activities consisted of cash received totaling $66,000 as a result of proceeds from the PPP Loan, proceeds from convertible notes payable, partially offset by cash paid for settlement of notes payable.

For the nine months ended September 30, 2019, investing activities consisted of $0. During the same period, financing activities consisted of cash received totaling $285,000 from proceeds from convertible notes payable.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred losses from operations of $329,866 and $349,316 for the three months ended September 30, 2020 and 2019, respectively, and has an accumulated deficiency which raises substantial doubt about the Company’s ability to continue as a going concern.

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Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company but cannot assure that such financing will be available on acceptable terms. At the Company’s current rate of expenditure, the Company anticipates being able to maintain current operations for three months; however, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of equity securities. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.

The Company’s continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. Our auditors have included a going concern qualification in their auditors’ report dated June 22, 2020. Such a going concern qualification may make it more difficult for us to raise funds when needed. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. There can be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve the Company’s operating results.

Liquidity and Capital Resources for the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

At December 31, 2019, we had a cash balance of $24,212, which represents a $15,014 decrease from the $39,226 balance at December 31, 2018. This decrease was primarily the result of cash used to satisfy the requirements of a reporting company and due to acceleration in product development activities. Our working capital at December 31, 2019 was negative $1,609,005, as compared to a December 31, 2018 working capital of negative $750,696.

For the year ended December 31, 2019, we incurred a net loss of $1,887,287. Net cash used in operating activities was $325,014 for the year ended December 31, 2019.

For the year ended December 31, 2018, we incurred a net loss of $1,613,299. Net cash used in operating activities was $521,637 for the year ended December 31, 2018.

For the year ended December 31, 2019, financing activities consisted of $310,000 of cash received from the issuance of Convertible Notes.

For the year ended December 31, 2018, financing activities consisted of $500,000 of cash received from the issuance of a convertible note.

The accompanying financial statements have been prepared assuming we will continue as a going concern. As shown in the accompanying financial statements, we have incurred losses from operations of $1,887,287 for the year ended December 31, 2019, and $1,613,299 for the year ended December 31, 2018 and has an accumulated deficiency which raises substantial doubt about our ability to continue as a going concern.

Recently Issued Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying financial statements.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Certain specified reduced reporting and other regulatory requirements that are available to public companies that are emerging growth companies. These provisions include:

1.	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

2.	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

3.	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

4.	reduced disclosure about our executive compensation arrangements.

We have elected to take advantage of the exemption from the adoption of new or revised financial accounting standards until they would apply to private companies. As a result of this election, our financial statements may not be comparable to public companies required to adopt these new requirements.

BUSINESS

Historical Background

We were incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation and subsequently changed our name to Gotham Capital Holdings, Inc. on May 18, 2015. We commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. From January 1, 2009 until July 28, 2017, we had no operations and were a shell company.

On March 16, 2017, our Board of Directors adopted resolutions, which were approved by shareholders holding a majority of our outstanding shares, to change our name to “IIOT-OXYS, Inc.”, to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement (the “OXYS SEA”) between the Company and OXYS Corporation (“OXYS”), a Nevada corporation incorporated on August 4, 2016.

Under the terms of the OXYS SEA we acquired 100% of our issued voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. We also cancelled 1,500,000 outstanding shares of our Common Stock and changed our management to Mr. DiBiase who also served in management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017, and our name was changed to “IIOT-OXYS, Inc.” at that time. Effective October 26, 2017, our domicile was changed from New Jersey to Nevada.

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On December 14, 2017, we entered into a Share Exchange Agreement (the “HereLab SEA”) with HereLab, Inc., a Delaware corporation (“HereLab”), and HereLab’s two shareholders pursuant to which we would acquire all the issued and outstanding shares of HereLab in exchange for the issuance of 1,650,000 shares of our Common Stock, on a pro rata basis, to HereLab’s two shareholders. The closing of the transaction occurred on January 11, 2018 and HereLab became our wholly-owned subsidiary.

A new management team was put into place in 2018, which constitutes our current management team.

At the present time, we have two, wholly-owned subsidiaries which are OXYS Corporation and HereLab, Inc., through which our operations are conducted.

General Overview

IIOT-OXYS, Inc., a Nevada corporation (the “Company”), and OXYS, were originally established for the purposes of designing, building, testing, and selling Edge Computing systems for the Industrial Internet. Both companies were, and presently are, early stage technology startups that are largely pre-revenue in their development phase. HereLab is also an early-stage technology development company. The Company received its first revenues in the last quarter of 2017 and has continued to realize revenues through 2020, and expects to realize revenue growth in 2021 due to its business development pipeline.

We develop hardware, software and algorithms that monitor, measure and predict conditions for energy, structural, agricultural and medical applications. We use domain-specific Artificial Intelligence to solve industrial and environmental challenges. Our engineered solutions focus on common sense approaches to machine learning, algorithm development and hardware and software products.

Our customers have issues and they need improvements. We design a system of hardware and software, assemble, install, monitor data and apply our algorithms to help provide the customer insights.

We use off the shelf components, with reconfigurable hardware architecture that adapts to a wide range of customer needs and applications. We use open source software tools, while still creating proprietary content for customers, thereby reducing software development time and cost. The software works with the hardware to collect data from the equipment or structure that is being monitored.

We focus on developing insights. We develop algorithms that help our customers create insights from vast data streams. The data collected is analyzed and reports are created for the customer. From these insights, the customer can act to improve their process, product or structure.

OUR SOLUTIONS ACHIEVE TWO OBJECTIVES

ADD VALUE

•	We show clear path to improved asset reliability, machine uptime, machine utilization, energy consumption, and quality.
•	We provide advanced algorithms and insights as a service.

RISK MINIMIZATION

•	We use simple measurements requiring almost zero integration – minimally invasive.
•	We do not interfere with command and control of critical equipment.
•	We do not physically touch machine control networks – total isolation of networks.

34

HOW WE DO IT

Our location in Cambridge, Massachusetts is ideal since market-leading Biotech, Medtech, and Pharma multinational firms have offices or R&D centers in Cambridge or the Greater Boston area, which gives us easier access to potential sales which, in turn, lowers out cost of sales. Additionally, we continue to add value to structural health monitoring and smart manufacturing customers as well. We, therefore, have a range of opportunities as we continue to expand our customer base.

Our goal is to help Biotech, Pharma, and Medical Device companies realize the next wave of performance, productivity, and quality gains for their organizations, and become Industry 4.0 compliant.

We have a unique value proposition in a fast-growing worldwide multi-billion USD market, and have positioned with strategic partners for accelerated growth. We are therefore well-poised for rapid growth in 2019 and beyond, as we execute our plans and quickly acquire additional customers.

WHAT MARKETS WE SERVE

SMART MANUFACTURING

We help our customers maintain machine uptime and maximize operational efficiency. We also enable then to do energy monitoring, predictive maintenance that anticipates problems before they happen, and improve part and process quality.

BIOTECH, PHARMACEUTICAL, AND MEDICAL DEVICES

We are on the operations side, not the patient-facing side. In this market vertical, our customers must provide high-quality products that must also pass rigorous review by governing bodies such as the FDA. Here again, we focus on machine uptime, operational efficiency, and predictive maintenance to avoid unplanned downtime.

SMART INFRASTRUCTURE

For bridges and other civil infrastructure, local, state and federal agencies have limited resources. We help our clients prioritize how to spend limited funds by addressing those fixes which need to be made first.

OUR UNIQUE VALUE PROPOSITION

EDGE COMPUTING AS A COMPLIMENT TO CLOUD COMPUTING

Within the Internet of Things (“IoT”) and Industrial Internet of Things (“IIoT”), most companies right now are adopting an approach which sends all sensor data to the cloud for processing. We specialize in edge computing, where the data processing is done locally right where the data is collected. We also have advanced cloud-based algorithms that implement various machine learning and artificial intelligence algorithms.

35

ADVANCED ALGORITHMS

We have sought to differentiate from our competitors by developing advanced algorithms on our own and in collaboration with world-leading research institutions. These algorithms are an essential part of the edge computing strategy that convert raw data into actionable knowledge right where the data is collected without having to send the data to the cloud first.

RECONFIGURABLE HARDWARE AND SOFTWARE

Instead of focusing on creating tools, we use open source tools to create proprietary content.

Marketing

Our marketing and sales efforts are divided into several distinct categories:

1)	Working with technical partners who have larger sales forces;
2)	Direct business development and discussions with end use customers by company management; and
3)	Trade shows and international technical, sales and marketing meetings.

Competition

We have two principal sources of competition. The first comes from large companies such as IBM, GE, Amazon, Google, etc., who all have their efforts in IIoT. However, these large companies are cloud – computing centric and they are trying to move towards edge devices from their present position of being solely cloud computing based. We will be starting in edge computing from day one as opposed to force-fitting a cloud-based solution into the limited computational capability and storage space of an edge device. We believe our systems will be more computationally efficient as compared to a cloud-based solution which requires more computational resources.

Most of the IIoT implementations involve data going from sensor to cloud. This involves sending vast amounts of data to the cloud and then processing the data there. This requires a large computational footprint (many processors) and a large memory requirement to store the data. From our actual experience and according to many technical experts in the field (see for example the discussion on edge data in “Structural Health Monitoring” A Machine Learning Perspective,” by C.R. Farrar and K. Worden, John Wiley and Sons, New York, 2013), a better approach is to use Edge Computing. Edge Computing takes the raw data, which could be MB or GB per second, and extracts features. Features are attributes of the signal that preserve the essential physics of the signal but reduce the data density by a very large amount (up to a factor of one million). After the feature extraction step, the data has a data rate of approximately 10KB or 100KB per second. Next comes the classification step, which further reduces data by classifying data into at least two bins: nominal behavior or off-nominal or abnormal behavior. For example, in monitoring a machine tool in a factory, if the machine tool is behaving normally, there is nothing to report and therefore no data needs to be sent or transferred anywhere. Only the abnormal condition data needs to be sent along with a description of the problem. This is what Edge Computing accomplishes and it accomplishes this right where the data is being collected using relatively small computational and memory resources (For example our systems have a 1GHz processor and one few GB of RAM plus up to 32 GB of storage – which is less computational power than the average smart phone.). so considering all of these technical aspects, we are able to assert that our Edge Computing process is more efficient in terms of computational power and memory as compared to a cloud-based solution, that it only sends along the information (not just data) that is really needed, and it can still interact with cloud based services to provide data sharing across different platforms.

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The second source of competition is from startups who are in the edge computing space. The most prominent example is FogHorn Systems Inc. There will be additional startups that will specifically target the edge computing space as the investor awareness and the technical focus shifts from cloud computing to edge computing. Whereas other startups focus on development of proprietary tools for edge computing, our solutions will use open source tools but will still create proprietary algorithms and software content for clients and customers. We feel this methodology of creating proprietary solutions using open source tools will allow us to rapidly address current and future customer needs.

Government Regulation

At present, we do not require any governmental approvals of any of our products or services.

Environmental Laws

At present, we are not regulated by any environmental laws.

Research and Development

Other than expenses for legal, accounting, audit, tax preparation, intellectual property (IP), and other overhead expenses such rent, most of our funds are spent on technology development, product development, and research and development. We are an emerging growth, early-stage, technology company and, as such, most of our expenditures are aimed at innovation and product development.

We have a technology maturation model so that we avoid doing work on technologies that are too early and too new and belong in a pure search environment. When the technology is ready to leave the lab, we take over the further development. Along the way we expect to file additional IP and otherwise protect technology by using trademarks, for example.

The efforts in research and development have already resulted in significant customer interest in various market verticals including industrial, automotive, aerospace, agricultural, infrastructure, and power generation.

All the present projects that we are working on internally as research and development projects will go forward, so we do not have any projects in the category of projects that have incurred significant expense but that will not result in present or future product.

Intellectual Property

On February 5, 2018, we entered into a Non-Exclusive Patent License Agreement with MIT. The agreement, which was effective February 1, 2018, granted to us a royalty-bearing non-exclusive license under U.S. Patent Nos. 8344724 (“Non-Intrusive Monitoring of Power and Other Parameters” issued January 1, 2013), 14/263407 (“Non-Intrusive Monitoring” filed April 28, 2014), and Patent Cooperation Treaty Serial No. PCT/US2016/057165 (“Noncontact Power Sensing” filed October 14, 2016) during the term of the agreement. The term of the agreement was from the effective date until the expiration or abandonment of all issued patents and filed patent applications licensed pursuant to the agreement, unless terminated earlier in accordance with the agreement.

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Under the agreement, we were required to make a first commercial sale of a “LICENSED PRODUCT” and/or a first commercial performance of a “LICENSED PROCESS,” as defined in the agreement, on or before September 30, 2018. We had negotiated revenue targets with MIT which would determine annual royalty payments. The 2018 minimum revenue target for the sale of products and services incorporating the MIT technology was $100,000. This minimum revenue amount would increase in subsequent years.

Within 30 days of invoicing, a non-refundable license issue fee of $10,000 was paid by us to MIT. Pursuant to the agreement, we were required to pay to MIT additional patent maintenance fees in years beyond 2018.

Pursuant to the agreement, we were required to pay to MIT a running royalty of 2% of “NET SALES,” as defined in the agreement made in the calendar years 2018, 2019, and 2020. For “NET SALES” made in the calendar year 2021 and every calendar year thereafter through the term of the agreement, we were required to pay to MIT a running royalty of 4%.

On October 31, 2018, we sent written notice of our intent to terminate the agreement with an effective date of termination of April 30, 2019. Since none of the technology licensed to us by MIT had been used by us in any of our products and we had been investing in the development of our own intellectual property, we determined the technology that was licensed from MIT wasn’t necessary in the near term. Due to this, the written notice sent by us expressed a desire by our management to renegotiate the terms of the agreement with MIT.

MIT declined to renegotiate the terms of the agreement and, on December 6, 2018, we received a notice of termination from MIT due to non-payment of fees. As of December 6, 2018, the agreement was terminated, fees are no longer accruing, interest is accruing and $71,352 in fees owed to MIT are still owing as of the date of this Prospectus. Despite the termination of the Agreement, we remain active with MIT as a member of the MIT Startup Exchange (STEX). The purpose of STEX is to promote collaboration and partnerships between MIT-connected startups and members of MIT’s Industrial Liaison Program. We remain open to future mutually acceptable agreements with MIT.

We continue to develop our proprietary algorithms and plan to protect them through a combination of trade secret, copyright, and patents.

Customers

Due to our status of a start-up, at the moment, we depend on a few major customers. This should change as we implement plans for future growth.

Employees

As of February 8, 2021, we have four employees, all on W2’s, including the CEO, COO and CTO. One employee is full time and the remaining are part time.

At the present time, except for the funding received from Cambridge MedSpace LLC and Vidhyadhar Mitta in the form of secured notes, there are no conflicts of interest between the Company and any of our officers and directors. This was determined as follows: i) none of their outside activities are soliciting business from our customers or business contacts; ii) they are not soliciting our investors to invest in other ventures; and iii) they are not soliciting our contract employees to leave us and join other efforts. At present, all our business services are provided by outside contractors.

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Legal Proceedings

We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results. From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Current Management

The following table sets forth information concerning our directors and executive officers:

Name	Position	Age
Executive Officers:
Clifford L. Emmons	Chief Executive Officer, President, and Interim Chief Financial Officer	58
Karen McNemar	Chief Operating Officer	51
Antony Coufal	Chief Technology Officer and President of HereLab	43

Directors:
Clifford L. Emmons	Director	58
Vidhyadhar Mitta	Director	47

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Business Experience of Executive Officers and Directors

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Clifford L. Emmons: Mr. Emmons has served as our Chief Executive Officer, President, Interim Chief Financial Officer, and director since June 4, 2018. From 1995 to 2017, Mr. Emmons worked for Medtronic, a global leader in medical technology, services, and solutions, where he served in various capacities including several Vice President and Director positions. Mr. Emmons is also the founder of AHI, LLC, a consultancy firm. Mr. Emmons received an Executive Certificate in Strategy & Innovation from MIT, a Master’s of Science in Management Engineering from the University of Bridgeport, a Bachelor of Science in Electrical Engineering from the University of New Haven, and a Bachelor of Science in Mechanical Engineering from the University of Connecticut.

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Karen McNemar: Ms. McNemar has served as our Chief Operating Officer since September 20, 2018. From 1998 until August 2017, Ms. McNemar served in many capacities for Medtronic which included as a Senior Director of R&D Operations. Ms. McNemar is a collaborative strategic global business leader with extensive experience in New Product Development and Operations, building strong and effective diverse teams across organizations at all levels. Ms. McNemar is also a trusted advisor, recognized for successful process and program management, with a focus on leading complex initiatives and analyzing data and processes to identify solutions to increase organizational productivity and performance. Ms. McNemar received her Bachelor of Science in Industrial Engineering and Operations Research.

Antony Coufal: Mr. Coufal has served as our Chief Technology Officer since April 23, 2018. From December 2008 to December 2017, Mr. Coufal served as the Chief Executive Officer of INTEX Corp., a telecommunications contractor. Mr. Coufal is a multicultural leader with strong business acumen and diverse technical skills who has 20+ years of experience launching several successful technology focused corporations serving government, Fortune 500, and global entities requiring innovative solutions in engineering, construction, intelligent security, IT & telecom, industrial electrical and HVAC in numerous US and LATAM markets. He is a graduate of Rensselaer Polytechnic Institute with degrees in Engineering Sciences and Business Administration.

Vidhyadhar Mitta: Mr. Mitta has served as a director of the Company since the closing of the reverse acquisition on July 28, 2017. Mr. Mitta has also served as a director of OXYS since its inception on August 4, 2016. Since 2000, he has been the founder and President of Synergic Solutions Inc., a software development company that designs custom software for a variety of industries including radio-medicine and associate allied health fields. In his position as President, Mr. Mitta has responsibility for all aspects of Synergic Solutions including technical program guidance, employee supervision, business development, and profit and loss responsibility. Mr. Mitta received a BS in Information Science & Technology from BMS College of Engineering in 1995.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

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We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

MANAGEMENT COMPENSATION

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the following named executive officers for all services rendered in all capacities to our company and its subsidiaries for the years ended December 31, 2020 and 2019.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock Awards ($)	Total ($)
Clifford Emmons(1)	2020	21,677(2)	14,300(3)	35,977
	2019	180,000(4)	228,871(5)	408,871
Antony Coufal(6)	2020	23,687(7)	9,300(8)	32,987
	2019	112,500(9)	134,630(10)	247,130
Karen McNemar(11)	2020	52,547(12)	8,560(13)	61,107
	2019	153,000(14)	180,180(15)	333,180

(1)	Mr. Emmons was appointed as our CEO, President, and interim CFO on June 4, 2018.
(2)	As of December 31, 2020, Mr. Emmons was owed $115,907 in accrued and unpaid consulting fees and $17,001 in reimbursable expenses.
(3)	On June 4, 2020, 1,000,000 shares of Common Stock previously granted to Mr. Emmons vested.
(4)	Effective December 31, 2019, Mr. Emmons forgave $185,000 of accrued and unpaid consulting fees. As of December 31, 2019, Mr. Emmons was owed $100,000 in accrued and unpaid consulting fees and $17,001 in reimbursable expenses.
(5)	On June 4, 2019, 560,000 shares of Common Stock previously granted to Mr. Emmons vested.
(6)	Mr. Coufal was appointed as our CTO on April 23, 2018.
(7)	As of December 31, 2020, Mr. Coufal was owed $117,917 in accrued and unpaid consulting fees and $8,226 in reimbursable expenses.
(8)	On April 23, 2020, 600,000 shares of Common Stock previously granted to Mr. Coufal vested.
(9)	Effective December 31, 2019, Mr. Coufal forgave $82,475 of accrued and unpaid consulting fees. As of December 31, 2019, Mr. Coufal was owed $100,000 in accrued and unpaid consulting fees and $8,225 in reimbursable expenses.
(10)	On April 23, 2019, 300,000 shares of Common Stock previously granted to Mr. Coufal vested.
(11)	Ms. McNemar was appointed as our COO effective as of September 20, 2018.
(12)	As of December 31, 2020, Ms. McNemar was owed $120,814 in accrued and unpaid consulting fees and $18,000 in reimbursable expenses.
(13)	On October 1, 2020, 800,000 shares of Common Stock previously granted to Ms. McNemar vested.
(14)	Effective December 31, 2019, Ms. McNemar forgave $103,250 of accrued and unpaid consulting fees. As of December 31, 2019, Ms. McNemar was owed $100,000 in accrued and unpaid consulting fees and $18,000 in reimbursable expenses.
(15)	On October 1, 2019, 409,000 shares of Common Stock previously granted to Ms. McNemar vested.

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Emmons Consulting Agreement

On March 11, 2019, the Company’s Board of Directors (with Mr. Emmons abstaining) approved the Consulting Agreement dated effective June 4, 2018 with Clifford Emmons, the Company’s Chief Executive Officer, Interim Chief Financial Officer, and director (the “Emmons Agreement”). The term of the Emmons Agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by Mr. Emmons pursuant to the Emmons Agreement are those customary for the positions in which he is serving.

Mr. Emmons shall receive a monthly fee of $15,000 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the Emmons Agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $5,000 of the monthly fee will be paid to Mr. Emmons in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to Mr. Emmons in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

As of the effective date, the Company shall issue to Mr. Emmons an aggregate of 3,060,000 shares of the Company’s Common Stock which vest as follows:

1.	560,000 shares on the first-year anniversary of the effective date;
2.	1,000,000 shares on the second-year anniversary of the effective date; and
3.	1,500,000 shares on the third-year anniversary of the effective date.

The shares are granted under the 2019 Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the Emmons Agreement) or the listing of the Company’s Common Stock on a senior exchange.

On June 12, 2020, the Company entered into an amendment effective January 1, 2020 (the “Emmons Amendment”) to the Emmons Agreement, pursuant to which, Sections 7(a) and 7(b) of the Emmons Agreement were amended to read as follows:

Fees. From January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for Services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for Services performed (the “Fees”). Fees may accrue at the discretion of management.

Conversion of Accrued and Unpaid Fees. At any time, the Consultant shall have the right to convert any accrued and unpaid Fees into shares of Common Stock of the Company (the “Conversion Shares”). The conversion price shall equal 90% multiplied by the Market Price (as defined herein) (representing a discount rate of 10%) (the “Conversion Price”). “Market Price” means the average of the Trading Prices (as defined below) for the shares of Common Stock of the Company during the thirty (30) day period ending on the latest complete trading day prior to the Conversion Date. “Trading Price” and “Trading Prices” means, for any security as of any date, the closing trade price of the Company’s Common Stock on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Consultant or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. “Conversion Date” shall mean the date of receipt by the Company of the completed and executed Notice of Conversion, the form of which is attached hereto as Exhibit A.

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Pursuant to the Emmons Amendment, Section 11 was also eliminated from the Emmons Agreement.

Coufal Amended and Restated Consulting Agreement

On March 11, 2019, the Company’s Board of Directors approved the Amended and Restated Consulting Agreement dated effective April 23, 2018 with Antony Coufal, the Company’s Chief Technology Officer (the “Coufal Agreement”). The term of the Coufal Agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by Mr. Coufal pursuant to the Coufal Agreement are those customary for the position in which he is serving.

Mr. Coufal shall receive a monthly fee of $9,375 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the Coufal Agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $3,125 of the monthly fee will be paid to Mr. Coufal in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to Mr. Coufal in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

As of the effective date, the Company shall issue to Mr. Coufal an aggregate of 1,800,000 shares of the Company’s Common Stock which vest as follows:

1.	300,000 shares on the first-year anniversary of the effective date;
2.	600,000 shares on the second-year anniversary of the effective date; and
3.	900,000 shares on the third-year anniversary of the effective date.

The shares are granted under the 2017 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the Coufal Agreement) or the listing of the Company’s Common Stock on a senior exchange.

On June 12, 2020, the Company entered into an amendment effective January 1, 2020 (the “Coufal Amendment”) to the Coufal Agreement, pursuant to which, Sections 7(a) and 7(b) of the Coufal Agreement were amended to read as follows:

Fees. From January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for Services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for Services performed (the “Fees”). Fees may accrue at the discretion of management.

Conversion of Accrued and Unpaid Fees. At any time, the Consultant shall have the right to convert any accrued and unpaid Fees into shares of Common Stock of the Company (the “Conversion Shares”). The conversion price shall equal 90% multiplied by the Market Price (as defined herein) (representing a discount rate of 10%) (the “Conversion Price”). “Market Price” means the average of the Trading Prices (as defined below) for the shares of Common Stock of the Company during the thirty (30) day period ending on the latest complete trading day prior to the Conversion Date. “Trading Price” and “Trading Prices” means, for any security as of any date, the closing trade price of the Company’s Common Stock on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Consultant or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. “Conversion Date” shall mean the date of receipt by the Company of the completed and executed Notice of Conversion, the form of which is attached hereto as Exhibit A.

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Pursuant to the Coufal Amendment, Section 11 was also eliminated from the Coufal Agreement.

McNemar Consulting Agreement

On March 11, 2019, the Company’s Board of Directors approved the Consulting Agreement dated effective October 1, 2018 with Karen McNemar, the Company’s Chief Operating Officer (the “McNemar Agreement”). The term of the McNemar Agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by Ms. McNemar pursuant to the McNemar Agreement are those customary for the position in which she is serving.

Ms. McNemar shall receive a monthly fee of $12,750 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the McNemar Agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $4,250 of the monthly fee will be paid to Ms. McNemar in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to Ms. McNemar in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

As of the effective date, the Company shall issue to Ms. McNemar an aggregate of 2,409,000 shares of the Company’s Common Stock which vest as follows:

1.	409,000 shares on the first-year anniversary of the effective date;
2.	800,000 shares on the second-year anniversary of the effective date; and
3.	1,200,000 shares on the third-year anniversary of the effective date.

The shares are granted under the 2017 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the McNemar Agreement) or the listing of the Company’s Common Stock on a senior exchange.

On June 12, 2020, the Company entered into an amendment effective January 1, 2020 (the “McNemar Amendment”) to the McNemar Agreement, pursuant to which, Sections 7(a) and 7(b) of the McNemar Agreement were amended to read as follows:

Fees. From January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for Services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for Services performed (the “Fees”). Fees may accrue at the discretion of management.

Conversion of Accrued and Unpaid Fees. At any time, the Consultant shall have the right to convert any accrued and unpaid Fees into shares of Common Stock of the Company (the “Conversion Shares”). The conversion price shall equal 90% multiplied by the Market Price (as defined herein) (representing a discount rate of 10%) (the “Conversion Price”). “Market Price” means the average of the Trading Prices (as defined below) for the shares of Common Stock of the Company during the thirty (30) day period ending on the latest complete trading day prior to the Conversion Date. “Trading Price” and “Trading Prices” means, for any security as of any date, the closing trade price of the Company’s Common Stock on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Consultant or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. “Conversion Date” shall mean the date of receipt by the Company of the completed and executed Notice of Conversion, the form of which is attached hereto as Exhibit A.

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Pursuant to the McNemar Amendment, Section 11 was also eliminated from the McNemar Agreement.

Debt Forgiveness Agreements

On June 11, 2020, the Company entered into Debt Forgiveness Agreements with Cliff Emmons, Karen McNemar, and Antony Coufal, pursuant to which:

•	Mr. Emmons forgave $185,000 of accrued and unpaid consulting fees owed to him pursuant to his consulting agreement with the Company;

•	Ms. McNemar forgave $103,250 of accrued and unpaid consulting fees owed to her pursuant to her current and previous consulting agreement with the Company; and

•	Mr. Coufal forgave $82,475 of accrued and unpaid consulting fees owed to him pursuant to his consulting agreement with the Company.

Share Exchange Agreements

As of November 9, 2020, we entered into a Share Exchange Agreements (the “Exchange Agreements”) with Mr. Emmons, Vidhyadhar Mitta, our director, and Ms. McNemar pursuant to which:

•	we agreed to sell Mr. Emmons 7,800 shares of Series A Preferred Stock (as defined below) in exchange for 780,000 unissued, vested shares of our Common Stock;

•	we agreed to sell Mr. Mitta 12,000 shares of Series A Preferred in exchange for 1,000,000 unissued, awarded shares of our Common Stock and $168 in accrued and unpaid interest pursuant to a note issued to Mr. Mitta; and

•	we agreed to sell Ms. McNemar 6,045 shares of Series A Preferred Stock in exchange for 604,500 unissued, vested shares of our Common Stock.

Equity Awards

The following table sets forth information concerning as of the year ended December 31, 2020 for our named executive officers.

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Outstanding Equity Awards at Fiscal Year-End

	Stock awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Clifford Emmons	1,500,000	450,000(1)	1,500,000	450,000
Antony Coufal	900,000	270,000(1)	900,000	270,000
Karen McNemar	1,200,000	360,000(1)	1,200,000	360,000

(1)	The fair market value was deemed $0.30 per share.

Compensation of Directors

The following table sets forth information concerning the compensation awarded to, earned by, or paid to the following directors for all services rendered in all capacities to our company and its subsidiaries for the year ended December 31, 2020. Except for Mr. Emmons (whose compensation is disclosed above), this table includes any person who served as a director at any time during fiscal 2019.

Except as described below, we have not entered into any employment or compensation agreements or arrangements with Mr. Mitta for his services as a director of our company.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
Vidhyadhar Mitta	0	8,600(1)	8,600

(1)	On November 9, 2020, our Board of Directors (with Mr. Mitta abstaining) approved the award of 1,000,000 shares of our Common Stock to Mr. Mitta for services rendered to the Company in his capacity as a director since his appointment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group as of December 31, 2020. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 145,110,130 shares of common stock outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following tables is: 705 Cambridge Street, Cambridge, MA 02141.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class Before Offering(1)	Percent of Class After Offering(2)
Named Executive Officers and Directors
Clifford Emmons	95,569,287(3)	39.84%	33.61%
Antony Coufal	19,766,720(4)	12.05%	9.48%
Karen McNemar	20,539,240(5)	12.44%	9.80%
Vidhyadhar Mitta	182,221,843(6)	55.97%	49.24%
Executive Officers, Named Executive Officers, and Directors as a Group (4 Persons)	318,097,090	69.27%	63.15%
5% Beneficial Holders (Not Named Above)
Sergey Gogin 3080 W 1st Apt 601 Brooklyn, NY 11224	9,846,448(7)	6.35%	4.93%
Cambridge MedSpace LLC 705 Cambridge Street Cambridge, MA 02141	75,464,167(8)	34.18%	28.45%

*Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the December 31, 2020.

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(2)	Assumes the sale of all 44,500,000 shares in the Offering.
(3)	Includes 36,667 shares issuable upon the exercise of warrants issued to Cambridge MedSpace LLC, an entity of which Mr. Emmons is an owner. Also includes 75,427,500 shares issuable upon the conversion of a note issued to Cambridge MedSpace LLC. Includes 18,545,120 shares of Common Stock issuable upon the conversion of $115,907 in accrued and unpaid salary. Lastly, includes 780,000 shares issuable upon the conversion of shares of Series A Preferred Stock owned by Mr. Emmons.
(4)	Includes 18,866,720 shares of Common Stock issuable upon the conversion of $117,917 in accrued and unpaid salary.
(5)	Includes 19,330,240 shares of Common Stock issuable upon the conversion of $120,814 in accrued and unpaid salary. Lastly, includes 604,500 shares issuable upon the conversion of shares of Series A Preferred Stock owned by Ms. McNemar.
(6)	Includes 1,562,500 shares issuable upon the exercise of warrants. Also includes 177,722,500 shares issuable upon the conversion of a note issued to Mr. Mitta. Lastly, includes 1,200,000 shares issuable upon the conversion of shares of Series A Preferred Stock owned by Mr. Mitta.
(7)	Includes 6,858,240 shares issuable upon the conversion of a note issued to Mr. Gogin and 769,230 shares issuable upon the exercise of warrants. Also includes 1,585,280 shares issuable upon the conversion of a note issued to YVSGRAMORAH LLC, an entity controlled by Mr. Gogin and 250,000 warrants issuable upon the exercise of warrants issued to YVSGRAMORAH LLC.
(8)	Includes 36,667 shares issuable upon the exercise of warrants issued to Cambridge MedSpace LLC, an entity of which Mr. Emmons is an owner. Also includes 75,427,500 shares issuable upon the conversion of a note issued to Cambridge MedSpace LLC.

The following table sets forth information known to us regarding the beneficial ownership of our Series A Supervoting Preferred Stock as of February 8, 2021.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Series A Supervoting Preferred Stock	Vidhyadhar Mitta	12,000	46.43%
	Clifford L. Emmons	7,800	30.18%
	Karen McNemar	6,045	23.39%

The following table sets forth information known to us regarding the beneficial ownership of our Series B Convertible Preferred Stock as of February 8, 2021.

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of Class
Series B Convertible Preferred Stock	GHS Investments, LLC	155	100%

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Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	–	–	–
Equity compensation plans not approved by security holders	374,221,374	$0.00084	2,031,000	(1)(2)(3)(4)
Total	374,221,374	$0.00084	2,031,000

(1)	Effective July 1, 2018, the Company issued to Sam Burke 200,000 unvested shares of the Company’s Common Stock under the 2017 Plan, as defined below. As of December 31, 2020, 50,000 shares were vested and the remaining 150,000 unvested shares were cancelled.

(2)	Effective April 23, 2018, the Company issued to Antony Coufal 1,800,000 unvested shares of the Company’s Common Stock under the 2017 Plan, as defined below. As of December 31, 2020, 900,000 shares were vested.

(3)	Effective October 1, 2018, the Company issued to Karen McNemar 2,409,000 unvested shares of the Company’s Common Stock under the 2017 Plan, as defined below. As of December 31, 2020, 1,209,000 shares were vested.

(4)	Effective June 4, 2018, the Company issued to Clifford Emmons 3,060,000 unvested shares of the Company’s Common Stock under the 2017 Plan, as defined below. As of December 31, 2020, 1,560,000 shares were vested.

2017 Stock Incentive Plan

On March 16, 2017, our board of directors assumed the 2017 Stock Awards Plan adopted by the Company while domiciled in New Jersey. No awards were made under this plan. On December 14, 2017, the Board of Directors terminated this plan and adopted a new 2017 Stock Incentive Plan (the “2017 Plan”). The purposes of the 2017 Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

There are 4,500,000 shares of common stock authorized for non-qualified and incentive stock options, restricted stock units, restricted stock grants, and stock appreciation rights under the 2017 Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

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The 2017 Plan is administered by our board of directors; however, the board of directors may designate administration of the 2017 Plan to a committee consisting of at least two independent directors. Only employees of our Company or of an “Affiliated Company”, as defined in the 2017 Plan, (including members of the board of directors if they are employees of our Company or of an Affiliated Company) are eligible to receive incentive stock options under the Plan. Employees of our Company or of an Affiliated Company, members of the board of directors (whether or not employed by our company or an Affiliated Company), and “Service Providers”, as defined in the 2017 Plan, are eligible to receive non-qualified options, restricted stock units, and stock appreciation rights under the 2017 Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

No option awards may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability or death, the optionee has 30 days to exercise his or her options.

The 2017 Plan will continue in effect until all the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the 2017 Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all our assets.

As of December 31, 2020, the Board had granted 4,409,000 shares of Common Stock under the 2017 Plan.

2019 Stock Incentive Plan

On March 11, 2019, the Board of Directors adopted the 2019 Stock Incentive Plan (the “2019 Plan”). The purposes of the 2019 Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

The 2019 Plan is administered by our board of directors; however, the board of directors may designate administration of the 2019 Plan to a committee consisting of at least two independent directors. Only employees of our Company or of an “Affiliated Company”, as defined in the 2019 Plan, (including members of the board of directors if they are employees of our Company or of an Affiliated Company) are eligible to receive incentive stock options under the 2019 Plan. Employees of our Company or of an Affiliated Company, members of the board of directors (whether or not employed by our company or an Affiliated Company), and “Service Providers”, as defined in the 2019 Plan, are eligible to receive non-qualified options, restricted stock units, and stock appreciation rights under the 2019 Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

No option awards may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability or death, the optionee has 30 days to exercise his or her options.

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The 2019 Plan will continue in effect until all the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the 2019 Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all our assets.

As of December 31, 2020, the Board had granted 3,060,000 shares Common Stock under the 2019 Plan.

Stock Options

We currently have no outstanding stock options.

Dividend Policy

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

Transfer Agent

We have appointed Issuer Direct, 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to act as transfer agent for the common stock.

Anti-Takeover Effects of Various Provisions of Nevada Law

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

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At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statues and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

PLAN OF DISTRIBUTION

Our Shares of common stock subject to the Offering are referred to herein collectively as the “Shares.” The Shares will be sold through our management, who may be considered an underwriter as that term is defined in Section 2(a)(11) of the Securities Act. Our management will not receive any commission in connection with the sale of Shares, although we may reimburse them for direct expenses incurred by them in connection with the offer and sale of the Shares. We estimate our total offering registration costs to be approximately $84.87 and our legal, auditor, miscellaneous and related fees will be $9,915.13 equaling at total expense to the Company of $10,000 relating to the registration. There is no minimum number of Shares that must be sold by us for the offering to proceed. We will retain any proceeds from the Offering.

Our management will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the Shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), each must be in compliance with all of the following:

•	an individual must not be subject to a statutory disqualification;

•	an individual must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

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•	an individual must not be an associated person of a broker-dealer;

•	an individual must primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

•	an individual must perform substantial duties for the Company after the close of the Offering not connected with transactions in securities, and not have been an associated person of a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Each member of our management will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither our management nor any of their affiliates will be purchasing Shares in the Offering.

You may purchase Shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all Shares you wish to purchase to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Our subscription process is as follows:

•	this Prospectus, with subscription agreement, is delivered by the Company to each offeree;

•	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is emailed to counsel for review;

•	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•	once approved by counsel, the subscription is accepted by management and the funds shall be deposited within four days of acceptance;

•	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For transactions with our executive officers, please see the disclosure under “MANAGEMENT COMPENSATION” above.

Cambridge MedSpace Note

On January 22, 2019, we entered into a Securities Purchase Agreement with Cambridge MedSpace, LLC, a Massachusetts limited liability company for the purchase of a 5% Secured Convertible Note in the principal amount of $55,000. The note is convertible, in whole or in part, into shares of our Common Stock, at any time at a rate of $0.65 per share with fractions rounded up to the nearest whole share, unless paid in cash at our election. The note bears interest at a rate of 5% per annum and interest payments will be made on an annual basis. The note matures January 22, 2020. The note is governed by the SPA and is secured by all our assets (but is not a senior secured note) pursuant to the Security Agreement. In addition to the issuance of the note, we issued to Cambridge MedSpace warrants to purchase one share of our Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of the note. Each warrant is immediately exercisable at $0.75 per share and expires on January 22, 2024. The Lender is owned by shareholders of the Company, or their affiliates, including Clifford Emmons, our Chief Executive Officer, Interim Chief Financial Officer, and director.

On June 12, 2020, the Company entered into Amendment No. 1 to the 5% Secured Convertible Note with Cambridge MedSpace pursuant to which the note was amended to extend the maturity date to January 22, 2021.

Due to adjustments to the conversion price of the note, the conversion price is currently $0.0008.

Vidhyadhar Note

On August 2, 2019, we entered into a Securities Purchase Agreement with Vidhyadhar Mitta, a director of the Company, for the purchase of a 12% Secured Convertible Note in the principal amount of up to $125,000. The note is convertible, in whole or in part, into shares of our Common Stock, at any time at a rate of $0.08 per share with fractions rounded up to the nearest whole share, unless paid in cash at our election. The note bears interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The note matures August 2, 2021. On August 2, 2019, the first closing of the note occurred pursuant to which we received $75,000. On September 6, 2019, the second closing occurred pursuant to which the Company received $25,000. On October 16, 2019, the third closing occurred pursuant to which the Company received $25,000.

The note is governed by the SPA and is secured by all the assets of the Company (but is not a senior secured note) pursuant to the Security Agreement. In addition to the issuance of the note, we issued to the Mr. Mitta warrants to purchase one share our Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of the funds received. Each warrant is immediately exercisable at $0.12 per share and expires on August 2, 2024.

Due to adjustments to the conversion price of the note, the conversion price is currently $0.0008.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Company has the authority to issue is: 1,010,000,000. These shares shall be divided into two classes with 1,000,000,000 shares designated as common stock at $0.001 par value (the “Common Stock”) and 10,000,000 shares designated as preferred stock at $0.001 par value (the “Preferred Stock”).The Preferred Stock of the Company is issuable by authority of the Board of Director(s) of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. We have 141,825,630 common shares and 26,000 preferred shares outstanding as of the date of this Prospectus.

Common Stock

The holders of outstanding common shares are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common shares are not entitled to pre-emptive rights and are not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common shares after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding common share is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our Articles of Incorporation authorize us to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Series A Supervoting Preferred Stock

We are authorized to issue up to 25,845 shares of Series A Supervoting Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock have the following rights and preferences:

Dividends

Initially, there will be no dividends due or payable on the Series A Preferred Stock.

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Liquidation Rights

Upon the occurrence of a Liquidation Event (as defined below), the holders of Series A Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series A Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Company, (ii) the purchase or redemption by the Company of shares of any class of stock or the merger or consolidation of the Company with or into any other corporation or corporations, or (iii) the sale, license or lease of all or substantially all, or any material part of, the Company’s assets.

Conversion Rights

Each holder of Series A Preferred Stock may voluntarily convert its shares into shares of Common Stock of the Company at a rate of 1:100 (as may be adjusted for any combinations or splits with respect to such shares).

Voting Rights

If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting.

Each individual share of Series A Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A and any newly designated Preferred stock issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

The summary of the rights, privileges and preferences of the Supervoting Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which included as an exhibit to this Prospectus.

Series B Convertible Preferred Stock

On November 19, 2020, pursuant to the terms of a Securities Purchase Agreement dated November 16, 2020 (the “SPA”), we entered into a new preferred equity financing agreement with GHS Investments, LLC (“GHS”) in the amount of up to $600,000. The SPA provides for GHS’s purchase, from time to time, of up to 600 shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

As of the date of this Prospectus, we have issued 155 shares of Series B Preferred Stock to GHS pursuant to the SPA.

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Our ability to conduct additional closings under the SPA is subject to certain conditions, including the following:

•	Our continued compliance with all covenants and agreements under the SPA and the COD, with no uncured defaults under our agreements with GHS;

•	The continued quotation of our common stock on the over-the-counter market or another trading market or exchange;

•	The average daily dollar trading volume for our common stock for the 30 trading days preceding each additional closing must be at least $10,000 per day; and

•	The closing market price for our common stock must be at least $0.01 for each of the 30 trading days preceding each additional closing.

No additional closings may take place after the two-year anniversary of the SPA, or once the entire $600,000 amount has been funded. If the average daily dollar trading volume for our common stock for the 30 trading days preceding a particular additional closing is at least $50,000 per day, we may, at our option, increase the amount of that additional closing to 75 shares of Preferred Stock ($75,000).

The material features of the Series B Preferred Stock, as set forth in the COD, include the following:

•	The Preferred Stock is convertible to shares of our common stock at a price equal to the lowest trading price for our common stock during the 25 trading days preceding any conversion;

•	Conversions are limited so that no conversion may be made to the extent that, following a conversion, the beneficial ownership of GHS and its affiliates would be more than 4.99% of our outstanding shares of common stock;

•	The Series B Preferred Stock is entitled to receive dividends at an annual rate of 12% on the stated value thereof, payable quarterly;

•	At our option, dividend payments may be made in cash or by the issuance of additional shares of Preferred Stock, valued at the stated value ($1,200 per share) thereof;

•	The Series B Preferred Stock may, at our option, be redeemed by our payment of the stated value thereof with the following premiums based on the time of the redemption:

o	115% of the stated value if the redemption takes place within 90 days of issuance;

o	120% of the stated value if the redemption takes place after 90 days and within 120 days of issuance;

o	125% of the stated value if the redemption takes place after 120 days and within 180 days of issuance; and

o	each share of Preferred Stock is redeemed one year from the day of issuance.

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•	The Series B Preferred Stock will vote together with our common stock on an as-converted basis on all matters submitted to a vote of our shareholders, but not in excess of the 4.99% conversion limitation;

•	Holders of the Series B Preferred Stock are entitled to “piggy-back” registration rights, and may, at their option, include the shares of common stock issuable upon conversion of the Series B Preferred Stock in any future registration statement to be filed by us;

•	If we fails to timely deliver the required shares of common stock upon a conversion of the Series B Preferred Stock, or if we otherwise breach the material covenants of the COD, we will incur significant financial penalties, including, but not limited to, the payment of liquidated damages and the forced redemption of the Series B Preferred Stock at the sum of (a) the greater of (i) 135% of the stated value and (ii) the product of (y) the VWAP on the trading day immediately preceding the date of the triggering event, multiplied by (z) the stated value divided by the then applicable conversion price (b) all accrued but unpaid dividends and (c) all liquidated damages, late fees, and other costs and expenses due (the sum of (a), (b), and (c), the “Triggering Redemption Amount”). The holder may also (i) redeem all of the Series B Preferred Stock through the issuance of shares of common stock equal to the quotient of (x) the Triggering Redemption Amount, divided by (y) the lowest of (1) the conversion price, and (2) 75% of the average of the 10 VWAPs immediately prior to the date of election, and (ii) increase the dividend rate on all of the outstanding Preferred Stock held by the holder retroactively to the initial closing date to 18% per annum thereafter.

Under additional covenants set forth in the COD, holders of the Series B Preferred Stock enjoy certain other rights, including:

•	The right to have the conversion price adjusted downward to match the conversion price of any newly-issued variable price convertible security with a conversion price more favorable than that set forth in the COD;

•	The right to participate in any future rights offerings; and

•	The right to participate in any future financings we may conduct.

The summary of the rights, privileges and preferences of the Series B Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which included as an exhibit to this Prospectus.

Convertible Debt and Warrants

January 2018 Convertible Note and Warrants

On January 18, 2018, the Board of Directors of the Company approved a non-public offering of up to $1,000,000 aggregate principal amount of its 12% Senior Secured Convertible Notes. The notes are convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.65 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The notes bear interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The notes mature January 15, 2020.

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The notes are governed by a Securities Purchase Agreement and are secured by all the assets of the Company pursuant to a Security and Pledge Agreement. In addition to the issuance of the notes in the offering, the Company’s Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of the Company’s common stock for 50% of the number of shares of common stock issuable upon conversion of each note. Each warrant is immediately exercisable at $0.75 per share, contains certain anti-dilution down-round features and expires on January 15, 2023. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%.

On January 22, 2018, the Company entered into a SPA and Security and Pledge Agreement with its first investor in the offering and issued a note to the investor in the principal amount of $500,000. Subscription funds were received by the Company from the investor on February 7, 2018. In addition to the note, the Company issued to the investor 384,615 warrants.

On March 7, 2019, the Board of Directors of the Company approved Amendment No. 1 to the 12% Senior Secured Convertible Promissory Note and the Warrant Agreement, each issued January 22, 2018, respectively, to the note holder. The amendments (i) extend the maturity date of the note to March 1, 2021 and extend the term of the warrants to March 6, 2024, (ii) lower the conversion price of the note and the exercise price of the warrants to $0.20 and $0.30, respectively, and (iii) add an adjustment to the conversion and exercise price of the note and warrants, respectively, in the event the Company does not achieve certain milestones during calendar 2019.

On January 1, 2020, the Company failed to achieve certain milestones during calendar 2019 and, as such, the conversion/exercise prices of the note and warrants were adjusted to $0.10 and $0.15, respectively.

Effective January 15, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the principal was increased by 20%, or $100,000, and the Company was required to issue an additional 384,615 warrants at the then effective exercise price of $0.15 per share.

As of September 30, 2020, the Company has accrued interest related to this note of $67,676. For the three and nine months ended September 30, 2020, the Company also amortized to interest expense $3,032 and $9,029 of the discount, respectively.

The unpaid principal balance of the note is $600,000 as of September 30, 2020, which includes the default penalty noted above, and the remaining unamortized discount is $5,009.

January 2019 Convertible Note and Warrants

On January 22, 2019, the Company entered into a Securities Purchase Agreement and Security and Pledge Agreement with a single investor and issued a Secured Convertible Promissory Note to the investor in the principal amount of $55,000. In addition to the note, the Company issued to the investor 36,667 warrants. Each warrant is immediately exercisable at $0.75 per share, contains certain anti-dilution down-round features and expires on January 22, 2024. If the Company ever defaults on the loan, the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%.

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The unpaid principal balance of the note and accrued interest is $55,000 and $4,648, respectively, as of September 30, 2020, and the remaining unamortized discount is $0. For the three and nine months ended September 30, 2020, the Company amortized to interest expense $194 from the amortization of the discount. This note and accrued interest is due to a related party. On June 12, 2020, this note was amended to extend the maturity date to January 22, 2021, and all events of default were waived.

March 2019 Convertible Note and Warrants

On March 7, 2019, the Board of Directors of the Company approved a non-public offering of up to $500,000 aggregate principal amount of its 12% Senior Secured Convertible Notes. The notes are convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.20 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The notes bear interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The notes mature March 1, 2021. The conversion price of the notes is also subject to adjustments if the Company does not achieve certain milestones during the calendar year 2019.

The notes are governed by a Securities Purchase Agreement and are secured by all the assets of the Company pursuant to a Security and Pledge Agreement. Funding is subject to the occurrence of certain milestones, as stated in the SPA. In addition to the issuance of the notes in the offering, the Company’s Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of the Company’s common stock for 50% of the number of shares of common stock issuable upon conversion of each note. Each warrant is immediately exercisable at $0.30 per share and expires five years from the issuance date. The exercise price of the warrants is also subject to adjustments if the Company does not achieve certain milestones during the calendar year 2019.

On March 6, 2019, the Company entered into SPAs and Security and Pledge Agreements with its first two investors in the offering and issued notes to the investors in the aggregate principal amount of $100,000. Subscription funds were received by the Company from the investors on March 6, 2019. In addition to the notes, the Company issued to the investors an aggregate of 250,000 warrants. Each warrant is immediately exercisable at $0.30 per share, contains certain anti-dilution down-round features and expires on March 6, 2024. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%.

On January 1, 2020, the Company failed to achieve certain milestones during calendar 2019 and, as such, the conversion/exercise prices of the note and warrants were adjusted to $0.10 and $0.15, respectively.

Effective January 15, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the principal was increased by 20%, or $20,000, in aggregate, and the Company was required to issue an additional 250,000 warrants at the then effective exercise price of $0.15 per share. During the quarter ended March 31, 2020, the exercise price of the warrants was further adjusted to $0.00084 as a result of the down-round features being triggered. As of September 30, 2020, the unpaid principal balance of the notes is $120,000, which includes the default penalty noted above, accrued interest is $13,535 and the balance of the unamortized discount is $0. For the three and nine months ended September 30, 2020, the Company also amortized to interest expense $2,037 from the amortization of the discount.

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August 2019 Convertible Note and Warrants

On August 2, 2019, the Company entered into a Securities Purchase Agreement with an investor for the purchase of a 12% Secured Convertible Note in the principal amount of up to $125,000. The note is convertible, in whole or in part, into shares of the Company’s common stock, at any time at a rate of $0.08 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The note bears interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The note matures August 2, 2021. $75,000, $25,000, and $25,000 subscription funds were received by the Company from the investor on August 2, 2019, September 6, 2019, and October 16, 2019, respectively. In addition to the note, the Company issued to the investor an aggregate of 781,250 warrants.

Effective January 30, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the Company was required to issue an additional 781,250 warrants at the then effective exercise price of $0.12 per share. During the quarter ended March 31, 2020, the exercise price of the warrants was adjusted to $0.00084 as a result of the down-round features being triggered. As of September 30, 2020, the unpaid principal balance of the notes is $125,000. As of September 30, 2020, the unpaid principal balance of the notes is $125,000, the accrued interest is $14,909 and the balance of the unamortized discount is $47,311. For the three and nine months ended September 30, 2020, the Company amortized to interest expense $13,207 and $39,335 from the amortization of the discount, respectively. This note is payable to a related party.

July 2020 Convertible Notes

In connection with entering into the Equity Financing Agreement, on July 29, 2020, the Company issued to GHS a Convertible Promissory Note in the principal amount of $100,000 (the “$100k Note”). The $100k Note matures on April 29, 2021 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the $100k Note at 10% per annum based on a 360-day year. The $100k Note is convertible at any time, upon the election of GHS, into shares of the Company’s Common Stock at $0.01 per share. The $100k Note is subject to various “Events of Default,” which are disclosed in the $100k Note. Upon the occurrence of an uncured “Event of Default,” the $100k Note will become immediately due and payable and will be subject to penalties and adjustments to the conversion price (the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined in the $100k Note) (representing a discount rate of 30%). Upon the issuance of the $100k Note, the Company has agreed to reserve one times the amount of shares of Common Stock into which the $100k Note is convertible and, 101 days from the issuance of the $100k Note, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the $100k Note is convertible. Within three Trading Days (as defined in the $100k Note) of the sale by GHS of all of the Common Stock issued upon the conversion of the $100k Note, the Company is required to issue to GHS an amount of shares of Common Stock priced at the lowest traded price for the relevant Trading Day, which represents the difference between $130,000 and the net proceeds to GHS from the sale of aggregate Common Stock issued upon the conversion of the $100k Note.

In connection with entering into the Equity Financing Agreement, on July 29, 2020, the Company issued to GHS a Convertible Promissory Note in the principal amount of $75,000 (the “$75k Note”). The $75k Note matures on April 29, 2021 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the $75k Note at 10% per annum based on a 360-day year. The $75k Note is convertible at any time, upon the election of GHS, into shares of the Company’s Common Stock at $0.0099 per share. The $75k Note is subject to various “Events of Default,” which are disclosed in the $75k Note. Upon the occurrence of an uncured “Event of Default,” the $75k Note will become immediately due and payable and will be subject to penalties and adjustments to the conversion price (the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined in the $75k Note) (representing a discount rate of 30%). Upon the issuance of the $75k Note, the Company has agreed to reserve one times the amount of shares of Common Stock into which the $75k Note is convertible and, 101 days from the issuance of the $75k Note, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the $75k Note is convertible.

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As of September 30, 2020, the unpaid principal balance of these notes is $175,000, and the accrued interest is $3,021.

The following outstanding common stock equivalents have been excluded from diluted net loss per common share for the three and nine months ended September 30, 2020 and 2019 because their inclusion would be anti-dilutive:

	As of September 30,
	2020	2019
Warrants to purchase common stock	2,868,397	1,471,282
Potentially issuable shares related to convertible notes payable	276,882,256	4,337,525
Potentially issuable vested shares to directors and officers	2,869,000	1,319,000
Potentially issuable unvested shares to officers	4,400,000	6,150,000
Total anti-dilutive common stock equivalents	287,019,653	13,227,807

The following table summarizes the outstanding balance of convertible notes payable, interest and conversion rates as of September 30, 2020 and December 31, 2019.

	September 30, 2020	December 31, 2019

Convertible note payable to an investor with interest at 12% per annum, convertible at any time into shares of common stock at $0.10 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2021. The note is secured by substantially all the assets of the Company.	$600,000	$500,000

Convertible note payable to an investor with interest at 5% per annum, convertible at any time into shares of common stock at $0.00084 per share. Interest is payable annually with the balance of principal and interest due on maturity on March 1, 2021. The note is secured by substantially all the assets of the Company.	55,000	55,000

Convertible note payable to an investor with interest at 12% per annum. $10,000 of the principal is currently convertible into shares of common stock at $0.01 per share, with remaining principal and interest convertible into shares of common stock at $0.10 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2021. The note is secured by substantially all the assets of the Company.	60,000	50,000

Convertible note payable to an investor with interest at 12% per annum. $10,000 of the principal is currently convertible into shares of common stock at $0.01 per share, with remaining principal and interest convertible into shares of common stock at $0.10 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2021. The note is secured by substantially all the assets of the Company.	60,000	50,000

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Convertible note payable to a related party with interest at 12% per annum, convertible at any time into shares of common stock at $0.00084 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on August 2, 2021. The note is secured by substantially all the assets of the Company.	125,000	125,000

Convertible note payable to an investor with interest at 10% per annum, convertible after 180 days from issuance into shares of common stock at $0.20 per share, or 60% of the lowest market price in the preceding 25 days upon an event of default. Principal and interest due on maturity on March 6, 2020.	–	35,000

Convertible note payable to an investor with interest at 10% per annum, convertible at any time into shares of common stock at $0.01 per share. Principal and interest due on maturity on April 29, 2021.	100,000	–

Convertible note payable to an investor with interest at 10% per annum, convertible at any time into shares of common stock at $0.0099 per share. Note was issued as payment for future fees to be incurred under the related Equity Financing Agreement. Principal and interest due on maturity on April 29, 2021.	75,000	–

	1,075,000	815,000
Less unamortized discount	(51,576)	(108,492)
Net balance	1,023,424	706,508
Less current portion	(1,023,424)	(706,508)
	$–	$–

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On January 16, 2018, Pritchett Siler & Hardy, P.C. (“Pritchett Siler & Hardy”), resigned as principal accountant of IIOT-OXYS, Inc., a Nevada corporation (the “Company”) due to an acquisition of Pritchett Siler & Hardy by Haynie & Company, Salt Lake City, Utah (“Haynie”). On January 16, 2018 the Company engaged Haynie as the Company’s principal accountant for the Company’s fiscal year ended December 31, 2017. The decision to appoint Haynie as the Company’s principal accountant was approved by the Company’s Board of Directors.

Due to the fact that Pritchett Siler & Hardy was appointed as the Company’s principal accountant on August 8, 2017, Pritchett Siler & Hardy did not issue any reports on the Company’s financial statements for either of the past two years.

There were no disagreements between the Company and Pritchett Siler & Hardy, for the two most recent fiscal years and any subsequent interim period through January 16, 2018 (date of resignation) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Pritchett Siler & Hardy, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Pritchett Siler & Hardy has not advised the Company that:

1)	internal controls necessary to develop reliable financial statements did not exist; or

2)	information has come to the attention of Pritchett Siler & Hardy which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

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3)	the scope of the audit should be expanded significantly, or information has come to the attention of Pritchett Siler & Hardy that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2017.

On January 16, 2018, the Company engaged Haynie as its principal accountant to audit the Company’s financial statements as successor to Pritchett Siler & Hardy. During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with Haynie regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Haynie provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted Haynie on any matter that was the subject of a disagreement or a reportable event.

LEGAL MATTERS

The legality of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for us by Business Legal Advisors, LLC, Draper, Utah.

EXPERTS

The financial statements of IIOT-OXYS, Inc. as of December 31, 2019, and 2018, which includes an explanatory paragraph relating to its ability to continue as a going concern, included in this Prospectus have been audited by Hayne & Company, an independent auditor, as stated in their reports appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act (SEC File No. 333-_________) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of IIOT-OXYS, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our Prospectus. You may read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

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IIOT-OXYS, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is February 9, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$84.87
Transfer/Edgar Agent Fees	1,000.00
Accounting Fees and Expenses	3,500.00
Legal Fees	4,000.00
Estimated Miscellaneous	1,415.13
Total	$10,000.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

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Section 9.01 of our Bylaws provides that we will indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time hereafter as a director or officer of the Company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his or her having heretofore or hereafter been a director officer of the Company or by reason of any action alleged to have heretofore or hereafter been taken or admitted to have been taken by him or her as such director or officer and shall reimburse each such persons for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits or claims as provided for under the laws of the state of Nevada; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Casey Settlement

On March 7, 2019, our Board of Directors approved the Settlement Agreement dated effective October 5, 2018 with Adam Casey (the “Casey Agreement”) pursuant to which we agreed to issue to Mr. Casey 65,000 shares of our Common Stock (the “Casey Shares”) in exchange for payment, in full, for consulting services provided by Mr. Casey to us in 2018. Mr. Casey delivered appropriate investment representations with respect to the shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Mr. Casey did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Casey was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

Draco Financial Consulting Agreement

On March 7, 2019, our Board of Directors approved the Financial Consulting Agreement dated effective March 4, 2019 with Draco Financial LLC, a Florida limited liability company (“Draco”) pursuant to which we agreed to issue to Draco 500,000 shares of our Common Stock in exchange for consulting services provided by Draco to us. Draco delivered appropriate investment representations with respect to the shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Draco did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Draco was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

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March 2019 12% Senior Secured Convertible Notes Offering

On March 7, 2019, our Board of Directors approved a non-public offering of up to $500,000 aggregate principal amount of our 12% Senior Secured Convertible Notes. The notes are convertible, in whole or in part, into shares of our Common Stock, at any time at a rate of $0.20 per share with fractions rounded up to the nearest whole share, unless paid in cash at our election. The notes bear interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The notes mature March 1, 2021. The conversion price of the notes is also subject to adjustments if we do not achieve certain milestones during the calendar year 2019.

The notes are governed by a Securities Purchase Agreement and are secured by all the assets of the Company pursuant to a Security and Pledge Agreement. Funding is subject to the occurrence of certain milestones, as stated in the SPA. In addition to the issuance of the notes in the offering, our Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of our Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of each note. Each warrant is immediately exercisable at $0.30 per share and expires five years from the issuance date.

On March 6, 2019, we entered into SPAs and Security and Pledge Agreements with our first two investors in the offering and issued notes to the investors in the aggregate principal amount of $100,000. Subscription funds were received by us from the investors on March 6, 2019. In addition to the note, we issued to the investors an aggregate of 250,000 warrants.

Each of the investors each delivered appropriate investment representations with respect to the notes and the warrants and consented to the imposition of restrictive legends upon the stock certificates representing the notes, the warrants, and the conversion shares. Each of the investors did not enter into their respective transactions with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each the investors was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The notes and the warrants were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering.

Uptick Capital LLC Issuance

On January 10, 2019, we entered into a Strategic Advisory Agreement with Uptick Capital LLC (“Uptick”). In consideration of receipt of the services from Uptick pursuant to the agreement, we issued an aggregate of 1,646,541 shares of Common Stock to Uptick.

Uptick delivered to the Company appropriate investment representations with respect to the shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Uptick did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Uptick was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

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Cambridge Medspace, LLC 5% Senior Secured Convertible Note

On January 22, 2019, we entered into a Securities Purchase Agreement with Cambridge MedSpace, LLC, a Massachusetts limited liability company (the “Cambridge”), for the purchase of a 5% Secured Convertible Note in the principal amount of $55,000. In addition to the issuance of the note, we issued to Cambridge warrants to purchase one share of our Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of the note.

Cambridge delivered to the Company appropriate investment representations with respect to the note and warrants and consented to the imposition of restrictive legends upon the note, the warrant, and the shares underlying the exercise of the warrants. Cambridge did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Cambridge was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The note and the warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the note and the warrants.

August 2019 12% Convertible Note Offering

On August 2, 2019, we entered into a Securities Purchase Agreement with Vidhyadhar Mitta, a director of the Company for the purchase of a 12% Secured Convertible Note in the principal amount of up to $125,000. On August 2, 2019, the first closing of the note occurred pursuant to which the Company received $75,000. On September 6, 2019, the second closing occurred pursuant to which we received $25,000. On October 16, 2019, the third closing occurred pursuant to which we received $25,000. In addition to the issuance of the note, we issued to Mr. Mitta warrants to purchase one share of the Company’s Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of the funds received in the first closing.

Mr. Mitta delivered to the Company appropriate investment representations with respect to the note and warrants and consented to the imposition of restrictive legends upon the note, the warrant, and the shares underlying the exercise of the warrants. Mr. Mitta did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Mitta was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The note and the warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the note and the warrants.

CEO Plan Issuance

On June 4, 2019 and June 4, 2020, 560,000 and 1,000,000 shares of Common Stock, respectively, were issued to Mr. Emmons, our CEO. The shares were awarded under our 2019 Stock Incentive Plan.

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Mr. Emmons delivered to the Company appropriate investment representations with respect to the shares and consented to the imposition of a restrictive legend upon the shares. Mr. Emmons did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Emmons was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

CTO Plan Issuance

On April 23, 2019 and April 23, 2020, 300,000 and 600,000 shares of Common Stock, respectively, were issued to Mr. Coufal, our Chief Technology Officer. The shares were awarded under our 2017 Stock Incentive Plan.

Mr. Coufal delivered to the Company appropriate investment representations with respect to the shares and consented to the imposition of a restrictive legend upon the shares. Mr. Coufal did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Coufal was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

COO Plan Issuance

On October 1, 2019 and October 1, 2020, 409,000 and 800,000 shares of Common Stock, respectively, were issued to Ms. McNemar, our Chief Operating Officer. The shares were awarded under our 2017 Stock Incentive Plan.

Ms. McNemar delivered to the Company appropriate investment representations with respect to the shares and consented to the imposition of a restrictive legend upon the shares. Ms. McNemar did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Ms. McNemar was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

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August 2019 Convertible Note Offering

On August 29, 2019, we entered into a Securities Purchase Agreement with Crown Bridge Partners, LLC, a New York limited liability company, for the purchase of a Convertible Promissory Note in the principal amount of up to $105,000. On September 6, 2019, the first closing of the note occurred pursuant to which we paid a purchase price of $35,000. On May 20, 2020, the second closing of the note occurred pursuant to which we paid a purchase price of $35,000 and received gross proceeds of $29,300. In addition to the issuance of the note, we issued to the lender warrants to purchase one share of our Common Stock for 100% of the number of shares of Common Stock issuable upon conversion of the funds received in any closing.

The lender delivered to the Company appropriate investment representations with respect to the note and the warrants and consented to the imposition of a restrictive legend upon the note, the note conversion shares, the warrants, and the warrant conversion shares. The lender did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The lender was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. An aggregate of $1,400 were paid to J.H. Darbie & Co. as commissions.

SmallCapVoice.com Issuance

On September 6, 2019, we entered into a Financial Public Relations Agreement with SmallCapVoice.com (“SmallCapVoice”). In consideration of receipt of the services from SmallCapVoice pursuant to the agreement, on September 6, 2019, we issued 25,000 shares of Common Stock to SmallCapVoice. SmallCapVoice delivered to the Company appropriate investment representations with respect to the shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares. SmallCapVoice did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. SmallCapVoice was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

Burck Issuance

On July 1, 2019, we issued 50,000 shares of Common Stock to Sam Burck pursuant to the Consulting Agreement dated effective July 1, 2018, as amended, between the Company and Mr. Burck. Mr. Burck delivered to the Company appropriate investment representations with respect to the shares and consented to the imposition of a restrictive legend upon the shares. Mr. Burck did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Burck was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

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Martin Issuance

On July 12, 2019, we issued 25,000 shares of Common Stock to Stephen Mario Martin as a bonus. Mr. Martin delivered to the Company appropriate investment representations with respect to the shares and consented to the imposition of a restrictive legend upon the shares. Mr. Martin did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Martin was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the shares.

$100,000 and $75,000 Convertible Promissory Notes

On July 29, 2020, we issued to GHS a Convertible Promissory Note in the principal amount of $100,000 (the “100k Note”) and a Convertible Promissory Note in the principal amount of $75,000 (the “75k Note”). GHS delivered to the Company appropriate investment representations with respect to the $100k Note and the $75k Note (as defined below) and consented to the imposition of a restrictive legend upon the $100k Note and the $75k Note and the note conversion shares. GHS did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. GHS was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Selling commissions in the amount of $2,000 were paid to J.H. Darbie & Co.

Share Exchange and Series A Preferred Stock Issuance

On November 9, 2020, our Board of Directors (with Mr. Mitta abstaining) approved the award of 1,000,000 shares of our Common Stock to Mr. Mitta for services rendered to us in his capacity as a director since his appointment.

As of November 9, 2020, we entered into a Share Exchange Agreements (the “Exchange Agreements”) with Mr. Emmons, Mr. Mitta, and Ms. McNemar. Pursuant to the Exchange Agreements:

•	the Company agreed to sell Mr. Emmons 7,800 shares of “Series A Supervoting Preferred Stock” (as defined below) upon the filing of the Certificate of Designation (as defined below) in exchange for 780,000 unissued, vested shares of the Company’s Common Stock;

•	the Company agreed to sell Mr. Mitta 12,000 shares of “Series A Supervoting Preferred Stock” (as defined below) upon the filing of the Certificate of Designation (as defined below) in exchange for 1,000,000 unissued, awarded shares of the Company’s Common Stock and $168 in accrued and unpaid interest pursuant to a note issued to Mr. Mitta; and

•	the Company agreed to sell Ms. McNemar 6,045 shares of “Series A Supervoting Preferred Stock” (as defined below) upon the filing of the Certificate of Designation (as defined below) in exchange for 604,500 unissued, vested shares of the Company’s Common Stock.

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The sale of the Series A Supervoting Preferred Stock and the issuance of the shares to Mr. Mitta was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of the Securities Act. We did not pay any commissions or finder’s fees in connection with the sale to Messrs. Emmons and Mitta and Ms. McNemar.

Preferred Equity Financing with GHS Investments, LLC

On November 19, 2020, pursuant to the terms of a Securities Purchase Agreement dated November 16, 2020, we entered into a preferred equity financing agreement with GHS in the amount of up to $600,000. The SPA provides for GHS’s purchase, from time to time, of up to 600 shares of our newly-designated Series B Convertible Preferred Stock. The initial closing under the SPA consisted of 45 shares of preferred stock, stated value $1,200 per share, issued to GHS for an initial purchase price of $45,000, or $1,000 per share. In connection with the initial closing in the amount of 45 shares of Preferred Stock, we issued an additional 25 shares of preferred stock to GHS as a commitment fee. On December 16, 2020, GHS purchased 85 shares of preferred stock for gross proceeds of $85,000.

This sales were exempt under Rule 506(b) under Regulation D of the Securities Act. GHS is an “accredited investor” as defined in Rule 501 under the Securities Act. The Company did not engage in any general solicitation or advertising in connection with the issuance of the preferred stock. Selling commissions in the amount of $2,600 were paid to J.H. Darbie & Co.

EXHIBIT INDEX

The following exhibits are included with this report:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
2.1 & 10.1	Securities Exchange Agreement dated March 16, 2017, by and among Gotham Capital Holdings, Inc., OXYS Corp. and the Shareholders of OXYS Corp.	8-K	000-50773	2.1	8/3/17
2.2 & 10.2	Agreement and Plan of Merger dated July 10, 2017	8-K	000-50773	2.1	11/1/17
2.3 & 10.3	Securities Exchange Agreement dated December 14, 2017, with HereLab, Inc.	8-K	000-50773	2.1	12/19/17
3.1	Nevada Articles of Incorporation for IIOT-OXYS, Inc.	8-K	000-50773	3.1	11/1/17
3.2	Bylaws for IIOT-OXYS, Inc.	8-K	000-50773	3.2	11/1/17
3.3	Nevada Articles of Merger dated July 14, 2017	8-K	000-50773	3.3	11/1/17
3.4	New Jersey Certificate of Merger dated October 26, 2017	8-K	000-50773	3.4	11/1/17
3.5	Articles of Exchange	8-K	000-50773	2.1	1/12/18
3.6	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State effective January 18, 2021	8-K	000-50773	3.1	1/19/21
3.7	Certificate of Designation for Series B Convertible Preferred Stock	8-K	000-50773	3.1	11/24/20

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3.8	Certificate of Designation filed with the Nevada Secretary of State on July 2, 2020	8-K	000-50773	3.1	11/13/20
3.9	Certificate of Designation filed with the Nevada Secretary of State on November 9, 2020	8-K	000-50773	3.2	11/13/20
4.1 & 10.4	2017 Stock Incentive Plan	8-K	000-50773	4.1	12/19/17
4.2 & 10.5	2019 Stock Incentive Plan	8-K	000-50773	4.1	3/12/19
5.1	Legal Opinion of Business Legal Advisors, LLC					X
10.6	Non-Exclusive Patent License Agreement with MIT dated February 5, 2018	10-K	000-50773	10.7	4/17/18
10.7	Form of 12% Senior Secured Convertible Note	8-K	000-50773	99.1	2/13/18
10.8	Form of Securities Purchase Agreement	8-K	000-50773	99.2	2/13/18
10.9	Form of Security and Pledge Agreement	8-K	000-50773	99.3	2/13/18
10.10	Form of Warrant	8-K	000-50773	99.4	2/13/18
10.11	Amendment No. 1 to the 12% Senior Secured Convertible Promissory Note Issued to Sergey Gogin on January 22, 2018	8-K	000-50773	99.3	3/12/19
10.12	Amendment No. 1 to the Warrant Agreement Issued to Sergey Gogin on January 22, 2018	8-K	000-50773	99.4	3/12/19
10.13	Form of 12% Senior Secured Convertible Note	8-K	000-50773	99.5	3/12/19
10.14	Form of Securities Purchase Agreement	8-K	000-50773	99.6	3/12/19
10.15	Form of Security and Pledge Agreement	8-K	000-50773	99.7	3/12/19
10.16	Form of Warrant	8-K	000-50773	99.8	3/12/19
10.17	Amended and Restated Consulting Agreement with Antony Coufal dated effective April 23, 2018	8-K	000-50773	99.11	3/12/19
10.18	Consulting Agreement with Clifford Emmons dated effective June 4, 2018	8-K	000-50773	99.9	3/12/19
10.19	Consulting Agreement with Karen McNemar dated effective October 1, 2018	8-K	000-50773	99.10	3/12/19
10.20	Amendment No. 1 to the Consulting Agreement with Karen McNemar dated October 5, 2018	8-K	000-50773	99.1	10/11/18
10.21	Financial Consulting Agreement with Draco Financial LLC dated effective March 4, 2019	8-K	000-50773	99.2	3/12/19
10.22	Securities Purchase Agreement with Cambridge MedSpace, LLC dated January 22, 2019	8-K	000-50773	99.1	1/23/19
10.23	5% Convertible Secured Note with Cambridge MedSpace, LLC dated January 22, 2019	8-K	000-50773	99.2	1/23/19
10.24	Security Agreement with Cambridge MedSpace, LLC dated January 22, 2019	8-K	000-50773	99.3	1/23/19
10.25	Warrant Agreement with Cambridge MedSpace, LLC dated January 22, 2019	8-K	000-50773	99.4	1/23/19
10.26	Strategic Advisory Agreement with Uptick Capital LLC dated January 10, 2019	8-K	000-50773	99.1	1/14/19
10.27	Securities Purchase Agreement with Vidhyadhar Mitta dated August 2, 2019	8-K	000-50773	99.1	8/8/19

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10.28	12% Convertible Secured Note with Vidhyadhar Mitta dated August 2, 2019	8-K	000-50773	99.2	8/8/19
10.29	Security Agreement with Vidhyadhar Mitta dated August 2, 2019	8-K	000-50773	99.3	8/8/19
10.30	Warrant Agreement with Vidhyadhar Mitta dated August 2, 2019	8-K	000-50773	99.4	8/8/19
10.31	Warrant Agreement with Vidhyadhar Mitta dated September 6, 2019	10-K	000-50773	10.31	6/23/20
10.32	Warrant Agreement with Vidhyadhar Mitta dated October 16, 2019	10-K	000-50773	10.32	6/23/20
10.33	Advisory Agreement with ThinkEquity dated August 7, 2019	8-K	000-50773	99.5	8/8/19
10.34	Securities Purchase Agreement with Crown Bridge Partners, LLC dated August 29, 2019	8-K	000-50773	99.1	9/10/19
10.35	12% Convertible Secured Note with Crown Bridge Partners, LLC dated August 29, 2019	8-K	000-50773	99.2	9/10/19
10.36	Warrant Agreement with Crown Bridge Partners, LLC dated August 29, 2019	8-K	000-50773	99.3	9/10/19
10.37	Financial Public Relations Agreement dated September 6, 2019 with SmallCapVoice.com	8-K	000-50773	99.4	9/10/19
10.38	Equity Financing Agreement between IIOT-OXYS, Inc. and GHS Investments LLC dated as of July 29, 2020	8-K	000-50773	99.1	8/3/20
10.39	Registration Rights Agreement between IIOT-OXYS, Inc. and GHS Investments LLC dated as of July 29, 2020	8-K	000-50773	99.2	8/3/20
10.40	$100,000 Convertible Promissory Note dated July 29, 2020 issued to GHS Investments LLC	8-K	000-50773	99.3	8/3/20
10.41	$75,000 Convertible Promissory Note dated July 29, 2020 issued to GHS Investments LLC	8-K	000-50773	99.4	8/3/20
10.42	Collaboration Agreement effective March 18, 2020 with Aingura IIoT, S.L.	10-Q	000-50773	10.1	8/19/20
10.43	Finder’s Fee Agreement with J.H. Darbie & Co., Inc. dated May 18, 2020	10-Q	000-50773	10.1	9/14/20
10.44	Common Stock Purchase Warrant dated May 20, 2020	10-Q	000-50773	10.2	9/14/20
10.45	Debt Forgiveness Agreement with Clifford L. Emmons effective as of December 31, 2019	10-Q	000-50773	10.3	9/14/20
10.46	Debt Forgiveness Agreement with Karen McNemar effective as of December 31, 2019	10-Q	000-50773	10.4	9/14/20
10.47	Debt Forgiveness Agreement with Antony Coufal effective as of December 31, 2019	10-Q	000-50773	10.5	9/14/20

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10.48	Amendment to Consulting Agreement with Clifford L. Emmons dated June 12, 2020	10-Q	000-50773	10.6	9/14/20
10.49	Amendment to Consulting Agreement with Karen McNemar dated June 12, 2020	10-Q	000-50773	10.7	9/14/20
10.50	Amendment to Consulting Agreement with Antony Coufal dated June 12, 2020	10-Q	000-50773	10.8	9/14/20
10.51	Amendment No. 1 to the 5% Secured Promissory Note with Cambridge MedSpace, LLC	10-Q	000-50773	10.9	9/14/20
10.52	Securities Purchase Agreement dated November 16, 2020 with GHS Investments, LLC					X
10.53	Settlement and Mutual Release Agreement dated July 29, 2020	10-Q	000-50773	10.1	11/16/20
10.54	Amendment No. 1 to Senior Secured Convertible Promissory Note with Catalytic Capital LLC	10-Q	000-50773	10.2	11/16/20
10.54	Amendment No. 1 to Senior Secured Convertible Promissory Note with YVSGRAMORAH LLC	10-Q	000-50773	10.3	11/16/20
10.55	Exchange Agreement Dated November 9, 2020 with Clifford L. Emmons					X
10.56	Exchange Agreement Dated November 9, 2020 with Vidhyadhar Mitta					X
10.57	Exchange Agreement Dated November 9, 2020 with Karen McNemar					X
14.1	Code of Ethics	10-K	000-50773	14.1	4/17/18
16.1	Letter from Pritchett Siler & Hardy, P.C. Dated January 19, 2018 Regarding Change in Certifying Accountant	8-K	000-50773	16.1	1/19/18
21.1	List of Subsidiaries	10-K	000-50773	21.1	4/17/18
23.1	Consent of Haynie & Company, independent registered public accounting firm					X
23.2	Consent of Attorney (included in Exhibit 5.1)					X

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in Cambridge, Massachusetts on February 9, 2021.

IIOT-OXYS, INC.

By:	/s/ Clifford L. Emmons
Clifford L. Emmons
Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)
Date:	February 9 2021

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Director
Date:	February 9, 2021

By:	/s/ Vidhyadhar Mitta
Vidhyadhar Mitta, Director
Date:	February 9, 2021

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